Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-154831

                        PROSPECTUS DATED JANUARY 7, 2010

                        AMERICAN CHURCH MORTGAGE COMPANY

              $20,000,000 of Series C Secured Investor Certificates

                                   ----------

      American Church Mortgage Company has operated as a real estate investment trust, or "REIT." We make mortgage loans to churches and other non-profit religious organizations. We also purchase mortgage-secured bonds issued by such organizations.

      We are offering our Series C Secured Investors Certificates.

      Best efforts offering. The underwriters are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered.

      We may offer new certificates with the following maturities: four (4), five (5), six (6), seven (7), thirteen (13) to twenty (20) years. Depending on our capital needs, certificates with certain terms may not always be available. We will periodically establish and may change interest rates on the unsold certificates offered in this prospectus. Current interest rates can be found in the "Description of the Certificates" section of this prospectus. Investors are advised to check for prospectus supplements as interest rates are subject to change. However, once a certificate is sold, its interest rate will not change during its term.

      The certificates are non-negotiable and may be transferred only in limited circumstances with the consent of our advisor. There is no public market for the certificates. The certificates will not be listed on any securities exchange or NASDAQ. Our investors may have difficulty selling certificates.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The certificates are not certificates of deposit or similar obligations and are not guaranteed by the FDIC or any other governmental fund or private entity. Investing in certificates involves risks and conflicts of interest. See "Risk Factors" beginning on p. 10 and "Conflicts of Interest" beginning on p.
21. Those risks include the following:

      o If we fail to maintain our REIT status, we will be taxed as a corporation, which could adversely affect our ability to make interest payments to holders of certificates.

      o We have conflicts of interest with the underwriter and our advisor, which are under common control.

      o You may have difficulty selling your certificates because there is no public market and our advisor must approve all transfers of certificates.

      o Our mortgages and bonds are secured by church property, which is typically limited purpose collateral.

      The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

====================================================================================================
                                                             Selling Commission and
Series C Secured Investor Certificates   Price to Public      Offering Expenses (2)   Proceeds to Us
----------------------------------------------------------------------------------------------------
Minimum Purchase                           $     1,000 (1)          $  46.00           $        954
----------------------------------------------------------------------------------------------------
Total                                      $20,000,000              $920,000           $ 19,080,000
====================================================================================================

(1)   Certificates may be purchased in any multiple of $1,000.

(2) Assumes the sale of all certificates offered hereby, of which there can be no assurance. Estimated for purposes of this table based on a 2.75% underwriter's commission, a .75% underwriter's management fee, a $120,000 non-accountable expense fee payable to the underwriter, and $100,000 in other offering expenses.

                         AMERICAN INVESTORS GROUP, INC.
                              Minnetonka, Minnesota

                                 January 7, 2010

                                Table of Contents

PROSPECTUS SUMMARY .........................................................   3
RISK FACTORS ...............................................................   9
WHO MAY INVEST .............................................................  16
USE OF PROCEEDS ............................................................  17
COMPENSATION TO ADVISOR AND AFFILIATES .....................................  18
CONFLICTS OF INTEREST ......................................................  20
DISTRIBUTIONS ..............................................................  22
CAPITALIZATION .............................................................  24
SELECTED FINANCIAL DATA ....................................................  25
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS ...................................................  26
OUR BUSINESS ...............................................................  32
MANAGEMENT .................................................................  48
EXECUTIVE COMPENSATION AND EQUITY COMPENSATION PLANS; DIRECTOR
   COMPENSATION ............................................................  51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
   RELATED STOCKHOLDER MATTERS .............................................  52
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE ...  53
THE ADVISOR AND OUR ADVISORY AGREEMENT .....................................  54
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CERTIFICATES ..  56
QUALIFICATION AS A REIT FOR FEDERAL INCOME TAX PURPOSES ....................  57
ERISA CONSIDERATIONS .......................................................  58
DESCRIPTION OF CAPITAL STOCK ...............................................  59
DESCRIPTION OF THE CERTIFICATES ............................................  60
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS ....................................  67
PLAN OF DISTRIBUTION .......................................................  70
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES ......  71
LEGAL MATTERS ..............................................................  71
EXPERTS ....................................................................  72
ADDITIONAL INFORMATION .....................................................  72
INDEX TO FINANCIAL STATEMENTS .............................................. F-1

                               PROSPECTUS SUMMARY

      This summary highlights some information from the prospectus. It may not be all the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements. In this prospectus, American Church Mortgage Company refers to itself as "we," "us, " and "our." Our prospective investors are sometimes referred to as "you" or "your."

                        American Church Mortgage Company

      American Church Mortgage Company has operated as a real estate investment trust, or REIT. We make mortgage-backed loans from $100,000 to $2,000,000 to churches and other non-profit religious organizations for the purchase, construction or refinancing of real estate and improvements. As of September 30, 2009 we had 72 mortgage loans outstanding in the original aggregate principal amount of $34,522,358, and own church bonds having a face value of $12,474,000. The principal balance of our loan and bond portfolios outstanding at September 30, 2009, were $31,619,026 and $12,452,544, respectively. We intend to continue to lend funds pursuant to our business plan as funds from the sale of our securities become available and as funds become otherwise available, for example through the repayment of loans.

      American Church Mortgage Company was incorporated in the State of Minnesota on May 27, 1994. Our executive offices and those of our advisor are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343. Our telephone number is (952) 945-9455.

                                   Our Advisor

      We are managed by Church Loan Advisors, Inc. Church Loan Advisors, Inc. is referred to in this prospectus as our advisor. Our advisor manages our business activities, provides our office space, personnel, equipment and support services. Our advisor assumes most of the normal operating expenses we would otherwise incur if we had our own employees and directly managed our business activities. Pursuant to the advisory agreement between us and our advisor, we pay our advisor advisory fees based on our average invested assets and certain expenses. In addition, our advisor receives up to one-half of any origination fees associated with a mortgage loan made or renewed by us. Our advisor is affiliated by common ownership with American Investors Group, Inc., which is the underwriter of this offering (the "Underwriter").

                                More Information

      We have filed a registration statement on Form S-11 with the Securities and Exchange Commission (the "SEC") with respect to the secured investor certificates to be issued in the offering. This prospectus is a part of that registration statement.

      The registration statement is, and all of our filings with the SEC (some of which include our financial statements) are, available to the public over the Internet at the SEC's web site at http://www.sec.gov. You can also access many of the documents that are referred to in this prospectus at the web site we maintain at http://www.church-loans.net under the heading "Regulatory Filings."

                            The Certificates Offered

Issuer ......................   American Church Mortgage Company

Trustee .....................   Herring Bank, Amarillo, Texas

Securities Offered ..........   Series C Secured Investor Certificates

Offering Price ..............   100% of the  principal  amount per  certificate;
                                multiples of $1,000 per certificate.

Maturity ....................   4, 5, 6, 7, 13,  14,  15,  16,  17,  18,  19 and
                                20-year maturities. Each certificate will mature on the anniversary of the last day of the fiscal quarter in which the certificate is purchased.
                                We may cease offering specified maturities, and begin re-offering any unavailable maturity, at any time.

Interest Rates ..............   As of the offering  date,  the interest rates we
                                will pay for each maturity of  certificates  are
                                set forth in the section  entitled  "Description
                                of  the   Certificates"   to  this   prospectus.
                                However, investors are advised to check for prospectus supplements as interest rates are subject to change.

Interest Payments ...........   Interest will be paid quarterly.

Principal Payment ...........   Unless you renew your  certificate,  we will pay
                                the entire principal amount of the certificate at maturity.

Redemption ..................   We  generally  will not be  required  to  redeem
                                outstanding   certificates.    We   may   redeem
                                outstanding certificates in the following cases:

                                o In our sole discretion, at any time upon 30 days' notice.

                                o If you die, your representative may require us to redeem your certificate, subject to an aggregate limit of $25,000 in any calendar quarter for all redemptions.

                                o If we terminate our advisory agreement with Church Loan Advisors, Inc., our current advisor, for any reason, we will be required to offer to redeem all
                                      outstanding    certificates    (but    are
                                      permitted to redeem fewer than all).

                                If we redeem any certificate, we will pay the holder an amount equal to the outstanding principal amount of the redeemed certificate plus accrued but unpaid interest.

Collateral ..................   To secure payment of the  certificates,  we will
                                assign   to   the    trustee    as    collateral
                                non-defaulted  mortgage-secured promissory notes
                                and church bonds with an  aggregate  outstanding
                                principal  balance equal to at least 100% of the
                                aggregate  outstanding  principal  amount of the
                                certificates.   We  may,   in  our   discretion,
                                substitute  cash  or  cash  equivalents.  Unless
                                there is an event of default, we will not assign
                                underlying   mortgages   securing  the  assigned
                                promissory    notes.    To   the    extent   not
                                collateralized, the certificates will constitute a subordinated claim against the issuer.

Renewal .....................   Certificates are renewable at your option at the
                                interest rates we are offering at the time the certificates matures. We may cease offering to renew certificates at any time.

Transferability .............   The certificates are  non-negotiable  and may be
                                transferred only in limited circumstances with the consent of our advisor.

Absence of Public Market ....   There is no market for the  certificates.  We do
                                not believe that a public  market will  develop.
                                You may not be able to sell your certificates.

Sales Commission, Fees ......   We will pay the  underwriter  a  commission  for
                                assisting  us in selling the  certificates.  The
                                underwriter  will receive a sales  commission of
                                up to 2.75% and an  underwriting  management fee
                                equal  to  .75%  of  the  principal   amount  of
                                certificates sold. In addition, we will pay to the underwriter a non-accountable expense fee of up to $120,000, as further described herein at the section entitled "Use of Proceeds."

Outstanding Indebtedness ....   Our bylaws  prohibit us from borrowing in excess
                                of 300% of shareholders' equity, except under certain circumstances.

                                On September 12, 2008, we entered into a Loan and Security agreement with Beacon Bank as lender, and a Revolving Note evidencing an $8 million revolving loan. Approximately $3.6 million is outstanding under the Revolving Note as of September 30, 2009. Advances under the Loan and Security Agreement are based upon, among other things, a borrowing base calculation and are available to the Company for use in connection with its general business purposes. Total remaining availability under the Revolving
                                Note is presently $900,000 as of September 30, 2009. The total amount of the loan would be increased from $4.5 million to $8 million at such time as one or more participants purchase an interest in the Revolving Note.

                                At September 30, 2009, the Company also had $6,149,000 worth of Series A Secured Investor Certificates, $14,592,000 worth of Series B Secured Investor Certificates outstanding and $191,000 worth of Series C Secured Investor Certificates outstanding.

                                 Use of Proceeds

      We will use the proceeds received from the sale of the certificates principally to fund mortgage loans we make to churches and other non-profit religious organizations and to purchase bonds issued by those organizations. Some of the proceeds may be used to pay down our line of credit, redeem our equity securities and repay maturing certificates.

                                 Our REIT Status

      The Company was formed as a Real Estate Investment Trust ("REIT") in 1994 and began active operations in 1996. As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, we are subject to numerous organizational and operational requirements, including a requirement that we distribute to our shareholders at least 90% of our taxable income as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our taxable income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

                                  Risk Factors

      An investment in our certificates involves a degree of risk. See "Risk Factors" for a more complete discussion of factors you should consider before purchasing certificates. Some of the significant risks include:

      o As a "best efforts" offering, all or a material amount of the certificates may not be sold, and consequently, some or all of the additional funds we are seeking may not be available to us.

      o As a "no minimum" offering, there is no minimum number of principal amount of certificates that must be sold. We will receive the proceeds from the sale of certificates as they are sold.

      o If we fail to maintain our REIT status, we will be taxed as a corporation, which could adversely affect our ability to make interest payments to holders of certificates.

      o Conflicts of interest with the underwriter and our advisor in connection with this offering and our on-going business operations could affect decisions made by our advisor on our behalf.

      o There is no public trading market for the certificates. It is not likely that a market for the certificates will develop after this offering.

      o Fluctuations in interest rates or default in repayment of loans by borrowers could adversely affect our ability to make interest payments on and repay certificates as they mature.

                              Conflicts of Interest

      A number of potential conflicts exist between us and our advisor and its principals. These conflicts include:

      o Our President owns and is the President of both our advisor and the underwriter and thus controls both entities. Our President was formally our Chief Financial Officer and Treasurer.

      o Our Chief Financial and Treasurer is Chief Financial and Operations Officer of the underwriter and a Vice-President of our Advisor and thus is in a position of control of both entities.

      o The underwriter for this offering and our advisor are also under common control.

      o Agreements between us and our advisor and the underwriter were not negotiated at arm's-length.

      o     We and the underwriter have common business interests.

      o Negotiations between us and our advisor during the organization and structuring of our operations were not at arm's length.

      o The advisory agreement was not negotiated at arm's-length, but is subject to annual renewal by our Board of Directors.

      o     We share operations facilities with our advisor and the underwriter.

      Our advisor and its affiliates may engage in businesses similar to ours. We compensate our advisor and its affiliates for services rendered and pay an annual advisory fee equal to 1.25% of average invested assets.

                            Our Investment Objectives

      Our investment objectives are to provide our certificate holders with:

      o     a higher  level of  distributable  income or  interest  rate than is
            available   in   guaranteed   or   government-backed    fixed-income
            investments;

      o     preservation  of  their   investment   capital   through   portfolio
            diversification (lending funds to many different borrowers and purchasing bonds issued by numerous issuers);

      o greater security for our portfolio through investment only in mortgage-backed loans and securities (providing us with collateral in the event of a borrower's default); and

      o greater security for our certificate holders by our pledging mortgage-secured promissory notes or debt securities that we hold to secure our obligations under the certificates (providing certificate holders with a stream of revenue and potential sale proceeds in the event of our default).

                        Business Objectives and Policies

      We make mortgage loans from $100,000 to $2,000,000 to churches and other non-profit religious organizations throughout the United States. We seek to:

      o find qualified borrowers and make loans in accordance with our Lending Guidelines;

      o     lend at rates of interest in excess of our cost of funds;

      o offer competitively attractive mid-term (5-15 years) loans and long-term (20-30 year) loans (although there is no limit on the term of our loans);

      o charge origination fees (i.e. "points") from the borrower at the outset of a loan and upon any renewal of a loan;

      o make a limited amount of higher-interest rate and increased risk second mortgage loans and short-term construction loans to qualified borrowers; and

      o purchase a limited amount of mortgage-secured debt securities issued by churches and other non-profit religious organizations, typically at par value.

      Our policies limit the amount of second mortgage loans to 20% of our average invested assets on the date any second mortgage loan is closed and limit the amount of mortgage-secured debt securities to 30% of our average invested assets on the date of their purchase. All other mortgage loans we make are secured by a first mortgage (or deed of trust). We may make fixed-interest rate loans having maturities of three to thirty years. We may borrow up to 300% of our shareholders' equity, unless greater amounts are permitted under certain circumstances.

                               Lending Guidelines

      We follow specified lending guidelines and criteria in evaluating the creditworthiness of potential borrowers. These guidelines and criteria include:

      o Loans we make cannot exceed 75% of the appraised value of the real property and improvements securing the loan.

      o     We may not loan more than $2,000,000 to a single borrower.

      o     We require appraisals of the property securing our loans.

      o The borrower must furnish us with a mortgagee title policy insuring our interest in the collateral.

      o The borrower's long-term debt (including the proposed loan) as of the date of the mortgage loan may not exceed four times the borrower's gross income for its most recent twelve (12) months.

      o The borrower must furnish us with financial statements (balance sheet and income and expense statement) for its last three (3) complete fiscal years and current financial statements for the period within ninety (90) days of the loan closing date. A borrower must have the last complete fiscal year financial statements reviewed by a certified public accountant (CPA) engaged by the borrower and who is independent of the borrower. On loans in excess of $500,000 our advisor may require the last complete fiscal year be audited by a CPA engaged by the borrower and who is independent of the borrower. In lieu of the above requirement, we or our advisor may employ a qualified accountant. The qualified accountant we employ would be required to be independent of the borrower. Our employed qualified accountant would not be independent of us.
            Compiled financial statements of the borrower are acceptable from our employed qualified accountant. Along with the compiled financial statements of the borrower, our employed qualified accountant would perform partial and targeted review examination procedures for borrowers. On loans in excess of $500,000 the advisor may require partial and targeted audit examination procedures for borrowers.

      o Borrowers in existence for less than three (3) fiscal years must provide financial statements since inception. No loan will be extended to a borrower in operation less than two (2) calendar years absent express approval by our Board of Directors.

                                 Who May Invest

      You may purchase up to $5,000 of certificates only if you have either (i) a minimum annual gross income (without regard to your investment in our shares or certificates) of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $150,000. You may purchase more than $5,000 of certificates only if you have either: (i) a minimum annual gross income (without regard to your investment in our shares or certificates) of at least $70,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $250,000. Suitability standards may be higher in certain states. Potential investors who are residents of Idaho, Iowa, Kansas or Washington should read Exhibit B for suitability requirements particular to their state.

      The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in our Certificates and other similar investments to not more than 10% of your liquid net worth. Liquid net worth is defined as that portion of your total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

      In addition to the above suitability standards, residents of Iowa and Texas are limited to investing no more than 10% of their net worth (exclusive of home, home furnishings and automobiles) in our shares or certificates.

      In the case of fiduciary accounts, these minimum standards must be met by the beneficiary of the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares or certificates if the donor or grantor is the fiduciary.

      The underwriter's account application to be signed by all purchasers of the Series C Secured Investors Certificates contains an arbitration agreement for disputes with the underwriter. By this agreement, each purchaser agrees that all controversies with the underwriter relating to the Certificates will be determined by arbitration before the Financial Industry Regulatory Authority ("FINRA") (f/k/a the National Association of Securities Dealers, Inc. or "NASD").

                                  RISK FACTORS

      An investment in our certificates involves various risks. In addition to the other information set forth in the prospectus, you should consider the following factors before making a decision to purchase certificates.

      This prospectus contains statements of a forward-looking nature relating to future events or our future performance. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "intends," "will" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements of our plans, strategies and prospects contained in this prospectus.

      These forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual events or results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. We assume no obligation to update these forward-looking statements publicly for any reason. Actual results could differ materially from those anticipated in these forward-looking statements.

Risks Related to Method and Terms of This Offering

      This is a Best Efforts Offering.
      -------------------------------
      The underwriter's obligation to sell the certificates requires only its best efforts to locate purchasers on our behalf. The underwriter is not obligated to purchase any certificates. Less than all of the certificates offered may be sold. If less than all the certificates offered are sold, we will have less cash for working capital and to loan to churches and other non-profit religious organizations.

      This is a No Minimum Offering.
      -----------------------------
      The distribution agreement does not require that a minimum number of certificates be sold before we receive proceeds from their sale. We will receive proceeds from the sale of certificates when and if they are sold.

      We Will Incur Expenses in This Offering.
      ---------------------------------------
      Expenses incurred in connection with this offering will reduce our assets that will be available for working capital and investment.

Risks Related to Us

      Our Failure to Qualify as a Real Estate Investment Trust Could Reduce the Funds We Have Available for Investment.
      --------------------------------------------------------------------------
      We operate as a real estate investment trust. As a REIT, we are allowed a deduction for dividends paid to our shareholders in computing our taxable income. Thus, only our shareholders are taxed on our taxable income that we distribute. This treatment substantially eliminates the "double taxation" of earnings to which many corporations and their shareholders are subject. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions.

      To qualify and maintain our status as a REIT, we must meet certain share ownership, income, asset and distribution tests on a continuing basis. No assurance can be given that we will satisfy these tests at all times. Further, the requirements for a REIT may substantially affect day-to-day decision-making by our advisor. Our advisor may be forced to take action it would not otherwise take or refrain from action which might otherwise be desirable in order to maintain our REIT status.

      If we fail to qualify as a REIT in any taxable year, then we would be subject to federal income tax (including any applicable minimum tax) on our taxable income computed in the usual manner for corporate taxpayers without any deduction for distributions to our shareholders. Unless entitled to relief under specific statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. To renew our REIT qualification at the end of such a four-year period, we would be required to distribute all of our current and accumulated earnings and profits before the end of the period.

      We intend to continue to operate as a REIT. However, future economic, market, legal, tax or other consequences may disqualify us as a REIT or may cause our board of directors to revoke the REIT election. Loss of REIT status from either our disqualification as a REIT or our revocation of REIT status would not affect whether the certificates are classified as debt for federal income tax purposes, the anticipated federal income tax consequences to U.S. persons who hold the certificates, or whether we may deduct interest paid to certificate holders for United States federal income tax purposes. To generate funds with which to pay federal income taxes because of the loss of REIT status, however, could reduce our funds that are available for investment, could cause us to incur additional indebtedness, or could cause us to liquidate investments, each of which could affect adversely our ability to make interest payments to holders of certificates.

      Conflicts of Interest Arise From Our Relationship with Our Advisor and the Underwriter.
      --------------------------------------------------------------------------
      The terms of transactions involving our formation and the formation of our advisor, and our contractual relationship with our advisor, were not negotiated at arm's-length. Our non-independent directors and officers may have conflicts of interest in enforcing agreements between us and our advisor or the underwriter. Future business arrangements and agreements between us and our advisor or the underwriter and their affiliates must be approved by our board of directors, including a majority of our independent directors.

      We Have Identified Material Weaknesses in Our Disclosure Controls and Procedures and Have Concluded That Our Internal Controls over Financial Reporting Are Not Effective. In Addition, We May Experience Additional Material Weaknesses in the Future.
      --------------------------------------------------------------------------
      We have identified material weaknesses in our disclosure controls and procedures relating to our lack of sufficient internal accounting personnel and segregation of duties necessary to ensure that adequate review of our financial statements and notes thereto is performed and have concluded that our internal control over financial reporting is not effective. The principal reason for this material weakness is due to the fact that we have a limited number of personnel in the finance and accounting functions. In addition, we have identified a material weakness due to our restatement of financial statements related to the reclassification of interest expense within operating income in our statements of operations for the fiscal year ended December 31, 2007 and 2006, and the quarterly financial statements for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008. This restatement did not affect or change our reported assets, liabilities, stockholders' equity or our net income for these periods.

      Material weaknesses in our disclosure controls and procedures could result in material misstatements in our financial statements not being prevented or detected. We may experience difficulties or delays in completing remediation or may not be able to successfully remediate material weaknesses at all. Any material weakness or unsuccessful remediation could affect investor confidence in the accuracy and completeness of our financial statements, which in turn could harm our business and have an adverse effect on our ability to raise additional funds, including through this offering. If under such circumstances the Company's financial condition is adversely affected, it could negatively impact the Company's ability to pay interest on the certificates.

Risks Related to the Certificates

      We May Incur More Indebtedness.
      ------------------------------
      We had, at September 30, 2009, $3.6 million outstanding on our credit facility with Beacon Bank and $6,149,000 worth of Series A Secured Investor Certificates, $14,592,000 worth of Series B Secured Investor Certificates and $191,000 worth of Series C Secured Investor Certificates outstanding. We may incur additional indebtedness in the future. We may assign or pledge some of our mortgage-secured promissory notes or other collateral in connection with incurring this additional indebtedness. Our ability to incur additional indebtedness is limited to 300% of our Shareholders' Equity by our bylaws, unless an increased amount is approved by a majority of our Independent Directors and disclosed and justified to our shareholders. Once the threshold is reached (or if approval is not obtained), we will not be able to incur additional indebtedness unless we raise additional equity capital. This limitation could restrict our growth or affect our ability to repay the certificates as they mature.

      The Indenture Contains Limited Protection for Holders of Certificates.
      ---------------------------------------------------------------------
      The indenture governing the certificates contains only limited events of default other than our failure to pay principal and interest on the certificates on time. Further, the indenture provides for only limited protection for holders of certificates upon a consolidation or merger between us and another entity or the sale or transfer of all or substantially all of our assets. The indenture governing the certificates does not prohibit additional indebtedness. While the certificates are secured debt obligations, if the Company takes on additional indebtedness, the Company's risk of default on the certificates may increase. If we default in the repayment of the certificates or under the indenture, you will have to rely on the trustee to exercise your remedies on your behalf. You will not be able to seek remedies against us directly. The effect of each of these is that recovery of your investment could be difficult if there is a default.

      There Are  Potential  Adverse  Effects  Associated  with Lending  Borrowed
      Funds.
      --------------------------------------------------------------------------
      We intend to deploy the proceeds from this offering to make loans to or purchase bonds issued by churches and other non-profit religious organizations. We have also used our line of credit to fund loans or purchase bonds issued by churches, and intend to use our line of credit in this way in the future. Lending borrowed funds is subject to greater risks than in unleveraged lending. The profit we realize from lending borrowed funds is largely determined by the difference, or "spread," between the interest rates we pay on the borrowed funds and the interest rates that our borrowers pay us. Our spread may be materially and adversely affected by changes in prevailing interest rates. Furthermore, the financing costs associated with lending borrowed funds could decrease the effective spread in lending borrowed funds, which could adversely affect our ability to pay interest on and repay the certificates as they mature.

      Fluctuations   in   Interest   Rates  May  Affect  Our   Ability  to  Sell
      Certificates.
      --------------------------------------------------------------------------
      If the interest rates we offer on certificates become less attractive due to changes in interest rates for similar investments, our ability to sell certificates could be adversely affected or certificate holders could choose not to renew their certificates upon maturity. Since we may rely on the proceeds from the sales of certificates and renewals of certificates, in part, to pay maturing certificates, a decline in sales of certificates could adversely affect our ability to pay your certificate upon maturity. We may change the interest rates at which we are currently offering certificates in response to fluctuations in interest rates.

      There Is No Public Market for the Certificates.
      ----------------------------------------------
      There is no market for certificates issued by the Company. It is unlikely that a market will develop. The certificates will not be listed on any exchange and will not be qualified for quotation on any NASDAQ market. In addition, the market for REIT securities historically has been less liquid than other types of publicly-traded securities. It may be impossible for you to recoup your investment prior to maturity of the certificates.

      There Will Not Be a Sinking Fund, Insurance or Guarantee Associated with the Certificates.
      --------------------------------------------------------------------------
      We will not contribute funds to a separate account, commonly known as a sinking fund, to repay principal or interest on the certificates upon maturity or default. The certificates are not certificates of deposit or similar obligations of, or guaranteed by, any depository institution. Further, no governmental or other entity insures or guarantees payment on the certificates if we do not have enough funds to make principal or interest payments. Therefore, if you purchase certificates, you will have to rely on our revenue from operations, along with the security provided by the collateral for the certificates, for repayment of principal and interest on the certificates.

      The Collateral for the Certificates May Not Be Adequate if We Default.
      ---------------------------------------------------------------------
      The certificates will at all times be secured by mortgage-secured promissory notes and church bonds having an outstanding principal balance or cash equal to at least 100% of the outstanding principal balance of the certificates. If we default in the repayment of the certificates, or another event of default occurs, the trustee will not be able to foreclose on the mortgages securing the promissory notes and bonds in order to obtain funds to repay certificate holders. Rather, the trustee will need to look to the revenue stream associated with our borrowers' payments on or repayment of the promissory notes and bonds or revenue derived from sale of the promissory notes or bonds to repay certificate holders. If the trustee chooses to rely on revenues received from our borrowers, certificate holders may face a delay in payment on certificates in the event of default, as borrowers will repay their obligations to us in accordance with amortization schedules associated with their promissory notes or bonds. If the trustee chooses to sell promissory notes or bonds in the event of our default, the proceeds from the sales may not be sufficient to repay our obligations on all outstanding or defaulted certificates.

      The Certificates Are Not Negotiable Instruments and Are Subject to Restrictions on Transfer.
      --------------------------------------------------------------------------
      The certificates are not negotiable debt instruments. Rights of record ownership of the certificates may be transferred only with our advisor's prior written consent. You will not be able to freely transfer the certificates.

      We Are Obligated to Redeem Certificates Only in Limited Circumstances.
      ---------------------------------------------------------------------
      You will have no right to require us to prepay or redeem any certificate prior to its maturity date, except in the case of your death or if we replace our current advisor. Further, even in the event of your death, we will not be required to redeem your certificates if we have redeemed at least $25,000 of principal amount of Series C certificates for all holders during the calendar quarter in which your representative notifies us of your death and requests redemption.

      We Are Able to Redeem Certificates at Any Time.
      ----------------------------------------------
      While we are obligated to redeem certificates in limited circumstances, we are permitted to redeem all or a portion of the outstanding certificates at any time upon thirty (30) days' notice. While we have no current plans to redeem certificates, and possibly may not redeem any prior to maturity (except in the case of death), there is no guarantee that investors will be able to hold their certificates until maturity.

      We May Not Have Sufficient Available Cash to Redeem Certificates if We Terminate Our Advisory Agreement with Our Current Advisor.
      --------------------------------------------------------------------------
      We will be required to offer to redeem all outstanding certificates if we terminate our advisory agreement with Church Loan Advisors, Inc., our current advisor, for any reason. If the holders of a significant principal amount of certificates request that we redeem their certificates, we may be required to sell a portion of our mortgage loan and church bond portfolio to satisfy the redemption requests. Any such sale would likely be at a discount to the recorded value of the mortgage loans and bonds being sold. Further, if we are unable to sell loans or church bonds in our portfolio, we may be unable to satisfy the redemption obligations.

Risks Related to Management

      We Are Dependent Upon Our Advisor.
      ---------------------------------
      Our advisor, Church Loan Advisors, Inc., manages us and selects our investments subject to general supervision by our board of directors and compliance with our lending policies. We depend upon our advisor and its personnel for most aspects of our business operations. Our success depends on the success of our advisor in locating borrowers and negotiating loans upon terms favorable to us. Among others, our advisor performs the following services for us:

o     mortgage loan marketing and procurement

o     bond portfolio selection and investment

o     mortgage loan underwriting

o     mortgage loan servicing

o     money management

o     developing and maintaining business relationships

o     maintaining "goodwill"

o     managing relationships with our accountants and attorneys

o     corporate management including payment of office rent, etc.

o     bookkeeping

o     reporting to state, federal, tax and other regulatory authorities

o     reports to shareholders and shareholder relations

      Certificate Holders Will Have No Right to Participate in Our Management.
      -----------------------------------------------------------------------
      Only debt securities are being offered hereby; investors participating in this offering will not become shareholders and will have extremely limited voting rights with respect to matters relating only to the Certificates, and will have virtually no input regarding management of the Company. You should not purchase certificates unless you are willing to entrust our management to our advisor and our board of directors.

      Our Directors May Not Be Held Personally Liable for Certain Actions, Which Could Discourage Shareholder Suits against Them.
      --------------------------------------------------------------------------
      Minnesota law and our articles of incorporation and bylaws provide that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of us against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Minnesota law.

      We Have Conflicts of Interest with Our Advisor and the Underwriter.
      ------------------------------------------------------------------
      Affiliations and conflicts of interests exist among our officers and directors and the owner and officers and directors of our advisor and the underwriter. Our President, Philip Myers owns and is the President of our advisor and the underwriter and thus controls both entities. Our Chief Financial Officer and Treasurer, Scott J. Marquis is a Vice-President of our and advisors and is the Chief Financial and Operations Officer of the underwriter and thus could be considered to be in a position of control of both entities. Our President and the officers and directors of our advisor are involved in the church financing business through their affiliations with the underwriter. The underwriter originates, offers and sells first mortgage bonds for churches. We may purchase first mortgage bonds issued by churches through the underwriter in its capacity as underwriter for the issuing church, or as broker or dealer on the secondary market. In such event, the underwriter would receive commissions (paid by the issuing church) on original issue bonds, or "mark-ups" in connection with any secondary transactions. If we sell church bonds in our portfolio, the bonds will be sold through the underwriter. We would pay the underwriter commissions in connection with such transactions. Generally, mortgage loans we originate are smaller than the bond financings originated by the underwriter. However, there may be circumstances where our advisor and the underwriter could recommend either type of financing to a prospective borrower. The decisions of our advisor and the underwriter could adversely affect the credit quality of our portfolio, and decreases to the value of our portfolio could negatively impact the Company's ability to pay interest on the certificates.

      Redemption Obligations Relating to the Certificates May Affect Our Ability to Replace our Advisor.
      --------------------------------------------------------------------------
      We will be required to offer to redeem all outstanding certificates if we terminate our advisory agreement with Church Loan Advisors, Inc. Our independent directors are required to review and approve the agreement with our advisor on an annual basis. The redemption provision relating to the certificates may have the effect of reducing our ability to replace our current advisor.

Risks Related to Mortgage Lending

      We Are Subject to the Risks Generally Associated with Mortgage Lending.
      ----------------------------------------------------------------------
      Mortgage lending involves various risks, many of which are unpredictable and beyond our control and foresight. It is not possible to identify all potential risks associated with mortgage lending. Some of the more common risks encountered may be summarized as follows:

      o     low demand for mortgage loans

      o     interest rate and real estate valuation fluctuations

      o     changes in the level of consumer confidence

      o     availability of credit-worthy borrowers

      o     demographic and population patterns

      o     zoning regulations

      o     taxes and tax law changes

      o     availability of alternative financing and competitive conditions

      o     factors affecting specific borrowers

      o     national and local economic conditions

      o     state and federal laws and regulations

      o     bankruptcy or insolvency of a borrower

      o     borrower misrepresentation(s) and/or fraud

      Losses Associated with Default, Foreclosure of a Mortgage and Sale of Mortgaged Property Pose Additional Risks.
      --------------------------------------------------------------------------
      We have experienced losses associated with default, foreclosure of mortgages, and sales of mortgaged properties. The time frame to foreclose on a property varies from state to state, and delays can occur due to backlog in court dockets; we have experienced delays from 12 to 18 months. Such delays have and can cause the value of the mortgaged property to further deteriorate due to lack of maintenance. Theft and vandalism have also occurred on our foreclosed properties. Some borrowers have removed fixtures and furnishings including sound systems, chairs, pulpits, appliances, mechanical and electrical systems prior to vacating the facility which further reduces the value of our collateral. The properties also incur operating expenses pending their sale (property insurance, security, repairs and maintenance) and these expenses could be substantial if we cannot readily dispose of the property. Expenses related to the foregoing could prevent us from recovering the full value of a loan in the event of foreclosure, which shortfall would decrease the value of assets held by the Company and could negatively impact the Company's ability to pay interest on the certificates.

      Real Estate Taxes Resulting from a Foreclosure May Prevent Us from Recovering the Full Value of a Loan.
      --------------------------------------------------------------------------
      If we foreclose on a mortgage and take legal title to a church's real estate, real estate taxes could be levied and assessed against the property since the property would no longer be owned by a non-profit entity. These expenses would be our financial responsibility, and could be substantial in relation to our prior loan if we cannot readily dispose of the property. Such expenses could prevent us from recovering the full value of a loan in the event of foreclosure, which shortfall would decrease the value of assets held by the Company and could negatively impact the Company's ability to pay interest on the certificates.

      Second Mortgage Loans Pose Additional Risks.
      -------------------------------------------
      Our Lending Guidelines allow us to make second mortgage loans. The principal amount of such loans may not exceed 20% of our average invested assets. Second mortgage loans entail more risk than first mortgage loans, as foreclosure of senior indebtedness or liens could require us to pay the senior debt or risk losing our mortgage.

      Fixed-Rate Debt Can Result in Yield Fluctuations.
      ------------------------------------------------
      Fixed-rate debt obligations carry certain risks. A general rise in interest rates could make the yield on a particular mortgage loan lower than prevailing rates. This could negatively affect our value and consequently the value of the certificates. Neither we nor our advisor can predict changes in interest rates. We attempt to reduce this risk by borrowing through the issuance of intermediate and long term certificates with set interest rates and making loans with this capital for intermediate and long terms that lock in certain target interest rate spreads. We do not intend to borrow funds or sell certificates if the cost of such borrowing exceeds the income we believe we can earn from lending the funds.

      The Mortgage Banking Industry Is Highly Competitive.
      ---------------------------------------------------
      We compete with a wide variety of lenders, including banks, savings and loan associations, credit unions, insurance companies, pension funds and fraternal organizations for mortgage loans. Many competitors have greater financial resources, access to lower-cost capital, larger staffs and longer operating histories than we have, and thus may be a more attractive lender to potential borrowers.

      Fluctuations in Interest Rates May Affect Our Ability to Repay the Certificates.
      --------------------------------------------------------------------------
      Prevailing market interest rates impact borrower decisions to obtain new loans or to refinance existing loans, possibly having a negative effect upon our ability to originate mortgage loans. If interest rates decrease and the economic advantages of refinancing mortgage loans increase, then prepayments of higher interest mortgage loans in our portfolio would likely reduce our portfolio's overall rate of return (yield).

      We Are Subject to the Risks Associated with Fluctuations in National and Local Economic Conditions.
      --------------------------------------------------------------------------
      The mortgage lending industry is subject to increased credit risks and rates of foreclosures during economic downturns. In addition, because we provide mortgages to churches and other religious organizations who generally receive financing through charitable contributions, our financial results are subject to fluctuations based on a lack of consumer confidence or a severe or prolonged national or regional recession. As a result of these and other circumstances, our potential borrowers may decide to defer or terminate plans for financing their properties. In addition, during such economic times we may be unable to locate as many credit-worthy borrowers. In addition, we believe the risks associated with our business are more severe during periods of economic slowdown or recession if these periods are accompanied by declining values in real estate. For example, declining real estate values would likely reduce the level of new loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens, which could result in higher default rates. Higher default rates could adversely affect the Company's results of operations, which could negatively impact the Company's ability to pay interest on the certificates. Further, declining real estate values significantly increase the likelihood that we will incur losses in the event of default because the value of our collateral may be insufficient to cover our basis in the investment.

      The Company Faces Certain Risks and Uncertainties Related to Financing and Liquidity, and These Volatilities Could Have an Impact on Its Operations and Its Ability to Maintain its Long-term Capital Needs and/or Secure Additional Financing.
      --------------------------------------------------------------------------
      The Company faces certain risks and uncertainties, particularly during volatile market conditions, such as the dramatic changes in interest rates that have occurred recently. In addition, liquidity has tightened in all financial markets, including the debt and equity markets. These volatilities could have an impact on operations to the extent that the Company experiences slower maturities or repayment of mortgage loans, illiquid markets for our bond portfolio, or a higher redemption rates on our secured investor certificates than has been the case historically.

      The Company's operating performance is affected by our ability to earn interest and origination fees in excess of what we pay and to match maturities of our long-term debt with maturities of our mortgage loans and bond portfolio, as well as available amounts from our line of credit. While we currently do not expect any difficulties, it is possible in these uncertain times that the Company's revolving line of credit could fail to fund a borrowing request or that Beacon Bank would be unable to find funding participants. Such events could adversely affect our ability to access funds or increased amounts of funds from the revolving credit facility when needed. In addition, the Company may incur additional indebtedness, particularly through the sale of its secured investor certificates, but the success of such an offering is uncertain in the current economic climate. Moreover, the Company may need to increase the size of its offering in order to meet its capital needs, which could harm our financial condition or creditworthiness.

      Our Business May Be Adversely Affected if Our Borrowers Become Insolvent or Bankrupt.
      --------------------------------------------------------------------------
      If any of our borrowers become insolvent or bankrupt, the borrower's mortgage payments will be delayed and may cease entirely. For example, due to the difficult and uncertain national and economic conditions, many companies have been forced to cut employee salaries and many jobs have been either temporarily or permanently eliminated. Because our borrowers are churches and other religious organizations who generally receive financing through charitable contributions, if their members experience a decrease in pay or lose their jobs and are unable to secure new ones, they may make fewer or no contributions to our borrowers, which could result in the borrower's inability to make mortgage payments or make them on time. In those situations, we may be forced to foreclose on the mortgage and take legal title to the real estate and incur expenses related to the foreclosure and disposition of the property. Such increased expenses paired with possible lower real estate values (having been reduced by the foregoing expenses) could adversely affect the Company's results of operations, which could negatively impact the Company's ability to pay interest on the certificates.

      We Have Fluctuating Earnings.
      ----------------------------
      As mortgage lenders, we make provision for losses relating to our loan portfolio and sometimes take impairment charges due to our borrowers defaulting or declaring bankruptcy. As the national and local economies have worsened, increases in the occurrence of such events have resulted in greater fluctuation of our earnings, which can reduce our net income. Our earnings are also impacted by non-performing assets and the carrying cost of maintaining such assets (taxes, insurance and maintenance). Inconsistent earnings could adversely affect the Company's financial condition and results of operations, which could increase the risk of the Company's defaulting on the indenture, and/or could negatively impact the Company's ability to pay interest on the certificates or to pay such interest in a timely manner.

Risks Related to Mortgage Lending to Churches

      Churches Rely on Member Contributions to Repay Our Loans.
      --------------------------------------------------------
      Churches rely on member contributions for their primary source of income. Member contributions are used to repay our loans. The membership of a church or the per capita contributions of its members may not increase or remain constant after a loan is funded. For example, due to the current difficult economic conditions, church members may have reduced pay or may be unemployed and unable to find new employment. As such, members may make fewer or no contributions to our borrowers. A decrease in a church's income could result in its inability to pay its obligation to us, which may affect our ability to pay interest due on or repay the certificates. We have no control over the financial performance of a borrowing church after a loan is funded.

      Churches Depend upon Their Senior Pastors.
      -----------------------------------------
      A  church's   senior  pastor  usually  plays  an  important  role  in  the management, spiritual leadership and continued viability of that church. A senior pastor's absence, resignation or death could have a negative impact on a church's operations, and thus its continued ability to generate revenues sufficient to service its obligations to us.

      The Limited Use Nature of Church Facilities Limits the Value of Our Mortgage Collateral.
      --------------------------------------------------------------------------
      Our loans are secured principally by first mortgages upon the real estate and improvements owned or to be owned by churches and other religious and non-profit organizations. Although we will require an appraisal of the premises as a pre-condition to making a loan, the appraised value of the premises cannot be relied upon as being the actual amount which might be obtained in the event of a default by the borrower. The actual liquidation value of church, school or other institutional premises could be adversely affected by, among other factors: (i) its limited use nature; (ii) the availability on the market of similar properties; (iii) the availability and cost of financing, rehabilitation or renovation to prospective buyers; (iv) the length of time the seller is willing to hold the property on the market; or (v) the availability in the area of the mortgaged property of congregations or other buyers willing to pay the fair value for a church facility.

Risks Related to Environmental Laws

      We May Face Liability under Environmental Laws.
      ----------------------------------------------
      Under federal, state and local laws and regulations, a secured lender (like us) may be liable, under certain limited circumstances, for the costs of removal or remediation of certain hazardous or toxic substances and other costs (including government fines and injuries to persons and adjacent property). Liability may be imposed whether or not the owner or lender knew of, or was responsible for, the presence of hazardous or toxic substances. The costs of remediation or removal of hazardous or toxic substances, or of fines for personal or property damages, may be substantial and material to our business operations. The presence of hazardous or toxic substances, or the failure to promptly remediate such substances, may adversely affect our ability to resell real estate collateral after foreclosure or could cause us to forego foreclosure. This is a changing area of the law. The courts have found both in favor and against lender liability in this area under various factual scenarios. We require an environmental database check on all properties to be used as collateral for our mortgage loans.

      The Collateral for Our Loans and Our Lenders May Be Subject to Environmental Claims.
      --------------------------------------------------------------------------
      If there are environmental problems associated with the real estate securing any of our loans, the associated remediation or removal requirements imposed by federal, state and local laws could affect our ability to realize value on our collateral or our borrower's ability to repay its loan.

Future Changes in Tax Laws May Affect Our REIT Status

      In this  prospectus,  we  discuss  our tax  treatment  as a REIT  based on existing provisions of the Internal Revenue Code, existing and proposed regulations, existing administrative interpretations and existing court decisions. New legislation, regulations, administrative interpretations or court decisions may significantly change the tax laws. Therefore, continuing qualification as a REIT may vary substantially from the treatment we describe in this prospectus, which may impact the consequences of purchasing certificates.

                                 WHO MAY INVEST

      Who May Purchase Certificates. You should purchase certificates only if you are prepared to hold the certificates until maturity, only if you have significant financial means, and only if you have no immediate need for liquidity of your investment. We have established financial suitability standards for investors desiring to purchase certificates. You may purchase up to $5,000 of certificates only if you have either (i) a minimum annual gross income (without regard to your investment in shares or certificates) of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $150,000. You may purchase more than $5,000 of certificates only if you have either: (i) a minimum annual gross income of (without regard to your investment in shares or certificates) at least $70,000 and a net worth (exclusive of home, home furnishings and automobiles) of $70,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $250,000. Suitability standards may be higher in some states. Potential investors who are residents of Idaho, Iowa, Kansas or Washington should read Exhibit B for suitability requirements particular to their state.

      In addition to the above suitability standards, the Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in our Certificates and other similar investments to not more than 10% of your liquid net worth. Liquid net worth is defined as that portion of your total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

      In addition to the above suitability standards, residents of Iowa and Texas are limited to investing no more than 10% of their net worth (exclusive of home, home furnishings and automobiles) in our certificates.

      We may not complete a sale of certificates until five days after you have received a prospectus. We will refund your investment upon your request, which we must receive within five days after you subscribe, if you received a prospectus only at the time of subscription.

      Fiduciary Accounts. In the case of fiduciary accounts, these minimum standards must be met by the beneficiary of the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares or certificates if the donor or grantor is the fiduciary.

                                 USE OF PROCEEDS

      The following represents our estimate of the use of the offering proceeds from the sale of the certificates, assuming that all the offered certificates are sold.

                                                         Total        Percent
                                                       -----------  -----------
            Gross Offering Proceeds (1)                $20,000,000       100.00%

            Less Expenses
                 Selling Commissions (2)                   700,000         3.50%
                 Underwriter's Expense Allowance (3)       120,000          .60%
                 Offering Expenses (4)                     100,000          .50%
                                                       -----------  -----------

            Total Public Offering-Related Expenses         920,000         4.60%
                                                       -----------  -----------

            Amount Available for Investment (5)        $19,000,000        95.40%
                                                       ===========  ===========

----------

(1) We are offering the certificates on a "best efforts" basis through the underwriter. There is no assurance that any shares or certificates will be sold.

(2)   We  will  pay  the  underwriter  a  sales   commission  of  2.75%  and  an
      underwriting management fee equal to .75% of the principal amount of certificates sold.

(3) We will pay the underwriter a non-accountable expense allowance of up to $120,000, if all of the certificates are sold, payable as follows: (i) $10,000 is payable upon the sale of each $1,000,000 of certificates up to the sale of $10,000,000 of certificates; and (ii) $2,000 is payable upon the sale of each additional $1,000,000 of certificates up to completion of the sale of all certificates offered hereby or the termination of this offering, whichever is first.

(4) These figures are our best estimates of the legal, accounting, printing, filing fees and other expenses attendant to this offering, all of which have been or will be paid to independent professionals and service providers.

(5) The principal purpose of this offering is to raise capital to allow us to make mortgage loans to churches and/or to other non-profits and to purchase mortgage bonds issued by churches. We presently expect to use all of the net proceeds for this purpose, regardless of the amount of proceeds raised in this offering. Because it is possible that it may take time to invest the proceeds in this manner, however, we would in that case invest the net proceeds in permitted temporary investments and may use some portion for working capital purposes including, but not limited to: paying down our line of credit, redeeming our equity securities and repaying maturing certificates. Our line of credit has an adjustable interest rate that at September 30, 2009 was 5.0% on the $3.6 million outstanding. The Series A and Series B Secured Investor Certificates bear interest at rates ranging from 4.50% to 7.50% and have maturities ranging from 3 months years to 12 years. However, we will use no more than 15% of the gross proceeds of this offering to pay interest on certificates and repay principal to certificate holders.

                     COMPENSATION TO ADVISOR AND AFFILIATES

      This table discloses all the compensation our advisor and its affiliates can receive either directly or indirectly. In accordance with applicable state law, the total of all acquisition fees and expenses we pay in connection with our business cannot exceed 6% of the amount loaned, unless a majority of the directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being commercially competitive, fair and reasonable to us. Our total operating expenses cannot (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of our average invested assets; or (b) 25% of our net income for the year. Our independent directors may, upon a finding of unusual and nonrecurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year.

                              ADVISOR COMPENSATION
                              --------------------

ITEM OF
COMPENSATION               RECIPIENT     AMOUNT OR METHOD OF COMPENSATION
------------               ---------     --------------------------------
Advisory Fee               Advisor       1.25% annually,  paid monthly,  of our average invested assets up to $35 million.
                                         This fee is reduced to 1.00% on assets  from $35  million to $50  million  and to
                                         .75% on assets over $50 million. Our advisor received advisory fees in the amount of $386,461 for the year ended  December  31,  2006,  $413,007 for the year ended
                                         December 31, 2007,  $400,961 for the year ended  December 31, 2008,  and $289,416 for the nine months ended  September 30, 2009.  Assuming all of the  certificates are sold and our average invested assets were $50,000,000, the advisory fee would be $587,500 per year.  In addition,  assuming we had borrowed the maximum  amount permitted under our bylaws (not in excess of 300% of shareholders' equity, except under  certain  circumstances),  which at  September  30, 2009 would have been an additional $35,000,000 and assuming our average invested assets were $69,000,000, the advisory fee would be $730,000 per year.

Acquisition
Fees/Expenses              Advisor       In connection  with mortgage loans we make,  borrowers may be required to pay our
                                         advisor's  expenses  for  closing  and  other  loan-related  expenses,   such  as
                                         accounting  fees and appraisal  fees paid by our advisor to  independent  service providers.  Our advisor  may retain  payments  made by the  borrower in excess of costs,  but our bylaws limit the total of all  acquisition  fees and  acquisition expenses to a reasonable  amount and in no event in excess of six percent (6%) of the funds advanced to the borrower.

Advisor Loan
Origination Fee            Advisor       Up to one-half of the origination  fees collected from the borrower at closing in connection with each mortgage loan we make. Our advisor received origination fees in the amount of $187,021 for the year ended  December 31, 2006,  $36,514 for the year ended  December 31, 2007,  $32,799 for the year ended December 31, 2008, and
                                         $6,425 for the nine months ended September 30, 2009. We cannot estimate the total amount of loan origination fees that may be realized by our advisor, but assuming all of the  certificates  are sold and we  invest  in that  one-year  period  net proceeds of $19,000,000 in mortgage loans with an average  origination fee of 3%, the loan  origination  fees  payable  to our  advisor in such year could be up to
                                         $285,000.  As our loans mature or are otherwise  repaid, we may make new loans to borrowers.  Loan origination fees would also be payable to our advisor if we make new loans from these funds to borrowers.

                             AFFILIATE COMPENSATION
                             ----------------------

ITEM OF
COMPENSATION               RECIPIENT     AMOUNT OR METHOD OF COMPENSATION
------------               ---------     --------------------------------
Commissions on the         Underwriter   2.75% of the principal amount of the  certificates.  The underwriter may re-allow
Sale of Certificates                     all or a portion of this  amount to other  participating  broker-dealers  who are
in this Offering                         members of the Financial Industry Regulatory Authority ("FINRA").

Non-Accountable            Underwriter   Up to  $120,000 to cover the  underwriter's  costs and  expenses  relating to the
Expense Allowance                        offer and sale of the  certificates  in this  offering,  payable as follows:  (i)
Relating to the Sale                     $10,000 paid upon the sale of each  $1,000,000 of  certificates up to the sale of
of Certificates in this                  $10,000,000  of  certificates,  and  (ii)  $2,000  payable  upon the sale of each
Offering                                 additional  $1,000,000  of  certificates  up to the  completion  of  sale  of all certificates offered hereby or the termination of this offering, whichever occurs first.

Underwriter's              Underwriter   .75% of the  principal  amount of the  certificates,  payable only upon  original
Management Fee                           issuance.
Commissions and Expenses   Underwriter   Customary  mark-ups and mark-downs on first mortgage church bonds we purchase and
on First Mortgage Bonds                  sell through the  underwriter on the secondary  market,  and  commissions  earned
Purchased                                through the underwriter on church bonds we purchase in the primary market.

                             CONFLICTS OF INTEREST

      We are subject to various conflicts of interest arising from our relationship with our advisor and the underwriter. Our President, Philip J. Myers, is the President of both our advisor and the underwriter and thus is in a position of control of both entities. In addition, Mr. Myers owns 100% of the underwriter and advisor. Our Chief Financial Officer and Treasurer, Scott J. Marquis is the Chief Financial Officer and Chief Operating Officer of the underwriter and thus also in a position of control of both entities. Our advisor, its affiliates, our directors and the directors of our advisor are not restricted from engaging for their own accounts in business activities similar to ours. Occasions may arise when our interests would be in conflict with those of one or more of the directors, our advisor or their affiliates. Our directors, a majority of whom are independent, will endeavor to exercise their fiduciary duties in a manner that will preserve and protect our rights and the interests of the shareholders in the event any conflicts of interest arise. Any transactions between us and any director, our advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of our business, of church bonds from or through the underwriter, will require the approval of a majority of the directors who are not interested in the transaction.

Transactions with Affiliates and Related Parties

      We compensate our advisor and its affiliates for services they provide to us. Our board of directors has the responsibility to ensure that such services are provided on terms no less favorable than we could obtain from unrelated persons or entities. The underwriter may receive commissions from our transactions in church bonds, and our principals and our advisor may receive a benefit in connection with such transactions due to their affiliation with the underwriter.

Compensation to Our Advisor and Conflicts of Interest

      We pay our advisor an annual advisory fee equal to a 1.25% of our average invested assets up to $35 million. This fee is reduced to 1.0% on assets from $35 million to $50 million and to .75% on assets over $50 million. The fee is not dependent on our advisor's performance. Our advisor receives a portion of the fees we make when we make or renew a mortgage loan based upon a percentage of the amount paid by a mortgage borrower as "points," or origination fees. Accordingly, a conflict of interest could arise since the retention, acquisition or disposition of a particular loan could be advantageous to our advisor, but detrimental to us, or vice-versa. Because origination fees are payable upon the closing of the loan or its renewal, and the amount is dependent upon the size of the mortgage loan, our advisor may have a conflict of interest in negotiating the terms of the loan and in determining the appropriate amount of indebtedness to be incurred by the borrower.

      We and our advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the advisory agreement must be renewed annually by the affirmative vote of a majority of the independent directors. The independent directors may determine not to renew the advisory agreement if they determine that our advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of possible conflicts of interest will be one of the factors for the directors to consider in determining the action we will take.

Compensation to the Underwriter and Conflicts of Interest

      We will pay the underwriter commissions based on the gross amount of the certificates it sells on our behalf in this offering. A conflict of interest could arise from this compensation arrangement, as the underwriter may be incented to sell certificates at a time when we may not be able to immediately deploy the resulting proceeds to fund mortgage loans or purchase church bonds.

Our Affiliates May Compete with Us

      Any of our directors or officers may have personal business interests that conflict with our interests and may engage in the church lending business or any other business. A director or officer may have an interest in an entity we engage to render advice or services, and may receive compensation from such entity in addition to compensation received from us. However, there have been no personal business interests of our officers or directors which have conflicted with the Company's interests thus far.

      The underwriter provides financing to churches and other not-for-profit religious organizations. Therefore, a conflict could arise if the underwriter were to pursue and secure a lending opportunity otherwise available to us. However, the average size of first mortgage bond financings undertaken by the underwriter is approximately $1.75 million, with $1,000,000 being its stated (but not required) minimum financing. We focus on financings ranging from $100,000 to $1,000,000 in size, though we are permitted to make loans up to $2,000,000. Conflicts of interest between the underwriter and us likely will be reduced by virtue of the targeted size of loans pursued by each. We have agreed with the underwriter that financing prospects of less than $1,000,000 will be first directed to us for consideration. If we determine that the loan is not suitable or decline to make the loan for any reason, or if the prospective borrower independently declines to accept our lending, then the underwriter or its affiliates will have the opportunity to provide financing to that prospective borrower.

      Neither our advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in our advisor's and its affiliates' allocation of time and resources among various projects.

Non Arm's-Length Agreements

      Many agreements and arrangements we have with our advisor and its affiliates, including those relating to compensation, were not negotiated at arm's-length. The conflicts or potential conflicts arising from these agreements and arrangements are mitigated by the following factors: (i) our bylaws limit our operating expenses to an amount that does not exceed the greater of 2% of our average invested assets or 25% of our net income unless the independent directors approve a higher amount and disclose the justification for the higher expenses to our investors; (ii) our advisor seeks to structure its business relationships so as to be competitive with other programs in the marketplace; and (iii) the agreements and arrangements are subject to approval by a majority of our independent directors.

Lack of Separate Legal Representation

      The law firm of Winthrop & Weinstine, P.A., Minneapolis, Minnesota, is counsel to us in connection with this offering and may in the future act as counsel to us, the underwriter, our advisor, our affiliates, and various affiliates of our advisor with respect to other matters. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us and the underwriter, our advisor or any of its affiliates, or our affiliates, separate counsel for such matters will be retained as and when appropriate.

Shared Operations Facilities

      We are located in the leased offices of the underwriter, American Investors Group, Inc., in Minnetonka (Minneapolis), Minnesota. We expect to continue to be housed in these or similar leased premises along with the underwriter and its affiliates. We are not separately charged for rent or related expenses. Our advisor incurs our occupancy expense and many of our operating expenses in exchange for the advisory fee.

       Market for Common Equity and Related Stockholder Matters and Small
                 Business Issuer Purchases of Equity Securities.

Outstanding Securities

      As of September 30, 2009, 2,472,081 shares of our common stock and $20,932,000 of secured investor certificates were issued and outstanding. We did not sell any securities in 2008.

Holders of Our Common Shares

      As of September 30, 2009, we had 1,040 record holders of our $.01 par common stock.

Lack of Liquidity and Inconsistent Public Market Price

      Our common stock is not currently listed or traded on any exchange or market and is not quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), and it is not expected that a material market for the shares will develop any time soon. "Pink Sheet" price quotations for our stock under the symbol "ACMC" were made at certain isolated times during the previous 52-week period ending December 7, 2009 by other broker-dealers at prices as low as $.75 per share and as high as $3.00 per share. The last sale price was $2.22 per share. In addition, the market for REIT securities historically has been less liquid than non-real estate types of publicly-traded equity securities. Because of such illiquidity and the fact that the shares would be valued by market-makers (if a material market develops) based on market forces which consider various factors beyond our control, there can be no assurance that the market value of the shares at any given time would be the same or higher than the public purchase price of our shares. In addition, the market price, if a material market develops, could decline if the yields from other competitive investments exceed the actual dividends paid by us on our shares.

                                 DISTRIBUTIONS

      In order to qualify for the beneficial tax treatment afforded real estate investment trusts by the Internal Revenue Code, we are required to pay dividends in annual amounts which are equal to at least 90% of our "real estate investment trust taxable income." We intend to make distributions that meet this requirement. Annual distributions will be estimated for the first three quarters of each fiscal year and adjusted annually based upon our audited year-end financial report.

      Note: Investors who purchase certificates in this offering will not be entitled to receive dividends from us as they will not own any of our common stock.

      We began making regular quarterly distributions to our shareholders for the period of operations ended June 30, 1996. Distributions for prior years, and the period ended September 30, 2008, and the yield and annualized yield, respectively, represented by such distributions (assuming shares were purchased for $10.00 per share), are as follows:

      --------------------------------------------------------------------
                                    Dollar Amount               Yield
                                     Distributed              Per Share
      For Year Ended:               Per Share(1):            Represented:
      --------------------------------------------------------------------
      December 31, 1996                0.6646                   9.375%
      --------------------------------------------------------------------
      December 31, 1997                0.9475                   9.475%
      --------------------------------------------------------------------
      December 31, 1998                0.8906                   8.906%
      --------------------------------------------------------------------
      December 31, 1999                0.8500                    8.50%
      --------------------------------------------------------------------
      December 31, 2000                0.8250                    8.25%
      --------------------------------------------------------------------
      December 31, 2001                0.8313                  8.3125%
      --------------------------------------------------------------------
      December 31, 2002                0.7688                  7.6875%
      --------------------------------------------------------------------
      December 31, 2003                0.6500                    6.50%
      --------------------------------------------------------------------
      December 31, 2004                0.6688                  6.6875%
      --------------------------------------------------------------------
      December 31, 2005                0.6188                  6.1875%
      --------------------------------------------------------------------
      December 31, 2006                0.5875                   5.875%
      --------------------------------------------------------------------
      December 31, 2007                0.2625                   2.625%
      --------------------------------------------------------------------
      December 31, 2008                0.3500                    3.50%
      --------------------------------------------------------------------
      September 30, 2009               0.3000 (2)                4.00% (2)
      --------------------------------------------------------------------

      ----------
      (1)   Yield for shares purchased for $10.00 per share.

      (2) Represents total amount paid and the annualized yield for the nine months ended September 30, 2009.

      As a Real Estate Investment Trust, we make regular quarterly distributions to shareholders. The amount of distributions to our shareholders must equal at least 90% of our "real estate investment trust taxable income" in order for us to retain REIT status. Shareholder distributions are estimated for our first three quarters each fiscal year and adjusted annually based upon our audited year-end financial report. Cash available for distribution to our shareholders is derived primarily from the interest portion of monthly mortgage payments we receive from churches borrowing money from us, from origination and other fees paid to us by borrowers in connection with loans we make, interest income from mortgage-backed securities issued by churches and other non-profit religious organizations purchased and held by us for investment purposes, and earnings on any permitted temporary investments made us. All dividends are paid by us at the discretion of the Board of Directors and will depend upon our earnings and financial condition, maintenance of real estate investment trust status, funds available for distribution, results of operations, economic conditions, and such other factors as our Board of Directors deems relevant.

      During any period where our shares of common stock are being offered and sold and the proceeds therefrom accumulated for the purpose of funding loans to be made by us, the relative yield generated by such capital, and, thus, dividends (if any) to shareholders, could be less than expected until we have fully invested such funds into loans. We seek to address this issue by (i) collecting from borrowers an origination fee at the time a loan is made, (ii) timing our lending activities to coincide as much as possible with sales of our securities, and (iii) investing our undeployed capital in permitted temporary investments that offer the highest yields together with safety and liquidity. However, there can be no assurance that these strategies will improve current yields to our shareholders. In order to qualify for the beneficial tax treatment afforded real estate investment trusts by the Internal Revenue Code, we are required to pay dividends to holders of our shares in annual amounts which are equal to at least 90% of our "real estate investment trust taxable income." For the fiscal year ended December 31, 2008, we distributed substantially all of our taxable income to our shareholders in the form of quarterly dividends. We intend to continue distributing virtually all of such income to our shareholders on a quarterly basis, subject to (i) limitations imposed by applicable state law, and (ii) the factors identified above. The portion of any dividend that exceeds our earnings and profits will be considered a return of capital and will not currently be subject to federal income tax to the extent that such dividends do not exceed a shareholder's basis in their shares.

      Funds available to us from the repayment of principal (whether at maturity or otherwise) of loans made by us, or from sale or other disposition of any properties or any of our other investments, may be reinvested in additional loans to churches, invested in mortgage-backed securities issued by churches or other non-profit organizations, or in permitted temporary investments, rather than distributed to the shareholders. We can pass through the capital gain character of any income generated by computing its net capital gains and designating a like amount of our distribution to our shareholders as "capital gain dividends." The distribution requirement to maintain qualification as a real estate investment trust does not require distribution of net capital gains, if generated. Thus, if we have a choice of whether to distribute any such gains, undistributed net capital gains (if any) will be taxable to us. The Board of Directors, including a majority of the Independent Directors, will determine whether and to what extent the proceeds of any disposition of property will be distributed to our shareholders.

Equity Compensation Plans

      We do not have any equity compensation plans under which equity securities of the Company are authorized for issuance.

                                 CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2008 and September 30, 2009 and as of December 31, 2008 and September 30, 2009 as adjusted to give effect to the sale of all of the certificates offered hereby, of which there can be no assurance.

                                      December 31,     December 31,    September 30,   September 30,
                                          2008            2008             2009             2009
                                         Actual       As Adjusted(1)      Actual       As Adjusted(1)
                                     --------------   --------------   -------------   --------------
Long Term Debt                       $   17,669,000   $   37,669,000  $   17,993,000   $   37,993,000

Current Liabilities                       8,968,516        8,968,516       6,909,422        6,909,422

Shareholder's Equity                         24,721           24,721          24,721           24,721
Common Stock, $.01 par value
per share; 30,000,000 shares
authorized; issued and
outstanding 2,472,081 shares
at December 31, 2008 and
September 30, 2009

Additional Paid-In Capital               22,814,911       22,814,911      22,814,911       22,814,911

Accumulated Deficit                      (2,515,948)      (2,515,948)     (2,887,029)      (2,887,029)
                                     --------------   --------------   -------------   --------------

Total Shareholder's Equity               20,323,684       20,323,684      19,952,603       19,952,603
                                     ==============   ==============   =============   ==============

   Total Capitalization              $   46,961,200   $   66,961,200   $  44,795,025   $   64,795,025
                                     ==============   ==============   =============   ==============

(1) This is a best-efforts, no minimum offering. If less than all of the certificates offered hereby are sold, then the Long Term Debt figures in the "As Adjusted" columns would be reduced in proportion to the reduced sales.

                             SELECTED FINANCIAL DATA

      The selected financial data presented below is derived from our audited financial statements at and for the years ended December 31, 2007 and 2008. The selected financial data is from our unaudited financial statement information at and for the nine months ended September 30, 2009. The financial statements are included in the appendix. You should refer to the financial statements, and notes thereto, for a more detailed presentation of financial information.

                                                                                   Nine Months
                                                       Year Ended December 31,        Ended
                                                    ---------------------------   September 30,
                                                        2007            2008          2009
                                                    ------------   ------------   -------------
Statement of Operations Data

Interest Income                                     $  3,932,815   $  3,690,434   $   2,782,502

Interest Expense                                       1,988,594      2,066,432       1,344,212
                                                    ------------   ------------   -------------

Net Interest Income                                    1,944,221      1,624,002       1,438,290

Provision for losses on mortgage loans
receivable and bonds                                     133,101        352,670         327,520
                                                    ------------   ------------   -------------

Net Interest Income after provision for
losses on mortgage loans receivable and bonds          1,811,120      1,271,332       1,110,770

Operating Expenses                                       972,805      1,242,304         741,933
                                                    ------------   ------------   -------------

Operating Income                                         838,315         29,028         368,937

Other Income                                              14,875         21,403           1,706
                                                    ------------   ------------   -------------

Net Income                                          $    853,190   $     50,431   $     370,543
                                                    ============   ============   =============

Income per Common Share                             $        .34   $        .02   $         .15

Weighted Average Common Shares Outstanding             2,493,595      2,480,392       2,472,081

Dividends Declared                                  $    654,572   $    867,379   $     741,624

Dividends Declared per Weighted Share               $        .26   $        .35   $         .30

                                                                                   Nine Months
                                                       Year Ended December 31,        Ended
                                                    ---------------------------   September 30,
                                                        2007            2008          2009
                                                    ------------   ------------   -------------
Balance Sheet Data:
Assets:
   Cash and Cash Equivalents                        $    285,118   $    271,373   $     156,874
   Current maturities of loans receivable                877,400        463,841         127,975
   Current maturities of bond portfolio                   41,000        342,000          99,000
   Loans Receivable, net of current maturities        32,464,951     32,100,196      30,501,037
   Bonds Receivable, net of current maturities        11,222,713     11,536,937      11,953,544
   Accounts Receivable                                   112,546        133,638         160,679
   Interest Receivable                                   151,105        154,466         157,860
   Prepaid Expense                                         7,072          9,724           9,418
   Real-Estate Held for Sale                           1,566,561      1,261,832         862,532
   Deferred Offering Costs                               700,479        654,810         749,259
   Deferred Line of Credit Costs                         227,278         32,383          16,847
                                                    ------------   ------------   -------------

Total Assets                                        $ 47,656,223   $ 46,961,200   $  44,795,025
                                                    ============   ============   =============

Liabilities and Shareholder's Equity
   Account Payable                                  $     28,941   $     23,317   $      46,238
   Investors Saver Certificates                       22,831,000     21,638,000      20,932,000
   Note payable, line of credit                        3,350,000      4,500,000       3,600,000
   Building Funds Payable                                 50,000        352,595          16,976
   Accrued Expenses                                       18,022            -0-             -0-
   Dividends Payable                                     124,680        123,604         247,208
   Shareholder's Equity                               21,253,580     20,323,684      19,952,603
                                                    ------------   ------------   -------------
                                                    $ 47,656,223   $ 46,961,200   $  44,795,025
                                                    ============   ============   =============

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

      Certain statements contained in this section and elsewhere in this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, (i) trends affecting our financial condition or results of operations; (ii) our business and growth strategies; (iii) the mortgage loan industry and the status of religious organizations; (iv) our financing plans; and other risks detailed in the Company's other periodic reports filed with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance.

Management's Discussion and Analysis

      The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto included in this prospectus beginning at page F-1. We commenced operations as a real estate investment trust in 1996, specializing in providing mortgage loans to churches and other religious non-profit organizations.

      During the nine months ended September 30, 2009 and the year ended December 31, 2008 our total assets decreased by approximately $2,166,000 and $695,000, respectively, due to a decrease in mortgage loans receivable resulting from payoff of loans and a decrease in real estate held for sale. Shareholders' Equity decreased by approximately $371,000 and $930,000 at September 30, 2009 and December 31, 2008, respectively, due to a decrease in net interest income and an increase in our provision for losses on mortgage loans receivable and bonds.

      Since our inception, we experienced our highest quarterly dividend payment for the quarter ended December 31, 1997 and our lowest quarterly dividend payments for the quarters ended June 30, 2007 and September 30, 2007. The quarterly dividend paid for each share held of record on December 31, 1997 was $.25625 per share representing an annualized yield of 10.25% for each share purchased at $10 per share. The quarterly dividend payments for each share held of record on June 30, 2007 and September 30, 2007 were $.025 representing an annualized yield of 1.00% for each share purchased at $10 per share. The dividend payment for December 31, 1997 was significantly higher than the average dividend amount due to the large number of loans funded during the quarter and a corresponding high level of origination income earned during the quarter. Each loan funded during the quarter generates origination income, which is due and payable to shareholders as "Taxable Income" even though origination income was not recognized in its entirety for the period under generally accepted accounting principals in the United States of America ("GAAP"). Recognition of origination income under GAAP must be deferred over the expected life of each loan. By way of further comparison, the dividend payments made to June 30, 2007 and September 30, 2007 shareholders of record were significantly lower than the average dividend amount due directly to losses related to the sale of foreclosed property in Coupland, Texas.

Results of Operations

      Fiscal 2009 Nine Months Compared to Fiscal 2008 Nine Months

      Our net income for the nine month periods ended September 30, 2009 and 2008 was approximately $371,000 and $61,000, respectively, on total revenues of approximately $2,783,000 and $2,781,000, respectively. Interest income earned on our portfolio of loans was approximately $2,063,000 and $2,157,000 for the nine month periods ended September 30, 2009 and 2008, respectively. As of September 30, 2009 our loans receivable have interest rates ranging from 5.00% to 10.25%, with an average, principal-adjusted interest rate of 8.37%. Our bond portfolio has an average current yield of 7.71% as of September 30, 2009. As of September 30, 2008, the average, principal-adjusted interest rate on our portfolio of loans was 8.70% and our portfolio of bonds had an average current yield of 7.91%. The decrease in interest income was largely due to the repayment of mortgage loans without new loans issued and the general decline in interest rates throughout the latter part of 2008. Interest expense was approximately $1,344,000 and $1,600,000 for the nine month periods ended September 30, 2009 and 2008, respectively. The decrease in interest was due to the maturity of secured investor certificates and the decline in the interest rate and amount outstanding on our line of credit. and reduced amortization expense on our line of credit of approximately

$180,000, which includes the loan costs related to the previous line of credit which were expensed once the new line of credit was obtained with Beacon Bank on September 12, 2008.

      Net interest income, prior to provisions for mortgage losses, for the nine months ended September 30, 2009 increased to approximately $1,438,000 compared to $1,181,000 at September 30, 2008. The increase is to due to a reduction in the interest expense on our line or credit and our secured investor certificates. This reduction is due to a lower balance outstanding on our line of credit and secured investor certificates that remain outstanding.

      Operating expenses for the nine months ended September 30, 2009 decreased to approximately $742,000 compared to $909,000 at September 30, 2008. The decrease relates to a reduction of impairment charges for real estate held for sale of approximately $211,000.

      We distributed virtually all of our cash from operating activities and investing activities for the nine month period ending September 30, 2009 in the form of dividends to shareholders. Total cash for operating activities and investing activities totaled $937,834 and $1,345,065 for the nine month period ending September 30, 2009, respectively. In addition, we decreased its real estate impairment reserves and its loan loss reserves to approximately $95,000 and $328,000 for the nine month period ending September 30, 2009 respectively. This increase in loan loss reserves was recognized in its entirety for the period under generally accepted accounting principles ("GAAP"), but does not affect taxable income distributions we are required to make to maintain our status as a REIT. We anticipate distributing all of our taxable income (100%) in the form of dividends to our shareholders in the foreseeable future to maintain our REIT status and to provide an income source to our shareholders.

      Results of Operations - 2008

      Since we began active business operations on April 15, 1996, we have paid 50 consecutive quarterly dividend payments to shareholders. These dividend payments have resulted in an average annual return of 6.984% to shareholders who purchased shares in our public offerings at $10 per share. Each loan funded during the quarter generates origination income which is due and payable to shareholders as taxable income even though origination income was not recognized in its entirety for the period under generally accepted accounting principles ("GAAP"). We anticipate distributing all of our taxable income (100%) in the form of dividends to our shareholders in the foreseeable future to maintain our REIT status and to provide an income source to our shareholders.

      Net income under GAAP accounting for our year ended December 31, 2008 was $50,431 on total revenues of $3,690,434 compared to net income of $853,190 on total revenues of $3,932,815 for the year ended December 31, 2007. This decrease in net income was primarily due to increased loan loss and real estate impairment reserves. We disposed of two properties in 2008. We expect to dispose of two properties in 2009. We expect to foreclose on two additional properties in 2009 and will incur costs to secure and prepare these properties for sale. We exhaust all options available to us to before proceeding to foreclosure. We do not foresee any additional increase in foreclosures other than these two churches.

      The decrease in net interest income was due to the fact that three loans paid off in the fiscal year ended December 31, 2008. Excluded from revenue for the year ended December 31, 2008 is $73,000 of origination income, or "points," we received. Recognition of origination income under GAAP must be deferred over the expected life of each loan. However, under tax principles, origination income is recognized in the period received. Accordingly, because our status as a REIT requires, among other things, the distribution to shareholders of at least 90% of taxable income, the dividends declared and paid to our shareholders for the quarters ended March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 included origination income even though it was not recognized in its entirety as income for the period under GAAP.

      Our operating expenses for our fiscal year ended December 31, 2008 were $1,242,304 compared to $972,805 for our fiscal year ended December 31, 2007. This increase in operating expenses was primarily a result of provisions related to the real estate impairment reserve as well as costs associated with foreclosed properties.

      Our Board of Directors declared dividends of $.1625 for each share of record on March 31, 2007, $.025 for each share held of record on June 30, 2007, $.025 for each share held of record September 30, 2007 and $.050 for each share held of record on December 31, 2007. Based on the quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, the dividends paid represented a 6.50%, 1.00%, 1.00% and 2.00 % annualized yield to shareholders, respectively, for an effective overall annual yield of 2.625% in 2007. In 2007, and especially in the second, third and fourth quarters of 2007, our dividend yield was significantly lower than in prior periods. This decrease resulted directly from the loss related to the sale of foreclosed property in Coupland, Texas. In addition, 58% of dividends paid to shareholders in 2007 was taxable ordinary dividends, while 42% of the dividends paid to shareholders in 2007 was return of capital and is reported as non-dividend distributions.

      Our Board of Directors declared dividends of $.10 for each share of record on March 31, 2008, $.10 for each share held of record on June 30, 2008, $.10 for each share held of record September 30, 2008 and $.05 for each share held of record on December 31, 2008. Based on the quarters ended March 31, 2008, June
30, 2008, September 30, 2008 and December 31, 2008, the dividends paid represented a 4.00%, 4.00%, 4.00% and 2.00% annualized yield to shareholders, respectively, for an effective overall annual yield of 3.50% in 2008. In 2008, and especially in the fourth quarter of 2008, our dividend yield was significantly lower than in prior periods. This decrease resulted directly from losses related to the sales of foreclosed properties. In addition, 51% of dividends paid to shareholders in 2008 was taxable ordinary dividends, while 49% of the dividends paid to shareholders in 2008 was return of capital and is reported as non-dividend distributions.

      Results of Operations - 2007

      Interest income earned on the Company's portfolio of loans was $3,022,695 for the year ended December 31, 2007, compared to $2,854,477 for 2006. This increase in interest income was due to the fact that 8 new loans were originated in the fiscal year ended December 31, 2007. Excluded from revenue for the year ended December 31, 2007 is $107,369 of origination income, or "points," we received. Recognition of origination income under GAAP must be deferred over the expected life of each loan. However, under tax principles, origination income is recognized in the period received. Accordingly, because our status as a REIT requires, among other things, the distribution to shareholders of at least 90% of taxable income, the dividends declared and paid to our shareholders for the quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007 included origination income even though it was not recognized in its entirety as income for the period under GAAP.

      Net interest income, after provision for mortgage and bond losses, for 2007 decreased to approximately $1,811,000 compared to $1,990,000 for 2006. The decrease in net interest income relates to the increase in interest expense due to increases in the average amounts outstanding on the line of credit, partially offset by a reduction in the outstanding balance of secured investor certificates. The decrease in net interest income also reflects the reserve for a bond that the Company owns, the issuer of which had entered into a Chapter 11 bankruptcy.

      Our operating expenses for our fiscal year ended December 31, 2007 were $972,805 compared to $839,435 for our fiscal year ended December 31, 2006. This increase in operating expenses was primarily a result of costs associated with professional and advisory fees.

      Our Board of Directors declared dividends of $.1625 for each share of record on March 31, 2007, $.025 for each share held of record on June 30, 2007, $.025 for each share held of record September 30, 2007 and $.050 for each share held of record on December 31, 2007. Based on the quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, the dividends paid represented a 6.50%, 1.00%, 1.00% and 2.00 % annualized yield to shareholders, respectively, for an effective overall annual yield of 2.625% in 2007. In 2007, and especially in the second, third and fourth quarters of 2007, our dividend yield was significantly lower than in prior periods. This decrease resulted directly from the loss related to the sale of foreclosed property in Coupland, Texas. In addition, 58% of dividends paid to shareholders in 2007 was taxable ordinary dividends, while 42% of the dividends paid to shareholders in 2007 was return of capital and is reported as non-dividend distributions.

      The total amount of dividends paid in 2007 was $927,310 which number includes $397,418 of dividends declared but not paid in 2006 and $124,680 of dividends declared but not paid in 2007. In 2007, the total amount of dividends declared and paid to shareholders was $654,572. Of the $654,572 amount paid, approximately $379,757, or 58%, was a distribution of taxable income, and $274,814, or 42%, was a return of capital because it was a distribution of shareholder equity and not a distribution of taxable income. The Company decided to pay cash from operating and financing activities to shareholders to provide a reliable income source to shareholders.

      Total cash for operating activities and investing activities totaled $1,478,000 and $1,271,000 for the period ending December 31, 2007, respectively. Distribution of virtually all cash from operating activities and investing activities resulted in a return of capital to shareholders for the period ended December 31, 2007. Distributions beyond those required to maintain our REIT status are considered a return of capital to shareholders.

Liquidity and Capital Resources

      Our revenue is derived principally from interest income, and secondarily, from origination fees and renewal fees generated by mortgage loans that we make. We also earn income through interest on funds that are invested pending their use in funding mortgage loans or distributions of dividends to our shareholders, and on income generated on church bonds we may purchase and own. We generate revenue through (i) permitted temporary investments of cash, and (ii) making mortgage loans to churches and other non-profit religious organizations. Our principal expenses are advisory fees, legal and auditing fees, communications costs with our shareholders, and the expenses of our transfer agents and registrar.

      Our loan portfolio consists primarily of long term fixed rate loans. We currently do not have any short term variable rate loans or renewable loans in our portfolio. Historically, loans in our portfolio are outstanding for an average of just under three years. Our borrowers are typically small independent churches with little or no borrowing history. Once a church establishes a payment history with us, they look to re-finance their loan with a local bank, credit union or other financial institution who is willing to provide financing since the borrower has established a payment history and have demonstrated they can meet their mortgage debt obligations.

      Currently, our bond portfolio comprises 28% of our assets under management. The total principal amount of mortgage-secured debt securities we purchase from churches and other non-profit religious organizations is limited to 30% of our Average Invested Assets. The total principal amount outstanding is $12,452,544 as of September 30, 2009.

      We currently own $2,035,000 worth of First Mortgage Bonds issued by St. Agnes Missionary Baptist Church, which is located in Houston, Texas. St. Agnes has defaulted on its payment obligation to bondholders, who are currently owed approximately $13,027,000 excluding any accrued interest, fees or expenses. Herring Bank, Amarillo, Texas, is trustee for the First Mortgage Bondholders. Since September 30, 2007, the Company has not recorded an accrual for interest from these bonds. Additionally, the Company has reserved $400,000 for the St. Agnes bonds at September 30, 2009 and December 31, 2008 as part of the fair value adjustment.

      St. Agnes agreed to rent the three properties securing the bonds back from Herring Bank and has agreed to maintain the properties as it seeks either re-financing or a buyer for the properties. The lease was signed in March 2009. Lease payments began in the second quarter of 2009 and are being remitted to bondholders as partial interest payments. The lease payments represent approximately half of the church's monthly debt obligation under the current trust indenture.

      We use funds from prepayment of mortgage loans and bonds that have been called for payments on our maturing secured investor certificates. In addition, if needed, we are able to sell bonds that we own to meet the maturities of secured investor certificates. In 2009, we used funds from operating, investing and financing activities to make payments on maturing secured investor certificates and to make dividend payments to shareholders. While we have generally paid amounts in excess of the taxable dividend requirement to maintain our REIT status, in the future, we may have to reduce these excess amounts in order to maintain our debt service requirements on our maturing secured investor certificates. As of September 30, 2009, we had approximately $5,350,000 worth of secured investor certificates that mature between 2009 and 2012. As noted above, if needed, we are able to sell bonds that we own to meet the maturities of secured investor certificates.

      In addition, we are able to borrow funds in an amount up to 300% of shareholder's equity (in the absence of a satisfactory showing that a higher level of borrowing is appropriate; any excess in borrowing over such 300% level must be approved by a majority of the Independent Directors and disclosed to shareholders in the next quarterly report along with justification for such excess) in order to increase our lending capacity. We currently have a $4,500,000 line of credit with Beacon Bank. Advances on the line of credit are available up to $4,500,000, subject to borrowing base limitations, until Beacon Bank participates out the remaining portion of the line of credit up to $8,000,000. Interest is charged at the prime rate with a minimum interest rate of 5.00%. When the prime rate is greater than 6.00%, the interest rate is prime less .50%, subject to a minimum interest rate of 6.00%. At September 30, 2009, the interest rate on the line of credit was 5.00% and we had an outstanding balance of $3,600,000. The line of credit is secured by a first priority security interest in substantially all of the Company's assets other than collateral pledged to secure the Company's Series A, Series B, and Series C Secured Investor Certificates.

      On October 29, 2008, the Company filed with the Securities and Exchange Commission a registration statement to offer $20,000,000 worth of Series C Secured Investor Certificates to qualified investors. The offering was declared effective by the Securities and Exchange Commission on March 30, 2009. These certificates are expected to provide a source of capital to fund additional loans to qualified borrowers, pay down existing maturing certificates and to pay down our line of credit which, at times, may provide funds at less favorable terms than funds obtained through our certificate offering. At September

30, 2009, approximately $191,000 had been collected from the issuance of Series C certificates. The proceeds were used to purchase church bonds.

      However, there can be no assurance that we can always lend funds out at rates higher than the rate at which we borrow the funds. When we do carry an outstanding balance on this line of credit we plan to "pay-down" any future borrowings on our line of credit by (i) negotiating a larger, more cost-advantageous line of credit with another bank and (ii) applying the proceeds from principal payments on our current loan portfolio payments and any loan re-payments. Increases or decreases in the lending rates charged by our bank sources as well as the increase or decrease in the rate of interest charged on our loans has and likely will continue to impact interest income we will earn and, accordingly, influence dividends declared by our Board of Directors.

      Our future capital needs are expected to be met by (i) future public offerings of our shares and/or our certificates; (ii) the repayment of existing loans and bonds and (iii) borrowing under our existing line of credit.

Loan Loss Reserve Policy

      We follow a loan loss reserve policy on our portfolio of loans outstanding. This critical policy requires complex judgments and the need to make estimates of future events, which may or may not materialize as planned. We record mortgage loans receivable at their estimated net realizable value, which is the unpaid principal balance less the allowance for mortgage loans. Our loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan. Our policy will reserve for the outstanding principal amount of a loan in our portfolio if the amount is in doubt of being collected. Additionally, no interest income is recognized on loans we declare are in default. At December 31, 2008, we reserved $107,308 against eleven mortgage loans, of which five churches were three or more mortgage payments in arrears. At September 30, 2009, we reserved approximately $434,828 for sixteen mortgage loans, of which ten churches are three or more mortgage payments in arrears. Three of these loans have been declared to be in default and three are currently in the foreclosure process at September 30, 2009.

      The total value of non-performing loans, which are loans that are in the foreclosure process or are declared to be in default and are no longer performing was approximately $3,690,000 and $878,000 at September 30, 2009 and December 31, 2008, respectively. We believe that the total amount of non-performing loans is adequately secured by the underlying collateral.

      As of September 30, 2009, we had eight first mortgage loans that are three or more payments in arrears. Three of the loans are in the process of being foreclosed. Three others have been declared to be in default and are no longer performing.

      The first property has an outstanding balance of approximately $614,000. The loan is currently in foreclosure. We initiated the foreclosure process, but before we could take possession of the property through Sheriff Sale, the church filed bankruptcy. Our attorney is in contact with the bankruptcy trustee, and we are awaiting the outcome of this process.

      The second and third properties have an outstanding balance of approximately $267,000 and $653,000 respectively. Both loans are to the same borrower. Both loans are currently in foreclosure. We initiated the foreclosure process, but before we could take possession of the property through Sheriff Sale, the church filed bankruptcy. Our attorney is in contact with the bankruptcy trustee, and we are awaiting the outcome of this process. We are currently receiving $4,327 per month in maintenance payments from the Church which represents 77% of their current monthly debt obligation for both properties.

      The fourth loan has an outstanding balance of approximately $424,000. The loan has been declared to be in default. The church has listed its property for sale through a local realtor. We are currently receiving $2,500 per month maintenance payments while the church finds a buyer for their property. This payment of $2,500 per month represents 81% of their current monthly debt obligation.

      The fifth loan has an outstanding balance of approximately $1,585,000. This is the largest loan in our loan portfolio. The loan has been declared to be in default. The Church missed two payments in 2008 and two and one half payments in 2009. However, we have received their September and October 2009 mortgage payments. The Church has not submitted a viable repayment plan. We are monitoring the loan and have engaged counsel to begin foreclosure if additional monthly mortgage payments are missed.

      The sixth loan has an outstanding balance of approximately $147,000. This loan has been declared to be in default. The church has missed eight mortgage payments and has not made a mortgage payment since March 2009. We are engaging counsel and will begin the foreclosure process very soon.

      The seventh loan has an outstanding balance of approximately $243,000. The Church had missed one mortgage payment in 2007 and two mortgage payments in 2008, but has not missed any mortgage payments in 2009. The Church submitted a repayment plan which was accepted and are currently repaying their arrearage.

      The eighth loan has an outstanding balance of approximately $456,000. The Church has missed two payments in 2008 and three payments in 2009. Church is paying an additional $1,000 per month toward their arrearage

      We presently expect our loan loss reserves to be adequate to cover all losses. Listed below is our current loan loss reserve policy:

          Percentage of Loan
Incident  Reserved                Status of Loan
--------  ----------------------  ----------------------------------------------
1.        None                    Loan is current, no interruption in payments
                                  during history of the loan, ("interruption" means receipt by us more than 30 days after scheduled payment date).

2.        None                    Loan current, previous interruptions
                                  experienced, but none in the last six month period. Applies to restructured loans or loans given forebearance.

3.        None                    Loan current, previous interruptions
                                  experienced, but none in the last 90 day period.

4.        1.00%                   Loan serviced regularly, but 2 to 3 payments
                                  cumulative in arrears. Delinquency notice been sent.

5.        5.00%                   Loan serviced regularly, but 4 or 5 payments
                                  cumulative in arrears. Repayment plan
                                  requested.

6.        10.00%                  Loan is declared to be in default. Legal
                                  counsel engaged to begin foreclosure.
                                  Additional accrual of overdue payments and penalties ceased.

7.        The greater of: (i)     Foreclosure proceeding underway or imminent.
          accumulated reserve     Accrual of all overdue interest and principal
          during default period   payments including penalties to be expensed.
          equal to principal      Reserve amount dependent on value of
          loan balance in         collateral. All expenses related to enforcing
          excess of 65% of        loan agreements are expensed.
          original collateral
          value; or (ii) 1% of
          the remaining
          principal balance
          each quarter during
          which the default
          remains in effect.

The Company's Advisor, on an ongoing basis, will review reserve amounts under the policy stated above and determine the need, if any, to reserve amounts in excess of its current policy. Any additional reserve amounts will be equal to or greater than its current reserve policy. Loan loss reserves are recorded on a quarterly basis.

Bond Loss Policy

      Bond loss reserves are estimated by management and are determined by reviewing: (i) payment history, (ii) our experience with defaulted bond issues,
(iii) the issuers payment history as well as (iv) historical trends.

Critical Accounting Policies and Estimates

      Preparation of our financial statements requires estimates and judgments to be made that affect the amounts of assets, liabilities, revenues and expenses reported. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. We evaluate these estimates based on assumptions we believe to be reasonable under the circumstances.

      The difficulty in applying these policies arises from the assumptions, estimates and judgments that have to be made currently about matters that are inherently uncertain, such as future economic conditions, operating results and valuations as well as management intentions. As the difficulty increases, the level of precision decreases, meaning that actual results can and probably will be different from those currently estimated.

      Of our significant accounting policies described in the notes to our financial statements included herewith, we believe that the estimation of fair value of our mortgage loans receivable and bond portfolio involves a high degree of judgment. The fair value of the mortgage loans receivable is currently less than the carrying value as the portfolio is currently yielding a lower rate than similar mortgages with similar terms for borrowers with similar credit quality. The credit markets in which we conduct business have experienced an increase in interest rates resulting in the fair value of the mortgage loans falling during the nine months ended September 30, 2009. We determine the fair value of our bond portfolio by comparing with similar instruments in inactive markets as well as using widely accepted valuation techniques, including, for example, discounted cash flow analysis on the expected cash flows of the bonds. The analysis reflects the contractual terms of the bonds, which are callable at par by the issuer at any time, including the period to maturity and the anticipated cash flows of the bonds and uses observable and unobservable market-based inputs. Unobservable inputs include our internal credit rating and selection of similar bonds for valuation. The fair value of the secured investor certificates is currently greater than the carrying value due to higher interest rates than current market rates. In addition, the loan and bond loss policy, previously discussed, is a critical accounting policy.

      Recognition of origination income under "GAAP" must be deferred over the expected life of each loan. However, under tax principles, origination income is recognized in the period received. Accordingly, because our status as a REIT requires, among other things, the distribution to shareholders of at least 90% of taxable income, the dividends declared and paid to our shareholders included origination income even though it was not recognized in its entirety as income for the period under GAAP.

      We estimate the value of real estate we hold pending re-sale on a number of factors. We look at the current condition of the property as well as current market conditions in determining a fair value. Since churches are single use facilities the listing price of the property may be lower than the total amount owed to us. Attorney fees, taxes, utilities along with real estate commission fees will also reduce the amount we collect from the sale of a property we have acquired through foreclosure. The fair value of the real estate held for re-sale includes estimates of expenses related to the sale of the real estate.

                                  OUR BUSINESS

General

      American Church Mortgage Company was established by American Investors Group, Inc. (the "underwriter" or "American") to service demand that the principals of American identified through the course of its business for mortgage lending to church borrowers in the amount of $100,000 to $2,000,000. Because of the regulatory and administrative expenses associated with bond financing, the economic feasibility of bond financing diminishes for financings under $750,000. As a result, American believed that many churches were forced to either forego the project for which their financing request was made, fund their project from cash flow over a period of time and at greater expense, or seek bank financing on terms which were not always favorable or available to them. We were incorporated in Minnesota on May 27, 1994 to provide a lending source to this segment of the industry, capitalizing on a lack of significant competition in the specialized business of making smaller church loans, the experienced human resources available at American and our advisor, and the marketing, advertising and general goodwill of American. We began making loans in April 1996. We make loans throughout the United States in principal amounts limited in range from $100,000 to $2,000,000. We may invest up to 30% of our average invested assets in mortgage-secured debt securities (bonds) issued by churches and other non-profit religious organizations. We intend to lend funds and acquire mortgage secured investments pursuant to our business plan as additional funds become available from this offering, and thereafter as funds from loan repayments, bond maturities and other resources become available.

      We utilize American's unique specialization in procuring, qualifying and servicing church loans to enhance our operations. American has underwritten first mortgage bonds for churches throughout the United States since 1987. In underwriting church bonds, American reviews financing applications, analyzes prospective borrowers' financial capability, and structures, markets and sells, mortgage-backed bond securities to the investing public. Since its inception, American has underwritten approximately 247 church bond financings, in which approximately $490,965,000 in first mortgage bonds have been sold to public investors. The average size of church bond financings underwritten by American since its inception is approximately $1,988,000.

      Since our establishment, we have funded 173 mortgage loans to churches for a total amount of $86,759,653. As of September 30, 2009, we had 72 mortgage loans outstanding in the original aggregate principal amount of $34,522,358 and own church bonds having a face value of $12,452,544.

Financing Business

      We make first mortgage loans in amounts ranging from $100,000 to $2,000,000, to churches and other non-profit religious organizations, and invest in mortgage-secured debt instruments issued by churches and other non-profit religious organizations, called church bonds. We apply essentially all of our working capital (after adequate reserves determined by our advisor) toward making mortgage loans and investing in church bonds. We seek to:

      o find qualified borrowers and make loans in accordance with our Lending Guidelines;

      o     lend at rates of interest in excess of our cost of funds;

      o offer competitively attractive mid-term (5-15 years) loans and long-term (20-30 year) loans (although there is no limit on the term of our loans);

      o charge origination fees, or "points," from the borrower at the outset of a loan and upon any renewal of a loan;

      o make a limited amount of higher-interest rate second mortgage loans and construction loans to qualified borrowers; and

      o purchase a limited amount of mortgage-secured debt securities issued by churches and other non-profit religious organizations, typically at par value.

      Our policies limit the amount of second mortgage loans to 20% of our average invested assets on the date any second mortgage loan is closed, and limit the amount of mortgage-secured debt securities to 30% of average invested assets on the date of their purchase. All other mortgage loans we make (or church bonds purchased for investment) will be secured by a first mortgage or deed of trust on the borrower's real property. As of September 30, 2009, we did not have any second mortgage loans outstanding and the percentage of average invested assets in mortgage-secured debt securities, was 26.1%. As we attempt to make mortgage loans that maximize interest income, we may make longer-term fixed-rate loans in our discretion in order to reduce the risk of downward interest rate fluctuations.

      Our lending and investing decisions, including determination of a prospective borrower's or church bond issuer's financial credit worthiness, are made for us by our advisor. We have no employees. Employees and agents of our advisor conduct all aspects of our business, including (i) marketing and advertising; (ii) communication with prospective borrowers; (iii) processing loan applications; (iv) closing loans; (v) servicing loans; and (vi) administering our day-to-day business activities. In consideration of its services, the advisor is entitled to receive a fee equal to 1.25% annually of the Company's average invested assets, plus one-half of any origination fee charged to borrowers on mortgage loans we make. The advisor's management fees are computed and payable monthly.

Current First Mortgage Loan Terms

      We offer prospective borrowers a selection of loan types, which include a choice of fixed or variable rates of interest indexed to the prime rate, the U.S. Treasury 10-Year Notes, or another generally recognized reference index, and having various terms to maturity, origination fees and other terms and conditions. The terms of loans we offer may be changed by our advisor as a result of such factors as (i) the credit quality and experience of the borrowers; (ii) the terms of loans in our portfolio; (iii) competition from other lenders; (iv) anticipated need to increase the overall yield on our mortgage loan portfolio; (v) local and national economic factors; and (vi) actual experience in borrowers' demand for the loans. We currently make the loan types described in the table below. This table describes material terms of loans available from us. The table does not purport to identify all possible terms, rates, and fees we may offer. We may modify the terms identified below or offer loan terms different than those identified below. Many loans are individually negotiated and differ from the terms described below.

-----------------------------------------------------------------------------------
            Loan Type                 Interest Rate (1)         Origination Fee (2)
-----------------------------------------------------------------------------------
25/30 Year Term (3)         Fixed @ 8.75%/8.95% respectively            3.5%
-----------------------------------------------------------------------------------
20 Year Term (3)            Variable Annually @ Prime + 2.50%           3.5%
-----------------------------------------------------------------------------------
3 Year Renewable Term (4)   Fixed @ 8.25%                               3.0%
-----------------------------------------------------------------------------------
Construction 1 Year Term    Fixed @ 9.00%                               2.0%
-----------------------------------------------------------------------------------

(1) "Prime" means the prime rate of interest charged to preferred customers, as published by a federally chartered bank chosen by us. We may also tie our offered interest rates to other indexes.

(2) These are "target" fees; however, negotiation of these fees with borrowers often occurs. Origination fees are generally based on the original principal amount of the loan and are collected from the borrower at the origination and renewal of loans, one-half of which is payable directly to our advisor.

(3) Fully amortized repayment term. Amortization terms may vary, as may other loan terms, depending on individual loan negotiations and competitive forces.

(4) Renewable term loans are repaid based on a 25-year amortization schedule, and are renewable at the conclusion of their initial term for additional like terms up to an aggregated maximum of 25 years. We charge a fee of 1% upon the date of each renewal. If renewed by the borrower, the interest rate is adjusted upon renewal to Prime plus a specified percentage "spread."

Portfolio of the Company

      As of September 30, 2009, we had 72 first mortgage loans aggregating $34,522,358 in original principal amount, and purchased $12,474,000 original principal amount first mortgage bonds issued by churches.

The table below identifies, by state, the loan amounts and amounts outstanding of the Company's first mortgage loans as of September 30, 2009.

                        American Church Mortgage Company
                             Current Loan Portfolio
          ------------------------------------------------------------
                                         Principal
                                       Balance as of     Percentage of
          State      Loan Amount         09/30/2009          Total
          ------------------------------------------------------------

          AR       $   225,000.00     $    157,181.98        0.50%
          AZ       $ 1,325,000.00     $  1,274,493.69        4.03%
          CA       $   865,000.00     $    818,929.60        2.59%
          CT       $   435,000.00     $    400,000.00        1.27%
          FL       $ 3,481,500.00     $  2,914,304.98        9.22%
          GA       $ 1,555,000.00     $  1,384,660.78        4.38%
          IL       $ 1,903,406.36     $  1,810,518.10        5.73%
          IN       $ 1,505,000.00     $  1,480,619.65        4.68%
          KY       $   620,000.00     $    590,000.00        1.87%
          LA       $   645,000.00     $    613,910.64        1.94%
          MA       $   440,000.00     $    383,025.12        1.21%
          MD       $ 1,515,000.00     $  1,419,800.36        4.49%
          MI       $ 2,126,000.00     $  2,083,226.98        6.59%
          MN       $   431,250.00     $    423,613.59        1.34%
          NC       $ 1,630,915.00     $  1,256,621.23        3.97%
          NJ       $   427,500.00     $    421,603.74        1.33%
          NV       $   400,786.75     $    360,827.70        1.14%
          NY       $ 4,560,000.00     $  4,134,881.15       13.08%
          OH       $ 2,000,000.00     $  1,825,730.24        5.77%
          OR       $   445,000.00     $    403,349.02        1.28%
          PA       $ 1,300,000.00     $  1,256,064.46        3.97%
          TX       $ 4,583,000.00     $  4,133,609.80       13.07%
          VA       $ 1,320,000.00     $  1,302,711.57        4.12%
          WV       $   780,000.00     $    769,341.43        2.43%

                   ----------------------------------
                   $34,522,358.11     $ 31,619,025.81      100.00%

The table below identifies the borrowing institutions and certain key terms of the loans comprising our loan portfolio as of September 30, 2009.

---------------------------------------------------------------------------------------------------------------------------------
                                                        Loan          Loan       Interest     Collateral Appraised
          Borrowing Church                             Amount         Term         Rate               Value          Funding Date
---------------------------------------------------------------------------------------------------------------------------------
Praise Chapel International                         $    115,000     5 years      10.00%           $   175,000         03/02/99
---------------------------------------------------------------------------------------------------------------------------------
Greater Hill Zion Baptist Church                    $    500,000    20 years       9.75%           $ 1,040,000         05/20/99
---------------------------------------------------------------------------------------------------------------------------------
Freewill Christian Center                           $    596,000    20 years      10.00%           $   797,000         06/22/99
---------------------------------------------------------------------------------------------------------------------------------
Bethel Temple of Longview                           $    500,000    20 years      10.25%           $ 1,550,000         06/04/99
---------------------------------------------------------------------------------------------------------------------------------
Greater Fort Lauderdale                             $    605,000    20 years       9.75%           $   900,000         07/08/99
---------------------------------------------------------------------------------------------------------------------------------
Praise Christian Center                             $    500,000    20 years       9.85%           $   926,000         01/21/00
---------------------------------------------------------------------------------------------------------------------------------
St. Paul AME Church                                 $    200,000    20 years      10.25%           $   325,000         11/02/00
---------------------------------------------------------------------------------------------------------------------------------
Second Missionary Baptist Church                    $    225,000    20 years      10.25%           $   370,000         06/19/01
---------------------------------------------------------------------------------------------------------------------------------
True Vine Gospel Church                             $    350,000    25 years       9.95%           $   500,000         11/15/01
---------------------------------------------------------------------------------------------------------------------------------
Nehemiah Christian Center                           $    115,000     3 years       8.50%           $   140,000         05/30/02
---------------------------------------------------------------------------------------------------------------------------------
Eagle Vision Community Church                       $    165,000    20 years       9.25%           $   215,000         07/19/02
---------------------------------------------------------------------------------------------------------------------------------
House of Joy & Praise Outreach Center               $    435,000    20 years       9.25%           $   780,000         12/30/02
---------------------------------------------------------------------------------------------------------------------------------
Bread of Life Baptist Church                        $    763,000    20 years       9.25%           $ 1,160,000         02/21/03
---------------------------------------------------------------------------------------------------------------------------------
Life Changing Faith Christian Church                $    460,000    20 years       9.00%           $   690,000         03/12/03
---------------------------------------------------------------------------------------------------------------------------------
Zion Hill Baptist Church                            $    255,000    20 years       8.65%           $   365,000         5/30/03
---------------------------------------------------------------------------------------------------------------------------------
Bend Christian Center                               $    445,000    25 years       8.65%           $  1,010,00         6/19/03
---------------------------------------------------------------------------------------------------------------------------------
Glad Tidings Community Church                       $    663,000    25 years       8.75%           $   900,000         6/30/03
---------------------------------------------------------------------------------------------------------------------------------
The Apostolic Church of New York                    $    335,000    20 years       9.25%           $   537,000         8/18/03
---------------------------------------------------------------------------------------------------------------------------------
All Faith's Christian Center                        $    645,000    20 years       8.65%           $   922,000         9/11/03
---------------------------------------------------------------------------------------------------------------------------------
Landmark Apostolic Church                           $    400,000    20 years       8.65%           $   750,000         9/19/03
---------------------------------------------------------------------------------------------------------------------------------
All Saints Community Church                         $    210,000    20 years       8.65%           $   300,000         11/25/03
---------------------------------------------------------------------------------------------------------------------------------
Praise Tabernacle Jamaica                           $    600,000    20 years       8.65%           $   950,143         11/25/03
---------------------------------------------------------------------------------------------------------------------------------
Praise Tabernacle Deliverance Baptist               $    500,000    25 years       8.35%           $ 1,058,000         12/19/03
---------------------------------------------------------------------------------------------------------------------------------
Faith Christian Center                              $    475,000    20 years       8.65%           $   746,000         04/21/04
---------------------------------------------------------------------------------------------------------------------------------
Shiloh Temple House of God                          $    500,000    20 years       8.25%           $   710,000         04/29/04
---------------------------------------------------------------------------------------------------------------------------------
Fun Family Christian Center                         $    873,406    25 years       9.25%           $ 1,290,850         05/22/04
---------------------------------------------------------------------------------------------------------------------------------
The Lord Jesus Christ Church on the Rock            $    195,000    20 years       8.25%           $   300,000         07/09/04
---------------------------------------------------------------------------------------------------------------------------------
New Covenant Christian Fellowship                   $    375,000    20 years       8.25%           $   700,000         08/30/04
---------------------------------------------------------------------------------------------------------------------------------
Holy Tabernacle Ministries                          $    325,000    25 years       8.50%           $   500,000         09/16/04
---------------------------------------------------------------------------------------------------------------------------------
First Church of the Spirit and Truth                $    530,000    20 years       8.25%           $   750,000         09/30/04
---------------------------------------------------------------------------------------------------------------------------------
Bethany Uniting Faith                               $    235,000    20 years       8.25%           $   330,000         10/11/04
---------------------------------------------------------------------------------------------------------------------------------
Christ Wonderful World Outreach                     $    543,000    20 years       8.25%           $   725,000         11/03/04
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        Loan          Loan       Interest     Collateral Appraised
          Borrowing Church                             Amount         Term         Rate               Value          Funding Date
---------------------------------------------------------------------------------------------------------------------------------
Covenant Love Christian Center                      $    785,000    20 years       8.25%           $ 1,200,000         11/10/04
---------------------------------------------------------------------------------------------------------------------------------
Faith Christian Ministry                            $    150,000    20 years       8.25%           $   220,000         11/15/04
---------------------------------------------------------------------------------------------------------------------------------
New Life Community Church of Truth                  $    570,000    20 years       8.25%           $   790,000         11/30/04
---------------------------------------------------------------------------------------------------------------------------------
Lincoln Heights Missionary Baptist Church           $    620,000    20 years       8.25%           $ 1,000,000         12/30/04
---------------------------------------------------------------------------------------------------------------------------------
Zion Mission                                        $    410,000    25 years       8.50%           $   800,000         02/04/05
---------------------------------------------------------------------------------------------------------------------------------
Inter-Denominational Fellowship Ministries          $    315,000    25 years       8.75%           $   491,000         04/06/05
---------------------------------------------------------------------------------------------------------------------------------
Mt. Ararat Baptist Church (1)                       $    215,000    25 years       8.95%           $ 1,000,000         04/24/05
---------------------------------------------------------------------------------------------------------------------------------
True Vine Baptist Church                            $    198,500    25 years       8.75%           $   265,000         06/01/05
---------------------------------------------------------------------------------------------------------------------------------
Calvary Baptist Church of Houston                   $    250,000    25 years       8.95%           $   350,000         06/29/05
---------------------------------------------------------------------------------------------------------------------------------
International Deliverance Center (2)                $    518,000    25 years       8.95%           $   738,000         06/30/05
---------------------------------------------------------------------------------------------------------------------------------
Unity of Faith Worship Center                       $    424,915    30 years       8.75%           $   835,150         06/30/05
---------------------------------------------------------------------------------------------------------------------------------
Iglesia de Dios Pentecostal                         $    775,000    25 years       8.75%           $ 1,008,484         07/13/05
---------------------------------------------------------------------------------------------------------------------------------
Defenders Faith Center                              $    260,000    25 years       8.95%           $   470,000         11/29/05
---------------------------------------------------------------------------------------------------------------------------------
Abundant Faith Baptist Church                       $    206,000    25 years       8.75%           $   500,000         02/15/06
---------------------------------------------------------------------------------------------------------------------------------
Grace Christian Church                              $  1,600,000    25 years       8.50%           $ 2,225,000         03/30/06
---------------------------------------------------------------------------------------------------------------------------------
Living Water Seventh-Day Adventist Church           $    640,000    30 years       8.75%           $   855,000         05/23/06
---------------------------------------------------------------------------------------------------------------------------------
Serenity Church                                     $    250,000    30 years       8.95%           $   370,909         06/13/06
---------------------------------------------------------------------------------------------------------------------------------
Evangel Temple                                      $  1,195,000    30 years       8.50%           $ 2,485,000         06/16/06
---------------------------------------------------------------------------------------------------------------------------------
Calvary United Methodist Church of Holly            $    395,000    30 years       8.95%           $ 1,600,000         06/23/06
---------------------------------------------------------------------------------------------------------------------------------
Iglesia Nueva Vida en Cristo                        $    195,000    30 years       8.75%           $   233,000         06/28/06
---------------------------------------------------------------------------------------------------------------------------------
Grace Evangelical Free Church                       $ 400,786.75    25 years       8.95%           $   900,000         08/11/06
---------------------------------------------------------------------------------------------------------------------------------
Norman Quintero Ministries                          $    275,000    25 years       9.00%           $   383,000         08/15/06
---------------------------------------------------------------------------------------------------------------------------------
Centro Cristiano Carismatico                        $  1,325,000    25 years       8.75%           $ 2,640,000         09/29/06
---------------------------------------------------------------------------------------------------------------------------------
Church of God of Prophecy of the Last Days          $    497,000    30 years       8.95%           $   710,000         12/07/06
---------------------------------------------------------------------------------------------------------------------------------
Sword of the Word Evangelistic Ministry             $    800,000    25 years       8.75%           $ 1,650,000         12/20/06
---------------------------------------------------------------------------------------------------------------------------------
Church of the Living God  Full Gospel Ministries    $  1,055,000    30 years       8.75%           $ 1,875,000         12/21/06
---------------------------------------------------------------------------------------------------------------------------------
Anchored in Faith Ministries                        $    675,000    25 years       9.25%           $   900,000         09/19/07
---------------------------------------------------------------------------------------------------------------------------------
New Maranatha-Karibu SDA Church                     $    427,500    30 years       8.95%           $   570,000         10/18/07
---------------------------------------------------------------------------------------------------------------------------------
Greater St. Andrew's AME Church                     $    440,000    30 years       8.95%           $ 1,250,000         11/01/07
---------------------------------------------------------------------------------------------------------------------------------
Burning Bush Worship Center                         $    450,000    30 years       8.95%           $   600,000         12/03/07
---------------------------------------------------------------------------------------------------------------------------------
Rock Spring Church                                  $    780,000    30 years       8.50%           $ 1,425,000         12/12/07
---------------------------------------------------------------------------------------------------------------------------------
Hope for You Family Life & Worship Center           $    450,000     3 years       7.50%           $   637,000         12/17/07
---------------------------------------------------------------------------------------------------------------------------------
Believers New Life Ministries                       $    266,000    25 years       8.25%           $   395,000         07/02/08
---------------------------------------------------------------------------------------------------------------------------------
Guiding Light Apostolic Church of Christ            $    430,000    25 years       8.25%           $ 1,250,000         08/20/08
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                        Loan          Loan       Interest     Collateral Appraised
          Borrowing Church                             Amount         Term         Rate               Value          Funding Date
---------------------------------------------------------------------------------------------------------------------------------
Victory Church of Troy, Inc.                        $  1,100,000    25 years       7.50%           $ 1,500,000         09/05/08
---------------------------------------------------------------------------------------------------------------------------------
Iglesia Pentecostes Alfa y Omega                    $    236,250    25 years       8.75%           $   317,000         09/25/08
---------------------------------------------------------------------------------------------------------------------------------
Norman Quintero Ministries                          $    645,000     5 years       5.00%           $ 1,500,000         09/30/08
---------------------------------------------------------------------------------------------------------------------------------
New Stranger's Home Baptist Church                  $    350,000    30 years       8.50%           $ 3,000,000         12/22/08
---------------------------------------------------------------------------------------------------------------------------------
Family Center Church of God in Christ               $    234,000    25 years       7.50%           $   600,000         04/29/09
---------------------------------------------------------------------------------------------------------------------------------
Refuge Missionary Baptist Church                    $     80,000     2 years       6.00%           $   600,000         07/15/09
---------------------------------------------------------------------------------------------------------------------------------

(1)   New promissory note signed.

(2)   New promissory note signed.

The following church bonds, which are secured by mortgages, were held by the Company as of September 30, 2009. Each of these bonds is callable at anytime by the issuer at par.

----------------------------------------------------------------------------------------------------------------------------------
                                                                 Company                                                  Original
                                                   Principal     Purchase   Face Yield  Yield to  Current     Maturity      Issue
Issuer                                               Amount       Price      of Bonds   Maturity   Yield        Date        Date
----------------------------------------------------------------------------------------------------------------------------------
From the Heart Ministries, Inc.                   $    13,000  $    13,000    10.40%     10.40%    10.40%  From 02/15/19  02/15/01
                                                                                                            to 08/15/19
----------------------------------------------------------------------------------------------------------------------------------
Abundant Life Family Worship                      $     3,000  $     2,760    10.15%     11.65%    11.03%     02/15/10    10/15/95
----------------------------------------------------------------------------------------------------------------------------------
From the Heart                                    $     3,000  $     3,000    10.40%     10.40%    10.40%     02/15/19    02/15/01
----------------------------------------------------------------------------------------------------------------------------------
From the Heart                                    $     1,000  $     1,000    10.15%     10.15%    10.15%     02/15/11    02/15/01
----------------------------------------------------------------------------------------------------------------------------------
Greater Holy Trinity                              $   749,000  $   749,000  From 8.70%     N/A      9.30%   Serially to   12/15/01
                                                                             to 9.75%                         12/15/21
----------------------------------------------------------------------------------------------------------------------------------
Swope Parkway Church of  Christ                   $     8,000  $     7,440     9.95%     11.20%    10.70%     11/01/11    11/01/97
----------------------------------------------------------------------------------------------------------------------------------
Greater St. Matthew's  Baptist                    $   372,000  $   372,000     9.00%      9.00%     9.00%  From 01/15/23  07/15/03
                                                                                                            to 07/15/23
----------------------------------------------------------------------------------------------------------------------------------
St. Agnes Missionary Baptist Church               $ 2,000,000  $ 2,000,000  From 5.35%     N/A      6.71%  From 05/15/10  05/15/03
                                                                             to 7.25%                       to 05/15/22
----------------------------------------------------------------------------------------------------------------------------------
Morning Star Missionary Baptist Church            $    10,000  $     7,500     9.80%     14.40%    13.07%     09/15/14    09/15/94
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $ 1,965,000  $ 1,965,000  From 7.25%     N/A      7.70%  From 03/01/18  03/01/04
                                                                             to 8.00%                       to 03/01/29
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $   472,000  $   472,000     7.75%      7.75%     7.75%  From 03/01/23  03/01/04
                                                                                                            to 09/01/23
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $    59,000  $    59,000     8.00%      8.00%     8.00%  From 03/01/24  03/01/04
                                                                                                            to 03/01/29
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                 Company                                                  Original
                                                   Principal     Purchase   Face Yield  Yield to  Current     Maturity      Issue
Issuer                                               Amount       Price      of Bonds   Maturity   Yield        Date        Date
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $    17,000  $    17,000     8.00%      8.00%     8.00%     03/01/24    03/01/04
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $     1,000  $     1,000     8.00%      8.00%     8.00%     03/01/28    03/01/04
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $     1,000  $     1,000     8.00%      8.00%     8.00%     09/01/27    03/01/04
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $     1,000  $     1,000     8.00%      8.00%     8.00%     03/01/25    03/01/04
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $    10,000  $    10,000     8.00%      8.00%     8.00%     03/01/27    03/01/04
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $     8,000  $     8,000     8.00%      8.00%     8.00%     03/01/28    03/01/04
----------------------------------------------------------------------------------------------------------------------------------
Full Gospel Holy Temple                           $    25,000  $    23,500     7.25%      7.98%     7.71%     02/15/18    02/15/03
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $   796,000  $   796,000  From 5.75%     N/A      6.09%  From 09/01/11  03/01/04
                                                                             to 7.50%                       to 03/01/21
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $    30,000  $    28,200     7.75%      8.41%     8.24%     03/01/22    03/01/04
----------------------------------------------------------------------------------------------------------------------------------
St. Agnes Missionary Baptist Church               $    30,000  $    27,300     7.00%      8.18%     7.69%     11/15/16    05/15/03
----------------------------------------------------------------------------------------------------------------------------------
Agape Assembly Baptist Church                     $   400,000  $   400,000     9.00%      9.00%     9.00%  From 06/15/29  12/15/04
                                                                                                            to 12/15/29
----------------------------------------------------------------------------------------------------------------------------------
Original Holy Ark Missionary Baptist Church       $     2,000  $     2,000    10.00%     10.00%    10.00%     10/15/13    04/15/97
----------------------------------------------------------------------------------------------------------------------------------
Agape Assembly Baptist Church                     $    97,000  $    97,000     9.00%      9.00%     9.00%  From 12/15/28  12/15/04
                                                                                                            to 06/15/29
----------------------------------------------------------------------------------------------------------------------------------
Agape Assembly Baptist Church                     $   248,000  $   248,000     7.75%      7.75%     7.75%  From 12/15/20  12/15/04
                                                                                                            to 06/15/21
----------------------------------------------------------------------------------------------------------------------------------
Agape Assembly Baptist Church                     $   150,000  $   150,000     7.50%      7.50%     7.50%  From 12/15/18  12/15/04
                                                                                                            to 06/15/19
----------------------------------------------------------------------------------------------------------------------------------
Agape Assembly Baptist Church                     $    24,000  $    24,000     6.25%      6.25%     6.25%     06/15/12    12/15/04
----------------------------------------------------------------------------------------------------------------------------------
Agape Assembly Baptist Church                     $    76,000  $    76,000     6.50%      6.50%     6.50%  From 06/15/13  12/15/04
                                                                                                            to 12/15/13
----------------------------------------------------------------------------------------------------------------------------------
Agape Assembly Baptist Church                     $   119,000  $   119,000     6.75%      6.75%     6.75%  From 06/15/14  12/15/04
                                                                                                            to 12/15/14
----------------------------------------------------------------------------------------------------------------------------------
Agape Assembly Baptist Church                     $     5,000  $     5,000     7.25%      7.25%     7.25%     12/15/16    12/15/04
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                 Company                                                  Original
                                                   Principal     Purchase   Face Yield  Yield to  Current     Maturity      Issue
Issuer                                               Amount       Price      of Bonds   Maturity   Yield        Date        Date
----------------------------------------------------------------------------------------------------------------------------------
Christ Bible Teaching Center                      $    36,000  $    36,000  From 5.00%     N/A      6.14%  From 01/15/10  07/15/05
                                                                             to 6.75%                       to 01/15/17
----------------------------------------------------------------------------------------------------------------------------------
Brea Baptist Church                               $   540,000  $   540,000  From 4.75%     N/A      5.98%  From 10/01/09  10/01/05
                                                                             to 6.75%                       to 04/01/19
----------------------------------------------------------------------------------------------------------------------------------
Grace Community Church                            $   199,000  $   199,000     8.00%      8.00%     8.00%  From 08/15/30  02/15/06
                                                                                                            to 02/15/32
----------------------------------------------------------------------------------------------------------------------------------
Christ Fellowship Baptist Church                  $    25,000  $    25,000     7.50%      7.50%     7.50%     12/01/21    06/01/06
----------------------------------------------------------------------------------------------------------------------------------
Christ Fellowship Baptist Church                  $    25,000  $    25,000     7.75%      7.75%     7.75%     12/01/23    06/01/06
----------------------------------------------------------------------------------------------------------------------------------
Greater New Macedonia Miss. Baptist Church        $     1,000  $     1,000    10.15%     10.15%    10.15%     01/15/11    07/15/00
----------------------------------------------------------------------------------------------------------------------------------
Greater New Macedonia Miss. Baptist Church        $     1,000  $     1,000    10.15%     10.15%    10.15%     07/15/11    07/15/00
----------------------------------------------------------------------------------------------------------------------------------
St. Agnes Missionary Baptist Church               $     5,000  $     4,850     8.00%      8.30%     8.25%     11/15/27    05/15/03
----------------------------------------------------------------------------------------------------------------------------------
Redeemed Christian Church of God                  $    60,000  $    60,000     9.00%      9.00%     9.00%     11/01/36    11/01/06
----------------------------------------------------------------------------------------------------------------------------------
Oak Grove Missionary Baptist Church               $   993,000  $   993,000     8.50%      8.50%     8.50%  From 02/01/33  08/01/06
                                                                                                            to 08/01/36
----------------------------------------------------------------------------------------------------------------------------------
Christ Fellowship Baptist Church                  $   157,000  $   157,000     8.00%      8.00%     8.00%  From 02/01/10  06/01/06
                                                                                                            to 06/01/14
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $    10,000  $     8,900     8.00%      9.27%     8.99%     09/01/24    03/01/04
----------------------------------------------------------------------------------------------------------------------------------
Grace Community Church                            $     4,000  $     3,560     7.75%      8.87%     8.71%     12/15/29    12/15/04
----------------------------------------------------------------------------------------------------------------------------------
United Baptist Church                             $     3,000  $     2,670     5.25%      9.06%     5.90%     06/01/10    06/01/05
----------------------------------------------------------------------------------------------------------------------------------
United Baptist Church                             $     3,000  $     2,670     5.50%      8.53%     6.18%     06/01/11    06/01/05
----------------------------------------------------------------------------------------------------------------------------------
United Baptist Church                             $     1,000  $       890     5.75%      8.12%     6.46%     12/01/12    06/01/05
----------------------------------------------------------------------------------------------------------------------------------
First Love Fellowship                             $     5,000  $     4,450     7.75%      9.02%     8.71%     01/15/24    07/15/06
----------------------------------------------------------------------------------------------------------------------------------
His Tabernacle Family Church                      $   240,000  $   240,000  From 8.25%     N/A      8.74%  From 09/01/15  03/01/07
                                                                             to 9.00%                       to 03/01/22
----------------------------------------------------------------------------------------------------------------------------------
New Beginnings Cathedral of Worship               $   281,000  $   281,000     7.00%      7.00%     7.00%     09/15/36    09/15/06
----------------------------------------------------------------------------------------------------------------------------------
Redeemed Christian Church of God                  $   151,000  $   151,000     8.25%      8.25%     8.25%  From 05/01/34  11/01/06
                                                                                                            to 11/01/35
----------------------------------------------------------------------------------------------------------------------------------
Abundant Life Family Worship Center               $     1,000  $       940    10.35%     11.49%    11.01%     08/15/15    08/15/96
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                 Company                                                  Original
                                                   Principal     Purchase   Face Yield  Yield to  Current     Maturity      Issue
Issuer                                               Amount       Price      of Bonds   Maturity   Yield        Date        Date
----------------------------------------------------------------------------------------------------------------------------------
Abundant Life Family Worship Center               $    15,000  $    13,800    10.30%     12.00%    11.20%     08/15/14    08/15/96
----------------------------------------------------------------------------------------------------------------------------------
The House of Refuge Apostolic Church              $   113,000  $   113,000     8.75%      8.75%     8.75%  From 02/15/37  08/15/07
                                                                                                            to 08/15/37
----------------------------------------------------------------------------------------------------------------------------------
The New York Dong Yang Church                     $     2,000  $     1,760     6.00%      8.96%     6.82%     12/01/12    12/01/03
----------------------------------------------------------------------------------------------------------------------------------
Redeemed Christian Church of God                  $   211,000  $   211,000     9.00%      9.00%     9.00%  From 11/15/36  11/15/07
                                                                                                            to 11/15/37
----------------------------------------------------------------------------------------------------------------------------------
Morning Star Missionary Baptist Church            $     5,000  $     4,100     9.80%     14.23%    11.95%     03/15/14    09/15/94
----------------------------------------------------------------------------------------------------------------------------------
Abundant Life Family Worship Center               $     3,000  $     2,670    10.20%     15.56%    11.46%     08/15/10    08/15/96
----------------------------------------------------------------------------------------------------------------------------------
Copperas Cove Unity Missionary Baptist Church     $   113,000  $   113,000     8.50%      8.50%     8.50%  From 02/15/38  02/15/08
                                                                                                            to 02/15/39
----------------------------------------------------------------------------------------------------------------------------------
The Church of the Pentecost USA                   $   483,000  $   483,000  From 6.50%     N/A      8.24%  From 02/15/10  02/15/08
                                                                             to 8.75%                       to 02/15/38
----------------------------------------------------------------------------------------------------------------------------------
New Community Baptist Church of Pine Bluff, AR    $     5,000  $     5,000     8.25%      8.25%     8.25%     08/15/35    02/15/08
----------------------------------------------------------------------------------------------------------------------------------
Redeemed Christian Church of God                  $   100,000  $   100,000     9.00%      9.00%     9.00%     01/15/38    11/15/07
----------------------------------------------------------------------------------------------------------------------------------
Redeemed Christian Church of God                  $   105,000  $   105,000     9.00%      9.00%     9.00%     07/15/38    11/15/07
----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church                      $    10,000  $     7,500     8.00%     11.41%    10.67%     09/01/24    03/01/04
----------------------------------------------------------------------------------------------------------------------------------
Agape Assembly Baptist Church                     $    10,000  $     7,500     8.00%     11.34%    10.67%     06/15/25    12/15/04
----------------------------------------------------------------------------------------------------------------------------------
Agape Assembly Baptist Church                     $     5,000  $     3,750     7.50%     10.98%    10.00%     12/15/22    12/15/04
----------------------------------------------------------------------------------------------------------------------------------
Greater New Birth Church                          $   100,000  $   100,000     9.00%      9.00%     9.00%     04/01/38    10/01/08
----------------------------------------------------------------------------------------------------------------------------------
Greater New Macedonia Missionary Baptist Church   $       500  $       420     10.45%    13.28%    12.44%     07/15/19    07/15/00
----------------------------------------------------------------------------------------------------------------------------------
Bethlehem Missionary Church                       $       500  $       420     9.15%     12.40%    10.89%     08/15/16    08/15/99
----------------------------------------------------------------------------------------------------------------------------------
Cullen Missionary Baptist Church                  $    85,000  $    85,000     8.50%      8.50%     8.50%     05/15/38-   11/15/08
                                                                                                              11/15/38
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                 Company                                                  Original
                                                   Principal     Purchase   Face Yield  Yield to  Current     Maturity      Issue
Issuer                                               Amount       Price      of Bonds   Maturity   Yield        Date        Date
----------------------------------------------------------------------------------------------------------------------------------
The House of Refuge Apostolic Church              $   125,000  $   125,000     8.65%      8.65%     8.65%     06/15/38-   12/15/08
                                                                                                              12/15/38
----------------------------------------------------------------------------------------------------------------------------------
The Mount Pisgah Missionary Baptist Church        $   325,000  $   325,000  From 4.00%     N/A      7.50%    11/01/09-    05/01/09
                                                                             to 8.25%                         05/01/34
----------------------------------------------------------------------------------------------------------------------------------
Greater New Birth Church                          $    82,000  $    82,000     8.25%      8.25%     8.25%     10/01/34    10/01/08
----------------------------------------------------------------------------------------------------------------------------------
New Life Christian Center                         $    25,000  $    23,000     8.25%      9.16%     8.97%     08/01/27    02/01/07
----------------------------------------------------------------------------------------------------------------------------------
His Tabernacle Family Church                      $    23,000  $    21,160     7.75%      8.76%     8.42%     03/01/23    03/01/07
----------------------------------------------------------------------------------------------------------------------------------
His Tabernacle Family Church                      $     2,000  $     1,840     8.00%      8.92%     8.70%     03/01/26    03/01/07
----------------------------------------------------------------------------------------------------------------------------------
Pembroke Park Church of Christ                    $     1,000  $       980     8.00%      8.22%     8.16%     08/15/26    02/15/09
----------------------------------------------------------------------------------------------------------------------------------
Greater New Birth Church                          $     4,000  $     3,920     8.00%      8.22%     8.16%     10/01/25    10/01/08
----------------------------------------------------------------------------------------------------------------------------------
New Community Baptist Church                      $    85,000  $    85,000     9.00%      9.00%     9.00%     01/15/39-   07/15/09
                                                                                                              07/15/39
----------------------------------------------------------------------------------------------------------------------------------

Mortgage Loan Processing and Underwriting

     Our advisor's personnel process and verify mortgage loan applications. Verification procedures are designed to assure a borrower's qualification under our Lending Guidelines. Verification procedures include obtaining:

   o applications containing key information concerning the prospective borrower

   o  project description

   o  financial statements of the prospective borrower

   o  organizational documents and history of the borrower

   o  preliminary title report or commitment for mortgagee title insurance

   o  a real estate appraisal in accordance with our Lending Guidelines

      We require  that  appraisals  and  financial  statements  be  prepared  by independent third-party professionals who are pre-approved based on their experience, reputation and education. Completed loan applications, together with a written summary are presented by a loan analyst to our loan committee for consideration. Our loan committee is usually comprised of both our advisor's president and our advisor's vice-president, but at times items also includes our advisor's loan officer/administrator and other officers and employees of the Advisor and the Advisor's affiliates. Once the loan committee has met and evaluated and discussed a potential loan, the loan is approved or denied, typically by consensus. If accepted, the loan, the terms of which may have been revised by the committee, is then presented to the potential borrower, who may, from time to time, be permitted to negotiate additional revisions. Once a borrower has accepted a loan proposal, however, it must submit a good faith deposit. At that point, a loan officer of our advisor may begin the loan preparation process by arranging for certain services on behalf of the borrower, in order to achieve pricing and timing efficiencies. Such services may include, but are not limited to: the provision of mortgage title insurance and for the services of professional independent third-party accountants and appraisers regarding delivery of title commitments, preliminary title reports, title policies, environmental evaluations, financial statements, and appraisals meeting our loan lending criteria. Our advisor may arrange for the direct payment for professional services and for the direct reimbursement to it of related expenditures by borrowers and prospective borrowers. Upon closing and funding of mortgage loans, an origination fee based on the original principal amount of each loan is generally charged, of which one-half is payable to us and one-half is payable to our advisor. We may charge a fee to recoup expenses we have incurred. This fee would be calculated based on funds we have paid for appraisal, accounting and title work. These costs are usually paid by borrowers from proceeds at closing. We may not recoup these fees if a commitment fee is not charged.

Loan Commitments

      Subsequent to approval by our loan committee, and prior to funding a loan, we issue a loan commitment to qualified applicants. We may charge a loan commitment fee, but typically do not. Commitments indicate the loan amount, origination fees, closing costs, underwriting expenses (if any), funding conditions, approval expiration dates, interest rate and other terms. Commitments generally set forth a "prevailing" interest rate that is subject to change in accordance with market interest rate fluctuations until the final loan closing documents are prepared. In certain cases we may establish ("lock-in") interest rate commitments up to sixty days from the commitment to closing. Interest rate commitments beyond sixty days will not normally be issued unless we receive a fee premium based upon the assessment of the risk associated with a longer "lock-in" period.

Loan Portfolio Management

      Our advisor manages and services our portfolio of mortgage loans in accordance with an advisory agreement. Our advisor is responsible for all aspects of our mortgage loan business, including:

   o  closing and recording of mortgage documents

   o  collecting principal and interest payments

   o  enforcing loan terms and other borrower's requirements

   o  periodic review of each mortgage loan file

   o  determination of reserve classifications

   o exercising our remedies in connection with defaulted or non-performing loans

      Fees and costs of attorneys, insurance, bonds and other direct expenses incurred in connection with the exercise of remedies in connection with a loan default are our responsibility, although they may be recouped from the borrower in the process of pursuing our remedies. Our advisor will not receive any additional compensation for services rendered in connection with on-going loan portfolio management or exercising our remedies in the event of a loan default.

Loan Funding and Borrowing

      Our mortgage loans and purchases of church bonds are funded with available cash resources. Historically, we have obtained cash resources from the sale of our common stock, the repayment of our investments in loans and bonds, the sale of certificates and from our line of credit. We will use the proceeds of the sale of certificates to fund mortgage loans and purchase church bonds. We may borrow up to 300% of shareholders' equity, unless greater amounts are permitted under certain circumstances. We have a $4,500,000 secured line of credit with Beacon Bank, Shorewood, Minnesota. We intend to use funds available under this loan facility to enable us to close loans on schedule while we may not otherwise have adequate funds on hand. The Beacon Bank line of credit is secured by church bonds owned by us and at September 30, 2009 had a balance outstanding of $3,600,000. This line of credit is used periodically to fund loans when we do not otherwise have sufficient capital to do so. Historically, the line has been paid as soon as additional capital becomes available to us. We pay Beacon Bank a rate of interest equal to the prime interest rate up to a prime rate of 6.00%, and when above 6.00%, a rate equal to the prime rate less 1/2% but not less than 6.00%, in addition to a nominal annual renewal fee.

Lending Guidelines

      Our business of mortgage lending to churches and other non-profit religious organizations is managed in accordance with and subject to our Lending Guidelines. Our Lending Guidelines identify our general business guidelines and the parameters of our lending business.

   o Loans we make are limited to churches and other non-profit religious organizations and are secured by mortgages. The total principal amount of our second mortgage loans is limited to 20% of our average invested assets. All other loans and bonds will be secured by first mortgages.

   o The total principal amount of mortgage-secured debt securities we purchase from churches and other non-profit religious organizations is limited to 30% of our average invested assets.

   o The loan amount cannot exceed 75% of the appraised value of the real estate and improvements securing each loan. On all loans, we require a written appraisal certified by a member of the Appraisal Institute or a state-certified appraiser.

   o  The  borrower  must  furnish  us  with  an  ALTA   (American   Land  Title
      Association) or equivalent mortgagee title policy insuring our mortgage interest.

   o The borrower's long-term debt (including the proposed loan) cannot exceed four times the borrower's gross income for the previous 12 months.

   o The borrower must furnish us with financial statements (balance sheet and income and expense statement) for its last three (3) complete fiscal years and current financial statements for the period within ninety (90) days of the loan closing date. A borrower must have the last complete fiscal year financial statements reviewed by a certified public accountant (CPA) engaged by the borrower and who is independent of the borrower. On loans in excess of $500,000 our advisor may require the last complete fiscal year be audited by a CPA engaged by the borrower and who is independent of the borrower. In lieu of the above requirement, we or our advisor may employ a qualified accountant. The qualified accountant we employ would be required to be independent of the borrower. Our employed qualified accountant would not be independent of us. Compiled financial statements of the borrower are acceptable from our employed qualified accountant. Along with the compiled financial statements of the borrower, our employed qualified accountant would perform partial and targeted review examination procedures for borrowers. On loans in excess of $500,000, the advisor may require partial and targeted audit examination procedures for borrowers.

   o Borrowers in existence for less than three (3) fiscal years must provide financial statements since their inception. No loan will be extended to a borrower in operation less than two (2) calendar years absent express approval by our Board of Directors.

   o Our advisor typically requires the borrower to arrange for automatic electronic or drafting of monthly payments.

   o Our advisor may require (i) key-person life insurance on the life of the senior pastor of a church; (ii) personal guarantees of church members and/or affiliates; and (iii) other security enhancements for our benefit.

   o The borrower must agree to provide us with annual financial statements within 120 days of each fiscal year end during the term of the loan.

   o Our advisor may require the borrower to grant to us a security interest in all personal property located and to be located upon the mortgaged premises (excluding property leased by the borrower).

   o We may make fixed-interest rate loans having maturities of three to thirty years.

   o We may borrow up to 300% of shareholders' equity, unless greater amounts are permitted under certain circumstances.

      We require borrowers to maintain a general perils and liability coverage insurance policy naming us as the loss-payee in connection with damage or destruction to the property of the borrower which typically includes weather-related damage, fire, vandalism and theft. In its discretion, our advisor may require the borrower to provide flood, earthquake and/or other special coverage.

      These Lending Guidelines are in addition to the prohibited investments and activities set forth in our bylaws, which are discussed in the next section.

Prohibited Investments and Activities

      Our bylaws impose certain prohibitions and restrictions on our investment practices and activities, including prohibitions against:

   o Investing more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

   o Investing in commodities or commodity futures contracts other than "interest rate futures" contracts intended only for hedging purposes;

   o Investing in mortgage loans (including construction loans) on any one property which in the aggregate with all other mortgage loans on the property would exceed 75% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria;

   o Investing in mortgage loans that are subordinate to any mortgage or equity interest of our advisor or our directors or any of their affiliates;

   o  Investing in equity securities;

   o Engaging in any short sales of securities or in trading, as distinguished from investment activities;

   o  Issuing redeemable equity securities;

   o Engaging in underwriting or the agency distribution of securities issued by others;

   o Issuing options or warrants to purchase our shares at an exercise price less than the fair market value of the shares on the date of the issuance or if the issuance thereof would exceed 10% in the aggregate of our outstanding shares;

   o Issuing debt securities unless the debt service coverage for the most recently completed fiscal year, as adjusted for known changes, is sufficient to properly service the higher level of debt;

   o Investing in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;

   o Selling or leasing to our advisor, a director or any affiliate thereof unless approved as being fair and reasonable by a majority of directors (including a majority of independent directors), not otherwise interested in such transaction;

   o Acquiring property from our advisor or any director, or any affiliate thereof (other than church bonds from American Investors Group, Inc. in the ordinary course of our investing activities), unless a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable and at a price no greater than the cost of the asset to our advisor, director or any affiliate thereof, or if the price is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset exceed its current appraised value;

   o Investing or making mortgage loans unless a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of title is obtained; or

   o  Issuing  our  shares  on  a  deferred   payment  basis  or  other  similar
      arrangement.

      We do not intend to invest in the securities of other issuers for the purpose of exercising control, to engage in the purchase and sale of investments other than as described in this prospectus, to offer securities in exchange for property unless deemed prudent by a majority of our directors, to repurchase or otherwise reacquire our shares or to make loans to other persons except in the ordinary course of our business as described herein.

      We will not make loans to or borrow from, or enter into any contract, joint venture or transaction with, any director or officer of ours, our advisor or any affiliate of any of the foregoing unless a majority of our directors, including a majority of the independent directors, approves the transaction as fair and reasonable to us and the transaction is on terms and conditions no less favorable to us than those available from unaffiliated third parties. If we invest in any property, mortgage or other real estate interest pursuant to a transaction with our advisor or any directors or officers thereof, then the investment will be based upon a current appraisal of the underlying property from an independent qualified appraiser selected by the independent directors and will not be made at a price greater than fair market value as determined by such appraisal.

Policy Changes

      Our bylaw relating to policies, prohibitions and restrictions referred to under "Our Business - Prohibited Investments and Activities" may not be changed (except in certain immaterial respects by a majority approval of the board of directors) without the approval of a majority of the independent directors and the approval of the holders of a majority of our shares, at a duly held meeting for that purpose.

Competition

      The business of making loans to churches and non-profit religious organizations is competitive. We compete with a wide variety of investors, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations which may have investment objectives similar to ours. Many competitors have greater financial resources, larger staffs and longer operating histories than we have. We compete in this industry by limiting our business "niche" to lending to churches and other non-profit religious organizations, offering loans with competitive and flexible terms, and emphasizing our expertise in the specialized industry segment of lending to churches and other non-profit religious organizations.

Allowance for Mortgage Loans Receivable

      The Company records loans receivable at their estimated net realizable value, which is the unpaid principal balance less the allowance for mortgage loans. The Company's loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan. The Company reserves for the outstanding principal amount of a loan in the Company's portfolio if the amount is in doubt of collection. Additionally, no interest income is recognized on non-performing loans that are in the foreclosure process. At December 31, 2008, the Company reserved approximately $107,000 for eleven mortgage loans, of which five were three or more mortgage payments in arrears, and one was in the foreclosure process. At September 30, 2009, the Company reserved approximately $435,000 for sixteen mortgage loans, of which eight churches are three or more mortgage payments in arrears and three churches are in the foreclosure process.

The total value of non-performing loans, which are loans that are in the foreclosure process or are no longer performing, was approximately $3,690,000 and $640,000 at September 30, 2009 and December 31, 2008, respectively, which the Company believes is adequately secured by the underlying capital.

Loan Loss Provision

      Of our significant accounting policies, described in the notes to our financial statements incorporated by reference hereto, we believe that the estimation of fair value of our mortgage loans receivable, bond portfolio and real estate held for sale involve a high degree of judgment. We estimate the fair value of our mortgage loans receivable based on the average interest rate for special purpose commercial mortgage rates extracted from the most recent edition of www.RealtyRates.com. The carrying value of the bond portfolio approximates amortized cost since our bonds are callable at any time by the issuer at par and the bond portfolio yield is currently higher than interest rates on similar instruments. We do consider the interest rate or the yield rate of a loan or bond in estimating fair value. We do not consider the availability of a market for a loan in estimating fair value. The value of real estate held for sale is based on management's estimate, real estate appraisals and similar property market comparisons.

      Our loan loss policy results in reserves based on a percentage of the principal amount outstanding on a loan if cumulative interruptions occur in the normal payment schedule of a loan. The amount reserved under our loan loss policy on delinquent loans ranges from 1% to 5% of the outstanding principal amount of the loan, depending on the number of payments that are delinquent. Management reviews the amount reserved on payments that are in arrears on an ongoing basis and may increase the amount reserved to adequately reflect the amount that is believed to be collectible.

Real Estate Held for Sale/Description of Property Acquired through Foreclosure

      As of September 30, 2009, we have four properties acquired through foreclosure. Each property is valued based on its current listing price less any anticipated selling costs, including, for example, realtor commissions. The fair value of our real estate held for re-sale is approximately $863,000 and $1,262,000 as of September 30, 2009 and December 31, 2008, respectively.

      Once a property is acquired by us, comparable sales information is obtained and a local realtor is engaged to determine demand for our properties. The general competitive conditions surrounding the potential sale of our properties are tied, in large part, to the fact that they are special-use properties with variable zoning restrictions. We principally lend to churches, which are commonly exempt from zoning restrictions. However, while a church property may be exempt from zoning restrictions, if it is located in a residential area, it still may only be used as a church, thereby limiting the pool of potential buyers. On the other hand, a church or other property that is zoned for commercial use generally experiences higher demand, as potential buyers can convert the property to their own business use. As such, our properties that are located in residential areas typically experience less demand than those zoned for commercial use. Descriptions of the four properties we have acquired through foreclosure are listed below.

      Foreclosure was completed on a church located in Battle Creek, Michigan. The church congregation disbanded and the church property is currently unoccupied. The Company owns and has taken possession of the church and has listed the property for sale through a local realtor. The property has a commercial store-front building and a single church building located in a residential area.

      Foreclosure was also completed on a church located in Tyler, Texas. The church congregation is now meeting in a different location and the church property is currently unoccupied. The Company owns and has taken possession of the church and has listed the property for sale through a local realtor. This property is located in a residential area.

      Foreclosure was also completed on a church located in Anderson, Indiana. The Company took possession of the property in May 2008 and is currently listed for sale though CNL, Specialty Real Estate Services. This property is located in a residential area.

      We took a deed in lieu of foreclosure on a property located in Pine Bluff, Arkansas in March 2008. The Church is still occupying the property and is paying monthly rent of $1,950 which is 85% of their mortgage debt obligation. The Church is looking to re-finance its loan with another lender or find a buyer for their property. This property is located in a residential area.

      Our vacant properties located in Battle Creek, Michigan and Anderson, Indiana have had roof repair work done due to neglected maintenance. Both properties have current electrical service and the Anderson, Indiana property has a monitored alarm system. All four vacant properties have had all water turned off by the respective municipalities and the two properties in Battle Creek and Anderson have had their heating systems winterized. All properties are secure and are listed through a local real estate agent and have adequate property insurance in place.

      Listed in the chart below are the foreclosure properties; the city and state in which the property is located; the principal balance outstanding; the reserve or write-down amount of the property; and the current value after realtor fees.

====================================================================================
Location of Property Obtained   Principal Balance
     Through Foreclosure              Owed          Reserve Amount   Carrying Value
====================================================================================
    Battle Creek, Michigan      $      216,351.70   $   136,251.70   $    80,100.00

         Tyler, Texas           $      328,694.89   $    46,634.89   $   282,060.00

      Anderson, Indiana         $      385,418.41   $   109,418.00   $   276,000.41

    Pine Bluff, Arkansas        $      237,760.05   $    11,888.00   $   225,872.05
                                -----------------   --------------   --------------

          Totals:               $    1,168,225.05   $   306,192.59   $   862,032.46

====================================================================================

      Our advisor, Church Loan Advisors, Inc., manages our properties held for sale but receives no additional compensation for this service. The advisor contracts with realtors to provide comparable sales data and has access to our properties to show to prospective buyers. We also engage maintenance personnel recommended by the local listing agent to perform routine maintenance to the properties including repairs to broken windows or doors and cutting of grass and management of weeds during the summer months. Our advisor also pays all bills, at our expense, for items such as insurance, taxes, utilities, alarm system monitoring Company's and maintenance personnel. Our advisor can be contacted at:
Church Loan Advisors, Inc. 10237 Yellow Circle Drive Minnetonka, Minnesota 55343; (952) 945-9455. Church Loan Advisors, Inc. has been our advisor since we began active business operations in April 1996.

Employees

We have no employees. Subject to the supervision of our board of directors, our business is managed by our advisor, which provides investment advisory and administrative services to us. Our advisor is controlled by Philip J. Myers, our president and one of our directors. Mr. Myers also controls the underwriter; both our advisor and the underwriter are under common ownership. At present, certain officers and directors of the underwriter and our advisor are providing services to us at no charge. These services include, among others, legal and
analytic  services  relating  to  the   implementation  of  our  business  plan,
preparation of this prospectus (and registration statement of which this prospectus is a part) and development and drafting of documents utilized by our advisor in connection with our business operations.

      Our advisor has two executive officers but no employees. The advisor indirectly utilizes the services of three individuals who are employed by the underwriter. We do not expect to directly employ any persons in the foreseeable future, since all administrative functions and operations are contracted for through our advisor. Legal and accounting services are provided by outside professionals. We pay for these services directly.

                                   MANAGEMENT

General

      Directors are elected for a term expiring at the next annual meeting of our shareholders and serve for one-year terms and until their successors are duly elected and qualified. Annual shareholder meetings are typically held in May. Officers serve at the discretion of the Board of Directors. Among other requirements, in order to maintain our REIT status, a majority of our directors must be "independent." Our executive officers and directors are as follows:

        Name               Age                            Office              Director Since
        ----               ---                            ------              --------------
Philip J. Myers            54       President, Secretary and Chairman               2001
Scott J. Marquis           51       Chief Financial Officer and Treasurer             --
Kirbyjon H. Caldwell       54       Independent Director                            1994
Dennis J. Doyle            55       Independent Director                            1994
Michael G. Holmquist       58       Independent Director                            2003

      Philip J. Myers has been our Chairman, President and Secretary since April 2001. He has also served as President, Treasurer, shareholder and a director of our advisor, Church Loan Advisors, Inc. since 1994, President, Secretary, and a director of the underwriter, American Investors Group, Inc. since 1996, and of its parent company, Apostle Holdings Corp. since 2000. Mr. Myers has been an officer of American Investors Group, Inc. and engaged directly in church mortgage lending since 1989. Mr. Myers owns 100% of the underwriter and advisor. He earned his bachelor of arts degree in political science in 1977 from the State University of New York at Binghamton and his juris doctor degree from the State University of New York at Buffalo School of Law in 1980. From 1980 to 1982, Mr. Myers served as an attorney in the Division of Market Regulation of the U.S. Securities and Exchange Commission in Washington, D.C. and, from 1982 to 1984, as an attorney with the Division of Enforcement of the Securities and Exchange Commission in San Francisco. From August 1984 to January 1986, he was
employed as an attorney with the San Francisco law firm of Wilson, Ryan and Compilongo where he specialized in corporate finance, securities and broker-dealer matters. From January 1986 to January 1989, Mr. Myers was engaged as Senior Vice-President and General Counsel of Financial Planners Equity Corporation, a 400 broker securities dealer formerly located in Marin County, California. He became affiliated with American Investors Group, Inc. in 1989. He is an inactive member of the New York, California and Minnesota State Bar Associations. Mr. Myers holds General Securities Representative and General Securities Principal licenses with the National Association of Securities Dealers, Inc.

      Scott J. Marquis, is our Chief Financial Officer and Treasurer. He was appointed to this position in September of 2009 by our Board of Directors. He is also currently employed full-time as Chief Financial and Operating Officer of the underwriter, American Investors Group, Inc., where he has been employed since February 1987. Prior to his employment with American Investors Group, Inc., Mr. Marquis was employed for approximately seven years with the Minneapolis-based broker dealer, Piper Jaffray Companies in various capacities within its operations department. Mr. Marquis attended the University of
Minnesota, Minneapolis, Minnesota and served in the United States Coast Guard Reserve. Mr. Marquis is a licensed financial principal and registered representative of American Investors Group, Inc., holds his Series 7, 63 and 27 licenses from the Financial Industry National Regulatory Authority and holds a Minnesota life/accident/health insurance license (inactive).

      Kirbyjon H. Caldwell, has served as an independent director of the Company since 1994. He has been Senior Pastor of Windsor Village United Methodist Church in Houston, Texas since January 1982. The membership of Windsor Village is approximately 14,400. Mr. Caldwell received his B.A. degree in Economics from Carlton College (1975), an M.B.A. in Finance from the University of Pennsylvania's Wharton School (1977), and his Masters in Theology from Southern Methodist University School of Theology (1981). He is a member of the Boards of Directors of Continental Airlines, National Children's Defense Fund, Baylor College of Medicine, Greater Houston Partnership, Advisory Board of Amergy Bank of Texas, Reliant Energy, Bridgeway Capital Management and the American Cancer Society. He is also the founder and member of several foundations and other community development organizations.

      Dennis J. Doyle has served as an independent director of the Company since 1994. He is a shareholder and co-founder of Welsh Companies, Inc., Minneapolis, Minnesota, a full-service real estate company involved in property management, brokerage, investment sales, construction and commercial development. Welsh Companies was co-founded by Mr. Doyle in 1978, and has over 300 employees. Mr. Doyle is the recipient of numerous civic awards relating to his business skills. He also is a member of the board of directors on a number of philanthropic business boards.

      Michael G. Holmquist has served as an independent director of the Company since 2003. Mr. Holmquist is a Certified Public Accountant practicing from his office in Deephaven, Minnesota. Prior to entering the accounting field in 1977, he worked for two years as a public school teacher and served four years in the U.S. Coast Guard. He is a graduate of St. Olaf College. Mr. Holmquist was an original incorporator of American Investors Group, Inc. and an employee of the firm from 1986-1989.

Day-to-Day Management of Operations

      We have no employees. Our advisor manages our day-to-day operations under the advisory agreement. Our officers receive no compensation for their services, other than through their interests in our advisor and our affiliates. Our officers have no employment contracts with us or our advisor and are considered employees of the advisor "at will." We believe that because of the depth of management of our advisor and its affiliates the loss of one or more key employees of our advisor, or one or more of our officers, would not have a material adverse effect upon our operations. As required by our bylaws, a majority of our directors are independent directors in that they are otherwise unaffiliated with and do not receive compensation from us (other than in their capacity as directors) or from our advisor or the underwriter.

Duties of Directors

      Our directors are responsible for considering and approving our policies. Directors meet as often and devote such time to our business as their oversight duties may require. Pursuant to our bylaws, the independent directors have the responsibility of evaluating the capability and performance of our advisor and determining that the compensation we pay to our advisor is reasonable. During 2007, our directors held four meetings. The attendance policy of the Board encourages and expects all board members to attend all Board meetings. During 2007, Mr. Myers and Mr. Holmquist attended 100% and 75%, respectively, of the meetings held. Mr. Caldwell and Mr. Doyle each attended three and two meetings in 2008, respectively. Robert O. Naegele, Jr., who resigned as a director in May 2008, did not attend any meetings in 2008.

      Neither our articles of incorporation or bylaws nor any of our policies restrict officers or directors from conducting, for their own account, or on behalf of others, business activities of the type we conduct.

      Directors and officers have a duty to us and our shareholders. Our directors may be removed by a majority vote of all shares outstanding and entitled to vote at any annual meeting or special meeting called for such purpose.

Executive Compensation

      Since inception, the Company has not had employees. The Company has two executive officers, Philip J. Myers, who serves in several capacities and is not compensated for such position and Scott J. Marquis who serves as the Company's Chief Financial Officer and Treasurer and is not compensated for such position. The Company's business is managed by the Advisor. The actions and decisions of the Company and the Advisor are governed by the Company's independent directors and by the Company's Bylaws and the Advisory Agreement. Both of these documents substantially comply with the NASAA REIT Guidelines, which include substantive limitations on, among other things, conflicts of interest and related party transactions. As such, the Company has not adopted a Code of Ethics.

      In addition, because the Company has no employees, and because Mr. Myers is not compensated by the Company, there is no Company compensation committee. However, we currently pay each independent director $500 for each board meeting attended ($400 for telephonic meetings), limited to $2,500 per year. We also reimburse directors for travel expenses incurred in connection with their duties as our directors. Please see "Director Compensation". As a non-independent director, Philip J. Myers receives no compensation or reimbursements in connection with his service on our Board of Directors.

Director Independence

      The Company's Board of Directors has determined that each of Dennis J. Doyle, Kirbyjon H. Caldwell and Michael G. Holmquist are "independent," as that term is defined in NASAA REIT Guidelines and in Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Accordingly, the Board is composed of a majority of independent directors. There are no transactions with the directors which were evaluated in connection with the Board's determination of the independence or which have not already been disclosed elsewhere in this proxy statement.

Fiduciary Responsibility of Board of Directors and Indemnification

      The board of directors and our advisor are accountable to us and to our shareholders as fiduciaries. Consequently, they must exercise good faith and integrity in handling our affairs. Similarly, our advisor has contractual obligations to us which it must discharge with the utmost good faith and integrity.

      Our articles require us to indemnify and pay or reimburse reasonable expenses to any individual who is our present or former director, advisor or affiliate, provided that: (i) the director, advisor or affiliate seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest; (ii) the director, advisor or affiliate seeking indemnification was acting on our behalf or performing services on our behalf; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party, except that in the event the indemnified party is or was an independent director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders directly.

      We may advance amounts to persons entitled to indemnification for legal and other expenses and costs incurred as a result of legal action instituted against or involving such person if: (i) the legal action relates to the performance of duties or services by the indemnified party for or on our behalf;
(ii) the legal action is initiated by a third party who is not a shareholder, or the legal action is initiated by a shareholder acting in his or her capacity as such and a court specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes, in writing, to repay the advanced funds, with interest at the rate we determined, in cases in which such party would not be entitled to indemnification.

      Notwithstanding the foregoing, we may not indemnify our directors, advisor, or affiliates and any persons acting as a broker-dealer for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as the particular indemnitee;
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

      Subject to the limitations described above, we have the power to purchase and maintain insurance on behalf of an indemnified party. We may procure insurance covering our liability for indemnification. The indemnification permitted by our Articles is more restrictive than permitted under the Minnesota Business Corporation Act.

Warrants and Options

      In January 2003, we terminated our stock option plan for directors and the adviser and outstanding stock options were surrendered and cancelled. No options were exercised during the option plan's existence. No options or warrants are outstanding as of the date of this Prospectus.

   EXECUTIVE COMPENSATION AND EQUITY COMPENSATION PLANS; DIRECTOR COMPENSATION

      The Company pays no compensation to its officers and has no other employees. The Company has no equity compensation plans. Because no compensation or equity awards have been awarded to, earned by or paid to any executive officer of the Company, the Company has not included any tables or charts describing executive compensation. However, compensation paid to our directors is described below.

                                                      Director Compensation(1)
                             Fees
                             Earned                       Non-Equity      Non-Qualified
                            or Paid    Stock   Option   Incentive Plan   Incentive Plan     All Other
Name                        in Cash   Awards   Awards    Compensation     Compensation     Compensation    Total
----                        -------   ------   ------   --------------   --------------   -------------   -------
Kirbyjon H. Caldwell        $ 1,200     n/a      n/a          n/a              n/a             n/a        $ 1,200
Dennis J. Doyle             $ 1,400     n/a      n/a          n/a              n/a             n/a        $ 1,400
Michael G. Holmquist        $ 1,600     n/a      n/a          n/a              n/a         $ 13,943 (2)   $15,543
Philip J. Myers                 n/a     n/a      n/a          n/a              n/a             n/a             --
Robert O. Naegele, Jr. (3)  $   200     n/a      n/a          n/a              n/a             n/a        $   200

(1) All Directors, except Philip J. Myers, are paid $500 per board meeting attended ($400 for telephonic meetings), limited to $2,500 per year, and reimbursed for travel expenses incurred in connection with their duties as directors.

(2) Mr. Holmquist was paid an additional $13,943 during 2008 for consulting and auditing and testing the Company's internal controls to determine if the Company has established and is maintaining an adequate system of controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002.

(3)   Mr.  Naegele  resigned  as a director  in May 2008.  The  Company  was not
      advised  of  a  disagreement   on  any  matter  in  connection   with  the
      resignation.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
                               STOCKHOLDER MATTERS

      The following table sets forth as of December 16, 2009, the number of shares beneficially owned by each director and by all executive officers and directors as a group, and the beneficial owner of 5% or more of our outstanding stock, based on 2,472,801 shares of common stock outstanding at that date. Unless otherwise noted, each of the following persons has sole voting and investment power with respect to the shares set forth opposite their respective names.

================================================================================================
                                                                          Number of
                                                                          Shares of
                                                                         Common Stock   Percent
                                                                         Beneficially     of
Name and address of Beneficial Owner (1)                                    Owned        Class
------------------------------------------------------------------------------------------------
Philip J. Myers                                                           83,187 (2)      3.36%
------------------------------------------------------------------------------------------------
Scott J. Marquis                                                           1,300           .05%
------------------------------------------------------------------------------------------------
Kirbyjon H. Caldwell                                                          --           --
------------------------------------------------------------------------------------------------
Dennis J. Doyle                                                               --           --
------------------------------------------------------------------------------------------------
Michael H. Holmquist                                                          --           --
------------------------------------------------------------------------------------------------
All Executive Officers and Directors as a Group (five individuals)          84,487        3.41%
================================================================================================

(1) The address for the Directors is 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343.

(2) Number includes 56,673 shares owned by an affiliate of our Advisor, which affiliate is owned by Mr. Myers. Mr. Myers disclaims beneficial ownership of these shares (representing 100% of the shares owned by the affiliate), and does not have voting or investment power over the shares.

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

      Our advisor, Church Loan Advisors, Inc., manages our business subject to the supervision of our board of directors. Our advisor provides us with lending, marketing, management and administrative services. Our President, Philip J. Myers, own and is the President of both our advisor and American Investors Group, Inc., the underwriter of this offering, and thus controls both entities. Our Chief Financial Officer and Treasurer, Scott J. Marquis, is both a Vice President of our advisor and Chief Financial Officer and Chief Operating Officer of American Investors Group, Inc. and thus in a position of control of both entities. On our behalf, our advisor regularly uses the services of personnel employed by American Investors Group, Inc., including our President, Philip J. Myers, Vice-President Scott J. Marquis and Kristen S. Hurley, a loan officer. We incur no direct cost for such services, except for the advisory fee we pay to our advisor. While our advisor has no employees, it does have two executive officers. See section "The Advisor and Our Advisory Agreement" herein.

Transactions With Our Advisor

      We pay our advisor advisory fees and expenses. In addition, our advisor receives a portion of any origination fees associated with a mortgage loan made or renewed by us. The Company paid the advisor management and origination fees of approximately $293,000 and $327,000 for the nine months ended September 30, 2009 and 2008, respectively. For the year ended December 31, 2008, we paid our advisor advisory fees in the amount of $401,000 and our advisor received loan origination fee income of $33,000. In 2007, we paid our advisor advisory fees in the amount of $413,000 and our advisor received loan origination fee income of $37,000. We believe that the terms of the advisory agreement are no less favorable to us had we entered into the agreement with an independent third party as advisor.

Transactions with the Underwriter

      Effective as of April 1, 2009, we have entered into a distribution agreement with the underwriter. Pursuant to the agreement, we will pay the underwriter a commission based on the gross principal amount of certificates sold in this offering and an underwriter's management fee based on the principal amount and term of certificates sold in this offering. We will also pay the underwriter a non-accountable expense reimbursement of up to $120,000, assuming all of the certificates are sold. The underwriter is an affiliate of our advisor. We believe that the terms of the distribution agreement are no less favorable to us than if we had entered into the agreement with an independent third party. The following table sets forth the name and positions of certain officers and all directors of the underwriter:

                    Name                 Position
                    ----                 --------
              Philip J. Myers    President, Treasurer and Director
              Scott J. Marquis   Chief Financial and Operating Officer

      In the course of our business, we may purchase church bonds being underwritten and sold by American Investors Group, Inc., ("American"). Although we would not pay any commissions, American will benefit from such purchases as a result of commissions paid to it by the issuer of the bonds. American also may benefit from mark-ups on bonds we buy from it and mark-downs on bonds we sell through it on the secondary market. We will purchase church bonds for investment purposes only, and only at the public offering price. Church bonds we purchase in the secondary market, if any, will be purchased at the best price available, subject to customary markups (or in the case of sales - markdowns), on terms no less favorable than those applied to other customers of American. Principals of ours and our advisor may receive a benefit in connection with such transactions due to their affiliation with the underwriter. Other than with respect to the purchase and sale of church bonds for our portfolio in the ordinary course of business, all future transactions between us and our officers, directors and affiliates will be approved, in advance, by a majority of our independent and disinterested directors.

                     THE ADVISOR AND OUR ADVISORY AGREEMENT

Our Advisor: Church Loan Advisors, Inc.

      Subject to the supervision of the Board of Directors, our business is managed by our advisor, Church Loan Advisors, Inc., which provides investment advisory and administrative services. Church Loan Advisors, Inc. is a Minnesota corporation and has acted as our advisor since inception in 1994. Mr. Myers owns 100% of the Advisor. Our advisor's offices are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343. Our advisor renders lending and advisory services solely to us, and administers our business affairs and operations.

The following table sets forth the names and positions of the officers and directors of the advisor:

                    Name                 Position
                    ----                 --------
              Philip J. Myers    President, Treasurer and Director
              Scott J. Marquis   Vice President, Secretary

      See   "Management"  for  a  description  of  the  positions  and  business experience of Philip J. Myers and Scott J. Marquis.

Our Advisory Agreement

      We have entered into a contract with our advisor (the "Advisory Agreement") under which our advisor furnishes advice and recommendations concerning our affairs, provides administrative services to us, and manages our day-to-day affairs. The Company's and the advisor's activities are governed by the Company's Bylaws and the Advisory Agreement. Both of these documents substantially comply with the NASAA REIT Guidelines, which include substantive limitations on, among other things, conflicts of interest and related party transactions.

      Other than with respect to the purchase and sale of church bonds for our portfolio in the ordinary course of business, as described below, all future transactions between us and our officers, directors and affiliates must be approved, in advance, by a majority of our independent directors. Our advisor provides us with the following services:

   o serves as our mortgage loan underwriter and advisor in connection with our primary business of making loans to churches

   o advises and selects church bonds for us to purchase and hold for investment

   o  services all mortgage loans that we make

   o provides marketing and advertising and generates loan leads directly and through its affiliates

   o deals with borrowers, lenders, banks, consultants, accountants, brokers, attorneys, appraisers, insurers and others

   o supervises the preparation, filing and distribution of tax returns and reports to governmental agencies, prepares reports to shareholders and acts on our behalf in connection with shareholder relations

   o  reports to us on its performance of the foregoing services

   o furnishes advice and recommendations with respect to other aspects of our business.

      In performing its services under the Advisory Agreement, our advisor uses facilities, personnel and support services of its affiliates. Expenses, such as legal and accounting fees, director fees, stock transfer agent and registrar and paying agent fees, are our direct expenses and are not provided for by our advisor as part of its services.

      The Advisory Agreement is renewable annually by us for one-year periods, subject to a determination, including a majority of our independent directors, that our advisor's performance has been satisfactory and that the compensation paid by us to our Advisor has been reasonable. The Advisory Agreement was reviewed and renewed for a one-year period on July 15, 2009. We may terminate the Advisory Agreement without cause or penalty on 60 days' written notice. Upon termination of the Advisory Agreement by either party, the advisor may require us to change our name to a name that does not contain the word "American," "America" or the name of the advisor or any approximation or abbreviation thereof. However, we may continue to use the word "church" in our name. Our directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

      Pursuant to the Advisory Agreement, our advisor is required to pay all of the expenses it incurs in providing us services including, but not limited to, personnel expenses, rental and other office expenses of officers and employees of the advisor, and all of its overhead and miscellaneous administrative expenses relating to performance of its functions under the Advisory Agreement. We are required to pay all other expenses, including the costs and expenses of reporting to various governmental agencies and our shareholders and of conducting our operations as a mortgage lender, fees and expenses of appraisers, directors, auditors, outside legal counsel and transfer agents, and costs directly relating to the closing of loan transactions.

      In the event that our total operating expenses exceed in any calendar year the greater of (a) 2% of our average invested assets or (b) 25% of our net income (before interest expense), the advisor is obligated to reimburse us, to the extent of its fees for such calendar year, for the amount by which the aggregate annual operating expenses paid or incurred by us exceed the limitation. Our independent directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year.

      Our Bylaws provide that our independent directors are to determine, at least annually, the reasonableness of the compensation which we pay to our advisor. Factors to be considered in reviewing the advisory fee include the size of the fees of the advisor in relation to the size and composition of our assets, our profitability, the rates charged by other investment advisors performing comparable services, the success of our advisor in generating opportunities that meet our investment objectives, the amount of additional revenues realized by our advisor for other services performed, the quality and extent of service and advice furnished by our advisor, the quality of our investments in relation to investments generated by our advisor for its own account, if any, and the performance of our investments.

      Pursuant to the Advisory Agreement, we pay our advisor an annual base management fee of 1.25% of average invested assets on the first $35 million of such assets, 1.00% on assets from $35 million to $50 million, and .75% on assets in excess of $50 million. Although entitled to do so, the advisor does not assess its management fee on the church bond portion of our portfolio, but rather only on the church loan portion of our portfolio. For purposes of the Advisory Agreement, the Company's Invested Assets means outstanding church loans, and does not include church bonds or cash equivalent temporary investments. As defined in the Advisory Agreement, we remit to the advisor up to one-half of any origination fee collected from a borrower in connection with mortgage loans made or renewed by us. For the years ended December 31, 2007 and 2008, we paid our advisor $413,000 and $401,000, respectively.

      The advisory agreement requires us to indemnify our advisor and each of its directors, officers and employees against expense or liability arising out of such person's activities in rendering services to us, provided that the conduct against which the claim is made was determined by such person, in good faith, to be in our best interest and was not the result of negligence or misconduct.

      The foregoing is a summary of the material provisions of the advisory agreement. Reference is made to the advisory agreement, filed as an exhibit to the registration statement of which this prospectus is a part, for a complete statement of its provisions.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CERTIFICATES

      The discussion set forth below of the material United States federal income tax consequences relating to the acquisition, ownership and disposition of the certificates is a summary and it is not exhaustive of all possible tax considerations. This discussion does not provide a discussion of any estate, state, local, or foreign tax considerations.

      Winthrop & Weinstine, P.A. has acted as our special U.S. federal income tax counsel with respect to this offering, has reviewed this summary discussion that is titled "Federal Income Tax Consequences Associated with the Certificates," and is of the opinion that it fairly summarizes the United States federal income tax consequences that are likely to be material to U.S. persons that acquire, own, and dispose of our certificates. The opinion of Winthrop & Weinstine, P.A. will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Winthrop & Weinstine, P.A. is based on various assumptions, is subject to limitations, and is not binding on the Internal Revenue Service or any court.

      The information in this summary is based on the Internal Revenue Code (the "Code"), current and temporary proposed Treasury regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service ("IRS"), and court decisions, all as of the date of this prospectus. The administrative interpretation and practices of the IRS upon which this summary is based includes the practices and policies as expressed in private letter rulings, which are not binding on the IRS, except with respect to taxpayers who request and receive such rulings. No assurance can be given that future legislation, Treasury regulations, administrative interpretations and practices, and court decisions will not significantly change current law, or adversely affect the existing interpretations of current law, on which the information in this summary is based. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following summary will not be challenged by the IRS or will be sustained by a court if so challenged, and we will not seek a ruling with respect to any part of the information discussed in this summary. This summary is qualified in its entirety by the applicable Code provisions, Treasury regulations, and administrative and judicial interpretations of the Code.

      The discussion applies only to original purchasers of certificates at par value. The discussion is included for general information purposes only and does not deal with persons in special situations, such as banks or other financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding certificates in a tax-deferred or tax-advantaged account, traders in securities that elect to use a mark-to-market accounting method for securities holdings, expatriates, persons holding certificates as a hedge against currency or interest-rate risks, as a position in a "straddle," or as part of a "hedging," "conversion," or integrated transaction for federal income tax purposes consisting of the certificates and one or more other investments, holders who are U.S. persons for federal income tax purposes whose functional currency for federal income tax purposes is not the U.S. dollar, holders who are not U.S. persons for federal income tax purposes, trusts and estates, and pass-through entities, any equity holder of which is any of the foregoing. This discussion also assumes that the certificates are held as "capital assets" within the meaning of Section 1221 of the Code.

      YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE IMPACT OF YOUR PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES. THIS INCLUDES THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Tax Classification of the Certificates

      We believe that the certificates will be classified as debt of our company for federal income tax purposes. By your acceptance of a certificate, and by virtue of any person's acquisition of a beneficial interest in a certificate, you and or any such beneficial owner agree to treat the certificates as debt for all tax purposes.

      Our characterization of the certificates as debt is not binding on the IRS, and the IRS could assert that the certificates represent an ownership interest in the equity of the company or in the mortgage collateral. The IRS's treatment of the certificates as equity interests could adversely affect our ability to maintain our REIT status, and could result in collateral tax consequences to certificate holders, including changes in the characterization and timing of income received with respect to the certificates and could adversely affect our cash flow. The remainder of this discussion assumes that the certificates are treated as debt for federal income tax purposes.

Interest Income on the Certificates

      We will pay interest on the certificates quarterly. Interest paid on the certificates will generally be taxable to you as ordinary income as the interest is paid to you if you are a cash-method taxpayer or as the interest accrues if you are an accrual-method taxpayer.

Treatment of Dispositions of Certificates

      Upon the sale, exchange, retirement or other taxable disposition of a certificate, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than any amounts attributable to, and taxable as, accrued interest) and your adjusted tax basis in the certificate. Your adjusted tax basis of a certificate generally will equal your original cost for the certificate, increased by any accrued but unpaid interest you previously included in income with respect to the certificate and reduced by any principal payments you previously received with respect to the certificate. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in your income. This capital gain or loss will be long-term, capital gain or loss if the certificate had been held for more than one year and otherwise short-term capital gain or loss.

Reporting and Backup Withholding

      We will report annual interest income paid, and any other information that is required to be reported with respect to the certificates, to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements.

      Under certain circumstances, as a holder of a certificate, you may be subject to "backup withholding." Backup withholding may apply to you if you are a United States person and, among other circumstances, you fail to furnish your Social Security Number or other taxpayer identification number to us. Backup withholding may apply, under certain circumstances, if you are a foreign person and fail to provide us with the statement necessary to establish an exemption from federal income and withholding tax on interest on the certificates. Backup withholding is not an additional tax and may be applied against your United States federal income tax liability or refunded provided that you furnish the Internal Revenue Service with certain required information.

             QUALIFICATION AS A REIT FOR FEDERAL INCOME TAX PURPOSES

      The discussion of an entity's qualification as a real estate investment trust ("REIT") for federal income tax purposes set forth below is a summary. It does not address fully all requirements for REIT qualification. The Company's tax counsel has opined that the Company has been organized in a manner that will permit it to satisfy the requirements under Sections 856 through 860 of the Code for qualification and taxation as a REIT for the taxable year 2009 and that the Company's proposed method of operation, as described herein, will permit the Company to satisfy the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code with respect to 2009 and subsequent taxable years.

      WHETHER THE COMPANY QUALIFIES AS A REIT FOR FEDERAL INCOME TAX PURPOSES WILL NOT AFFECT WHETHER THE CERTIFICATES ARE CLASSIFIED AS DEBT FOR FEDERAL INCOME TAX PURPOSES OR THE SUMMARY OF THE ANTICIPATED MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO U.S. PERSONS WHO HOLD THE CERTIFICATES THAT IS SET FORTH IN THE PRECEDING DISCUSSION TITLED "MATERIAL FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CERTIFICATES." IF THE COMPANY WOULD NOT CONTINUE TO QUALIFY AS A REIT FOR FEDERAL INCOME TAX PURPOSES, IT, HOWEVER, COULD AFFECT ADVERSELY THE COMPANY'S ABILITY TO MAKE INTEREST PAYMENTS TO HOLDERS OF THE CERTIFICATES.

Qualification as a Real Estate Investment Trust

      General. The following is a general summary of the requirements to qualify as a REIT for federal income tax purposes. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The requirements to qualify as a REIT may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

      Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 859 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the

Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes certain entities); and (vii) which meets certain other tests, described below. Conditions (i) to (iv) must be met during the entire taxable year. Condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

      To qualify as a REIT for a taxable year, we must elect or previously have elected to be so treated, which we did, and must meet other requirements, including percentage tests relating to the sources of its gross income, the nature and diversification of our assets and the distribution of our income to our shareholders. During our history of operations, we have operated as a REIT under the Code. Our ability to continue to qualify to operate as a REIT depends, in part, on the timing and nature of our investments. There can be no assurance that we will continue to qualify as a REIT. Qualification as a REIT is dependent on future events. No assurance can be given that our business or that the actual results of our operation for any particular taxable year will satisfy the REIT requirements.

The Effect of Failure to Qualify as a Real Estate Investment Trust

      If we fail to qualify as a REIT in any taxable year and the relief provisions described above do not apply, then we will be subject to a tax (including any applicable minimum tax) on our taxable income computed in the usual manner for corporate taxpayers without any deduction for dividends paid. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to us at the corporate level as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be prohibited from electing to be taxed as a REIT for the four taxable years following the year during which qualification is lost. To renew our REIT qualifications at the end of such a four-year period, we would be required to distribute all of our current and accumulated earnings and profits before the end of the period.

      Loss of REIT status from either our disqualification as a REIT or our revocation of REIT status would not affect whether the certificates are classified as debt for federal income tax purposes, the anticipated federal income tax consequences to U.S. persons who hold the certificates, or whether we may deduct interest paid to certificate holders for United States federal income tax purposes. To generate funds with which to pay federal income taxes because of the loss of REIT status, however, could reduce our funds that are available for investment, could cause us to incur additional indebtedness, or could cause us to liquidate investments, each of which could affect adversely our ability to make interest payments to holders of certificates.

                              ERISA CONSIDERATIONS

      Certain employee benefit plans and individual retirement accounts and individual retirement annuities (collectively, "Plans"), are subject to various provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code. Before investing in the certificates, a Plan fiduciary should ensure that such investment is in accordance with ERISA's fiduciary standards and that the investment will comply with the diversification, prudence, liquidity, and composition requirements of ERISA. A Plan fiduciary also should consider the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits, by action or inaction, the occurrence of, or fails to remedy, a known breach of duty by another fiduciary with respect to "plan assets," and a Plan fiduciary should consider the need to value the assets of the Plan annually. A Plan fiduciary also should ensure that the investment is in accordance with the governing instruments and the overall policy of the Plan. In addition, provisions of ERISA and the Code prohibit certain transactions in Plan assets that involve persons who have specified relationships with a Plan. The consequences of such prohibited transactions include excise taxes, disqualifications of IRAs and other liabilities. A Plan fiduciary should ensure that any investment in the certificates will not constitute a prohibited transaction. A Plan fiduciary also should consider the illiquid nature of an investment in our certificates and that no secondary market will exist for them.

                          DESCRIPTION OF CAPITAL STOCK

General

      Our authorized capital stock consists of 50,000,000 undesignated shares, of which our board of directors has established that 30,000,000 shares are Common Stock, par value of $0.01 per share. Pursuant to our articles of incorporation, our board of directors has the authority to divide the balance of the authorized capital stock into classes and series with relative rights and preferences and at such par value as the board of directors may establish from time to time. Each share of Common Stock is entitled to participate equally in dividends when and as declared by the directors and in the distribution of our assets upon liquidation. Each authorized share is entitled to one vote and will be fully paid and nonassessable upon issuance and payment therefor. Each authorized share has no preference, conversion, exchange, preemptive or cumulative voting rights. There are no cumulative voting rights in electing directors. We have 2,472,081 shares of common stock outstanding as of December 7, 2009.

Repurchase of Shares and Restrictions on Transfer

      Two of the requirements for qualification for the tax benefits accorded by the real estate investment trust provisions of the Internal Revenue Code are that (i) during the last half of each taxable year not more than 50% of the outstanding capital stock may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 shareholders for at least 335 out of 365 days of each taxable year or the proportionate amount for any partial taxable year.

      Our articles of incorporation prohibit any person or group of persons from holding, directly or indirectly, ownership of a number of shares in excess of 9.8% of the outstanding capital stock. Shares owned by a person or group of persons in excess of such amounts are referred to in the articles of incorporation and herein as "excess shares." For this purpose, shares shall be deemed to be owned by a person if they are constructively owned by such person under the provisions of Section 544 of the Code (as modified by Section 856(h) of the Code) or are beneficially owned by such person under the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "group" has the same meaning as that term has for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, shares owned or deemed to be owned by a person who individually owns less than 9.8% of the outstanding capital stock may nevertheless be Excess Shares if such person is a member of a group which owns more than 9.8% of the outstanding capital stock.

      Our articles of incorporation provide that in the event any person acquires excess shares, we may redeem such Excess Shares, at the discretion of the board of directors. Except as set forth below, the redemption price for excess shares is, the closing price as reported on the NASDAQ System on the last business day prior to the redemption date or, if the shares are listed on an exchange, the closing price on the last business day prior to the redemption date or, if neither listed on an exchange nor quoted on the NASDAQ System, the net asset value of the excess shares as determined in good faith by the board of directors. In no event, however, may the purchase price of the shares redeemed be greater than their net asset value as determined by the board of directors in good faith. To redeem excess shares, the board of directors must give a notice of redemption to the holder of such excess shares not less than 30 days prior to the date fixed by the board of directors for redemption. The redemption price for excess shares will be paid on the redemption date fixed by the board of directors and included in such notice. Excess shares cease to be entitled to any distribution and other benefits from and after the date fixed for redemption, except the right to payment of the redemption price for such shares.

         Under our articles of incorporation, any transfer of shares that would result in our disqualification as a real estate investment trust under the Code is void to the fullest extent permitted by law. The board of directors is authorized to refuse to transfer shares to a person if, as a result of the transfer, that person would own excess shares. Upon demand by the board of directors, a shareholder is required to provide us with an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under the Treasury Regulation Section 1.857-9 and in reports filed under Sections 13(d) and 16(b) of the Exchange Act. Each proposed transferee of shares, upon demand of the board of directors, also may be required to provide us with a statement or affidavit setting forth the number of shares already owned by the transferee and any related persons. The transfer or sale of shares also are subject to compliance with applicable state "Blue Sky" laws.

Repurchase of Shares by Us

      Although our shares are not redeemable, we may at our complete discretion, repurchase shares offered to us by shareholders. We may pay whatever price our advisor deems appropriate and reasonable and is acceptable to the selling shareholder and us. Any shares repurchased will be re-designated as "unissued," will no longer be entitled to distribution of dividends, and will cease to have voting rights.

Transfer Agent and Registrar

      The transfer agent and registrar for our capital stock is Computershare Trust Company, Inc., 350 Indiana Street Suite 800, Golden, CO 80401, telephone:
(303) 262-0600.

                         DESCRIPTION OF THE CERTIFICATES

      General. The Series C Certificates we are offering by this prospectus are secured debt obligations of American Church Mortgage Company. We have issued two prior series of secured investor certificates: Series A and Series B. The following chart summarizes the amount of certificates of each series originally authorized to be sold, the amount actually sold and the amount outstanding as of December 16, 2009:

      -------------------------------------------------------------------
                   Authorized Amount    Amount Sold    Amount Outstanding
      -------------------------------------------------------------------
      Series A     $      15,000,000    $15,000,000    $        7,258,000
      -------------------------------------------------------------------
      Series B     $      23,000,000    $14,860,000    $       14,695,000
      -------------------------------------------------------------------
      Series C     $      20,000,000    $   332,000    $          332,000
      -------------------------------------------------------------------

      We will issue the certificates under an indenture between us and Herring Bank, as trustee. The terms and conditions of the certificates include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following is a summary of some, but not all, provisions of the certificates, the indenture and the Trust Indenture Act. For a complete understanding of the certificates, you should review the terms and conditions contained in the global certificate that we will issue to the trustee, the indenture and the Trust Indenture Act, which include definitions of certain terms used below. Copies of the form of the certificates and the indenture are available from us at no charge upon request.

      The certificates are secured by our assignment to the trustee of mortgage backed promissory notes or mortgage secured bonds issued by churches and other not-for profit religious organizations, which we own or will receive as a result of loans we make to churches and other nonprofit religious organizations and bonds we purchase. The mortgages securing the promissory notes will not be assigned to the trustee nor will any bonds be re-registered to the trustee. Further, we are not required to establish or maintain a sinking fund to provide for payment of maturing certificates.

      You may determine the amount (any multiple of $1,000) and term (4, 5, 6, 7, 13, 14, 15, 16, 17, 18, 19 or 20 years) of the certificates you would like to purchase when you subscribe, subject to availability. However, we may not always offer certificates of each maturity, depending on market conditions and our capital requirements. Each certificate will mature on the anniversary of the last day of the fiscal quarter in which the certificate is purchased. We will set interest rates based on current market conditions and our need for capital. Interest rates will not be derived from any reference or published interest rate.

      The interest rate will be fixed for the term of your certificate and paid quarterly. The current rates we will pay for each maturity of certificates are set forth below. The interest rate will vary based on the term to maturity of the certificate you purchase and these rates may be changed at any time. You should check for any rate supplements at the time of purchase.

                    ----------------------------------------
                    Certificate Term         Interest Rate %
                    ----------------------------------------
                          4 Year                  4.75%
                    ----------------------------------------
                          5 Year                  5.00%
                    ----------------------------------------
                          6 Year                  5.25%
                    ----------------------------------------
                          7 Year                  5.50%
                    ----------------------------------------
                         13 Year                  6.25%
                    ----------------------------------------
                         14 Year                  6.25%
                    ----------------------------------------
                         15 Year                  6.35%
                    ----------------------------------------
                         16 Year                  6.50%
                    ----------------------------------------
                         17 Year                  6.65%
                    ----------------------------------------
                         18 Year                  6.75%
                    ----------------------------------------
                         19 Year                  7.00%
                    ----------------------------------------
                         20 Year                  7.25%
                    ----------------------------------------

      Upon acceptance of your subscription to purchase certificates, the trustee, who is also acting as our servicing agent, will create an account in our book-entry registration system for you and credit the principal amount of your subscription to your account. Our trustee will send you a book-entry receipt that will indicate our acceptance of your subscription. If we reject your subscription, all funds deposited will be promptly returned to you without any interest. Investors whose subscriptions for certificates have been accepted and anyone who subsequently acquires certificates in a qualified transfer are referred to as "holders" or "registered holders" in this document and in the indenture.

      We may modify or supplement the terms of the certificates described in this prospectus from time to time in a supplement to this prospectus. Except as set forth under "Amendment, Supplement and Waiver" below, any modification or amendment will not affect then-outstanding certificates. However, investors are advised to check for prospects supplements as interest rates are subject to change. We are adding additional maturities to meet the demand of investors seeking shorter term maturities. We presently intend to imit the number of short term certificates, four (4) to seven (7) years, to align with the anticipated maturities of loans and bonds held in our portfolio.

      Denomination. You may purchase certificates in principal amount of multiples of $1,000. You will determine the original principal amount of each certificate you purchase when you subscribe.

      Term and Maturity. We are offering certificates with terms ranging from four to twenty years as follows. The amount of Series C Secured Investors Certificates outstanding as of December 16, 2009 is shown in parentheses:

               o   Four (4) years ($0)

               o   Five (5) years ($0)

               o   Six (6) years ($0)

               o   Seven (7) years ($0)

               o   thirteen (13) years ($74,000)

               o   fourteen (14) years ($0)

               o   fifteen (15) years ($0)

               o   sixteen (16) years ($11,000)

               o   seventeen (17) years ($0)

               o   eighteen (18) years ($0)

               o   nineteen (19) years ($15,000)

               o   twenty (20) years. ($232,000)

      You will select the term of each certificate you purchase when you subscribe, depending on availability. You may purchase multiple certificates with different terms by filling in investment amounts for more than one term.

      The maturity date will be the anniversary of the last day of the fiscal quarter in which you purchase your certificate. For example, if you purchase a thirteen (13) year certificate on November 10, 2009, the certificate will mature on December 31, 2022. We may cease offering specified maturities, and re-continue their offering, at any time during the offering period. We may change the interest rate offered on any unsold certificates without prior notice.

      Collateral. We will assign to the trustee to secure the certificates mortgage-secured promissory notes and bonds issued by churches and other nonprofit religious organizations evidencing loans made by us which have an aggregate unpaid principal balance of at least 100% of the aggregate outstanding principal amount of the certificates. Unless there is an event of default, we will not assign the mortgages securing the assigned promissory notes and bonds to the trustee.

      We will be obligated to replace a promissory note or bond that we have assigned to the trustee if the church obligor prepays the promissory note or bond or if it defaults in the payment of principal or interest on the promissory note or bond and the default continues for at least 90 consecutive days. We will assign additional promissory notes and bonds to the trustee as necessary to maintain the aggregate outstanding principal balance of the assigned notes at a level of at least 100% of the outstanding principal balance of the certificates sold in this offering.

      We will furnish the following to the trustee in connection with our assigning mortgage-secured promissory notes to the trustee:

      o An opinion of counsel to the effect that all necessary action has been taken to create and perfect a first lien and security interest in favor of the trustee in the assigned promissory notes and bonds.

      o Annual opinions of counsel to the effect that all necessary action has been taken to maintain a first lien and security interest in favor of the trustee in the assigned promissory notes and bonds.

      o     Annual  certification  of our officers  that all  provisions  of the
            indenture   relating  the  deposit,   release  and  substitution  of
            collateral have been complied with.

      Generally, neither we, nor the trustee will be required to provide reports to holders concerning the deposit, release or substitution of promissory notes and bonds securing the certificates. However, the trustee will be required to report to holders if we default in our obligations to maintain the 100% collateral coverage requirement and that default has not been cured within 90 days.

      Interest Rate. The interest rate on a particular certificate will be the interest rate for the particular term of the certificate at the time of subscription or renewal. Please see the "Interest Rate" chart above. The interest rate will remain fixed for the original or renewal term of the certificate. We will set interest rates based on current market conditions and our need for capital. Interest rates will not be derived from any reference or published interest rate. We will establish and may change the interest rates payable for unsold certificates of various terms in a supplement to this prospectus.

      Computation of Interest. We will compute interest on certificates on the basis of an actual calendar year. Interest will accrue from the date of purchase, but will not be compounded. The date of purchase will be the first business day immediately following the date we receive funds. Our business days are Monday through Friday, except for legal holidays recognized by FINRA.

      Interest Payment Dates. Interest will be payable quarterly and interest checks will be mailed to certificate holders on the last day of each calendar quarter (i.e., March 31, June 30, September 30 and December 31). If the last day of a quarter falls on a weekend or a holiday, we will pay interest on the next business day.

      Place and Method of Payment. We will pay principal and interest on the certificates through the trustee, who will act as our paying agent, by check mailed on each interest payment date to your address appearing in the certificate register. If the foregoing payment method is not available, principal and interest on the certificates will be payable at our principal executive office or at such other place as we may designate for payment purposes. We will not wire interest payments to holders of certificates.

      Servicing Agent. We have engaged Herring Bank, who is also acting as the trustee in this offering, to act as our servicing agent for the certificates. The trustee's responsibilities as servicing agent will include serving as our registrar and transfer agent and fulfilling certain of our responsibilities to the holders.

      You may contact the trustee as follows with any questions about the certificates:

            Herring Bank
            1608 S. Polk St.
            Amarillo, TX 79102
            (806) 378-6655

      Book-Entry Registration and Transfer. You will not receive or be entitled to receive physical delivery of a certificate. The issuance and transfer of certificates will be accomplished exclusively through the crediting and debiting of the appropriate accounts in our book-entry registration and transfer system. However, you will receive a book-entry acknowledgement from the trustee that will show all pertinent information regarding your certificate, including the principal amount of your certificate, its interest rate and maturity, and verification of its registration. The trustee will maintain our book-entry system.

      The holders of the accounts established upon the purchase or transfer of certificates will be deemed to be the owners of the certificates under the indenture. The holders of certificates must rely upon the procedures established by the trustee to exercise any rights of a holder of certificates under the indenture. The servicing agent will determine the interest payments to be made to the book-entry accounts and maintain, supervise and review any records relating to book-entry beneficial interests in the certificates.

      Book-entry notations in the accounts evidencing ownership of the certificates are exchangeable for actual certificates only if: (i) we, at our option, advise the trustee in writing of our election to terminate the book-entry system, or (ii) after the occurrence of an event of default under the indenture, holders of the certificates aggregating more than 50% of the aggregate outstanding amount of the certificates advise the trustee in writing that the continuation of a book-entry system is no longer in the best interests of the holders of certificates and the trustee notifies all registered holders of the occurrence of any such event and the availability of definitive certificates. Subject to the exceptions described above, the book-entry interests in these securities will not be exchangeable for fully registered certificates. The trustee will also issue fully registered certificates if required by the administrator of an Individual Retirement Account or similar tax deferred account in which a holder has acquired a certificate. The trustee may charge a $10 fee per certificate issuance.

      Right  to  Reject   Applications.   We  may  reject  any  application  for
certificates in our sole discretion.

      Renewal or Payment on Maturity. Approximately 30 days prior to maturity of your certificate, you will be notified that your certificate is about to mature and whether we will allow you to renew the certificate. If we are offering renewal of certificates, we will provide you with a schedule of interest rates then in effect, which will apply if you elect to renew your certificate, along with a form on which you may elect to renew or not to renew your certificate. You will have until 10 days prior to the maturity date to exercise one of the following options:

   o You can inform us in writing on or before 10 days prior to the scheduled maturity date that you would like to renew the certificate, in which case the principal amount of your certificate will be renewed for the same term at the interest rate we are offering at the time of renewal and we will pay you accrued interest through the maturity date of your certificate. No commission will be charged for renewals.

   o You can do nothing or inform us that you would like us to pay the certificate in full; in either case we will pay the principal amount and accrued interest when due.

      We reserve the right to stop offering the option to renew certificates and to refuse to renew any certificate in our complete discretion. Interest will accrue from the first day of each renewed certificate term. Each renewed certificate will continue in all its provisions, including provisions relating to payment, except that the interest rate payable during any renewed term will be the interest rate that we are then offering at the time of renewal.

      If your certificate is not renewed for any reason, no interest will accrue after the stated date of maturity and we will pay you the principal and unpaid accrued interest on your certificate within 5 business days of the stated maturity date.

      Redemption Prior to Stated Maturity. The certificates may be redeemed prior to stated maturity only as set forth below. You will have no right to require us to prepay any certificate prior to its maturity date except as indicated below.

      Discretionary Redemption by Us on Thirty Days' Notice. We have the option to redeem all or a portion of the outstanding certificates at any time, in our sole discretion. If we exercise this option, we will give affected certificate holders 30 days' notice that we intend to redeem their outstanding certificates.

      Offer to Redeem by Us upon a Change of Our Advisor. Our advisor is currently Church Loan Advisors, Inc. If we terminate our advisory agreement with our current advisor for any reason, we are required to offer to redeem all certificates outstanding as of the date of such termination. In such case, certificates will be redeemable at the option of the holders. If we terminate our advisory agreement with our current advisor, we will provide our certificate holders with notices offering to redeem all outstanding certificates within 10 days of the termination. Holders of outstanding certificates will have 30 days after the date of the notice to inform us in writing whether they will require us to redeem their certificates. The redemption price will be the principal amount of the certificate, plus interest accrued and not previously paid up to the date of redemption.

         Redemption by the Holder upon Death. Certificates may be redeemed upon the death of a holder who is a natural person (including certificates held in an individual retirement account), by his or her estate giving us written notice within 45 days following his or her death. The redemption price will be the principal amount of the certificate, plus interest accrued and not previously paid up to the date of redemption. Subject to the limitations described below, we will pay the redemption price within 10 days of receiving notice of the holder's death. If spouses are joint registered holders of a certificate, the election to redeem will apply when either registered holder dies. If the certificate is held by a person who is not a natural person such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply. In addition, we will not be required to redeem any certificates at the request of the holder in excess of $25,000 aggregate principal amount for all holders per calendar quarter. For purposes of the $25,000 limit, redemption requests will be honored in the order in which they are received and any redemption request not honored in a calendar quarter will be honored, to the extent possible, in the next calendar quarter. Redemptions in the next calendar quarter are also subject to the $25,000 limitation. We will not redeem certificates in connection with a holder's death if an uncured event of default exists with respect to the outstanding certificates.

      Discretionary Redemption. If you request us to redeem your certificate prior to maturity, we may do so and charge you early redemption penalties, both at our complete discretion.

      Transfers. The certificates are not negotiable debt instruments and, subject to certain exceptions, will be issued only in book-entry form. The book-entry receipt issued upon our acceptance of a subscription is not a negotiable instrument, and no rights of record ownership can be transferred without our advisor's prior written consent. Transfers of certificates will generally be prohibited. However, our advisor intends to approve transfers of certificates upon a demonstrated need for liquidity, such as upon the death or bankruptcy of a certificates holder, or to facilitate estate planning objectives. Ownership of certificates may be transferred on our register only as follows:

      o The holder must deliver written notice requesting a transfer to the trustee signed by the holder(s) or such holder's duly authorized representative on a form to be supplied by our servicing agent.

      o Our advisor must provide its written consent to the proposed transfer.

      o The trustee may require a signature guarantee in connection with such transfer.

      Upon transfer of a certificate, the trustee will provide the new holder of the certificate with a book-entry receipt which will evidence the transfer of the account on our records. The record date of any transfer will be the last day of the quarter in which the transfer is made. The transferee will be entitled to all interest accruing in the quarter in which the transfer is made.

      No Sinking Fund. We will not contribute funds to a separate account, commonly known as a sinking fund, to repay principal or interest on the certificates upon maturity or default.

      Restrictive Covenants. The indenture contains certain covenants that require us to maintain certain financial standards and restrict us from certain actions as set forth below.

      Maintenance of Certain Financial Standards. The indenture provides that, so long as the certificates are outstanding:

      o we will maintain a positive net worth, which includes shareholders' equity and subordinated debt; and

      o our long-term liabilities, will not exceed 300% of our shareholders' equity at the end of any fiscal year, or such higher amount as authorized by our bylaws from time to time.

      Prohibition on Certain Actions. The indenture provides that, so long as the certificates are outstanding:

      o     we will not pay any  dividends on our common or  preferred  stock if
            there  is  an  uncured   event  of  default   with  respect  to  the
            certificates;

      o we will not allow any other lien to be created or maintained on the collateral securing the certificates; and

      o we will not guarantee, endorse or otherwise become liable for any obligations of any of our control persons, or other parties controlled by or under common control with any of our control persons.

      Consolidation, Merger Or Sale. The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

      o the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the certificates and performance of the covenants in the applicable indenture; and

      o     immediately  after  the  transaction,   and  giving  effect  to  the
            transaction, no event of default under the indenture exists.

      If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets, according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the certificates.

      Events Of Default. The indenture provides that each of the following constitutes an event of default:

      o any default for thirty days in the payment of interest when due on the certificates;

      o any default for thirty days in payment of principal when due on the certificates;

      o if we default in our obligations to maintain the 100% collateral coverage requirement and that default has not been cured within 90 days;

      o our failure to observe or perform any material covenant or our breach of any material representation or warranty, but only after we have been given notice of such failure or breach and such failure or breach is not cured within 30 days after our receipt of notice;

      o     defaults in certain of our other financial obligations; and

      o     certain events of bankruptcy or insolvency with respect to us.

      If any event of default occurs and is continuing, the trustee or the holders of at least a majority in principal amount of the then-outstanding certificates may declare the unpaid principal of and any accrued interest on the certificates to be due and payable immediately. In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to us, all outstanding certificates will become due and payable without further action or notice. Holders of the certificates may not enforce the indenture or the certificates except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding certificates may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the certificates notice of any continuing default or event of default (except a default or event of default relating to the payment of principal or interest) if the trustee determines that withholding notice is in the interest of the holders.

      The holders of a majority in aggregate principal amount of the certificates then outstanding by notice to the trustee may, on behalf of the holders of all of the certificates, waive any existing default or event of default and its consequences under the indenture, except a continuing default or event of default in the payment of interest on, or the principal of, the certificates.

      Amendment, Supplement and Waiver. Except as provided in this prospectus or the indenture, the terms of the certificates then outstanding may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the certificates then outstanding, and any existing default or compliance with any provision of the indenture or the certificates may be waived with the consent of the holders of a majority in principal amount of the then outstanding certificates.

      Notwithstanding the foregoing, without the consent of any holder of the certificates, we or the trustee may amend or supplement the indenture or the certificates:

      o     to cure any ambiguity, defect or inconsistency;

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

      o to provide for assumption of our obligations to holders of the certificates in the case of a merger or consolidation;

      o to make any change that would provide any additional rights or benefits to the holders of the certificates or that does not materially adversely affect the legal rights under the indenture of any such holder, including an increase in the aggregate dollar amount of certificates which may be outstanding under the indenture;

      o to modify our policy regarding redemptions elected by a holder of certificates and our policy regarding redemptions of the certificates upon the death of any holder of the certificates, but such modifications shall not materially adversely affect any then outstanding certificates;

      o     to  comply  with  requirements  of the SEC in  order  to  effect  or
            maintain  the   qualification  of  the  indenture  under  the  Trust
            Indenture Act; or

      o     to maintain our status as a REIT.

      The Trustee. Herring Bank has agreed to be the trustee under the indenture. The indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us and our affiliates.

      The indenture provides that in case an event of default specified in the indenture shall occur and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of certificates, unless the holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

      Resignation Or Removal Of The Trustee. The trustee may resign at any time, or may be removed by the holders of a majority of the principal amount of then-outstanding certificates. In addition, upon the occurrence of contingencies relating generally to the insolvency of the trustee or the trustee's ineligibility to serve as trustee under the Trust Indenture Act of 1939, as amended, we may remove the trustee or a court of competent jurisdiction may remove the trustee upon petition of a holder of certificates. However, no resignation or removal of the trustee may become effective until a successor trustee has been appointed.

      No Personal Liability Of Directors, Officers, Employees, Shareholders and Servicing Agent. No director, officer, employee, incorporator or shareholder of ours or our servicing agent, will have any liability for any of our obligations under the certificates, the indenture or for any claim based on, in respect to, or by reason of, these obligations or their creation. Each holder of the certificates waives and releases these persons from any liability. The waiver and release are part of the consideration for issuance of the certificates. We have been advised that the waiver may not be effective to waive liabilities under the federal securities laws since it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

      Service Charges. We and the trustee may assess service charges for changing the registration of any certificate to reflect a change in name of the holder or transfers (whether by operation of law or otherwise) of a certificate.

      Variations By State. We may offer different securities and vary the terms and conditions of the offer (including, but not limited to, different interest rates and maturity dates) depending upon the state where the purchaser resides.

      Interest Withholding. We or the trustee will withhold the required portion of any interest paid to any investor who has not provided us with a Social Security Number, Employer Identification Number, or other satisfactory equivalent in the account application (or another document) or where the Internal Revenue Service has notified us that back-up withholding is otherwise required.

      Liquidity. THERE IS NO MARKET FOR THE CERTIFICATES. We do not believe that a public market will develop for the certificates. You may not be able to sell your certificates. You should be prepared to hold any certificates you purchase until maturity.

      Reports. We have published and filed with the Securities and Exchange Commission annual reports on Form 10-KSB, and will publish and file annual reports on Form 10-K, containing financial statements, and have published and filed quarterly reports on Forms 10-QSB and 10-Q, and will publish and file quarterly reports on Forms 10-Q, containing financial information for the first three quarters of each fiscal year. See "Additional Information." We will send copies of our reports at no charge to any certificate holder who requests them in writing.

                     SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

      The following is a summary of certain provisions of our organizational documents, which consist of our Amended and Restated Articles of Incorporation ("Articles") and the Third Amended and Restated Bylaws ("Bylaws"). This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to the registration statement of which this prospectus is a part.

Certain Articles of Incorporation and Bylaws Provisions

      Shareholders' rights and related matters are governed by the Minnesota Business Corporation Act, our Articles and our Bylaws. Certain provisions of our Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of our board and may discourage an attempt by a person or group to obtain control of us through acquisitions of shares.

Shareholder Meetings

      Our Bylaws provide for annual meetings of shareholders. We typically hold our annual meeting of shareholders during the second quarter of each year. Special meetings of shareholders may be called by (i) our Chief Executive Officer, (ii) a majority of the members of our board of directors or a majority of our independent directors, or (iii) shareholders holding at least 10% of the outstanding shares of common stock entitled to vote at the meeting.

Board of Directors

      Our Bylaws provide that our board establishes the number of our directors, which may not be fewer than three (3) nor more than nine (9), and a majority of which must be independent directors. Any vacancy will be filled by a majority of the remaining directors, except that a vacancy of an independent director position must follow a nomination by the remaining independent directors. The directors may leave a vacancy unfilled until the next regular meeting of the shareholders.

Limitations on Director Actions

      Without concurrence of a majority of the outstanding shares, the directors may not: (i) amend our Articles or Bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of shareholders including amendments to provisions relating to, director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (ii) sell all or substantially all of our assets other than in the ordinary course of our business or in connection with liquidation and dissolution; (iii) cause us to merge with another entity or otherwise reorganize; or (iv) cause us to dissolve or liquidate.

      A majority of the then outstanding shares may, without the necessity for concurrence by our directors, vote to: (i) amend the Bylaws; (ii) terminate the corporation; or (iii) remove the directors.

Minnesota Anti-Takeover Law

      We are governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's stock.

Restrictions on Roll-Ups

      "Roll-up" means a transaction involving our acquisition, merger, conversion, or consolidation (either directly or indirectly) and the issuance of securities of a roll-up entity. Such term does not include: (i) a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the NASDAQ National Market System; or (ii) a transaction involving the conversion to corporate, trust, or association form if, as consequence of the transaction, there will be no significant adverse change in any of the following: (a) shareholders' voting rights; (b) our term of existence; (c) sponsor or advisor compensation; (d) our investment objectives. "Roll-up entity" means a partnership, real estate investment trust, corporation, trust, or other entity created or surviving after the completion of a roll-up transaction.

      In connection with a roll-up, an appraisal of all of our assets would be required to be obtained from a competent independent expert. The appraiser would evaluate all relevant information, indicate the value of the assets as of a date immediately prior to the announcement of the roll-up and assume an orderly liquidation of the assets over a 12-month period. Notwithstanding the foregoing, we may not participate in any proposed roll-up which would:

      o result in our shareholders having rights to meeting less frequently or which are more restrictive to shareholders than those provided in our Bylaws;

      o result in our shareholders having voting rights that are less than those provided in our Bylaws;

      o result in our shareholders having greater liability than as provided in our Bylaws;

      o result in our shareholders having rights to receive reports that are less than those provided in our Bylaws;

      o result in our shareholders having access to records that are more limited than those provided in our Bylaws;

      o include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity);

      o limit the ability of an investor to exercise the voting rights of its securities in the roll-up entity on the basis of the number of the shares held by that investor;

      o result in investors in the roll-up entity having rights of access to the records of the roll-up entity that are less than those provided in our Bylaws; or

      o place upon us any of the costs of the transaction if the roll-up is not approved by the shareholders.

Nothing prevents our participation in any proposed roll-up resulting in shareholders having rights and restrictions comparable to those contained in our Bylaws, with the prior approval of a majority of our shareholders.

      Shareholders voting against a proposed roll-up have the choice of (i) accepting the securities of the roll-up entity offered in the proposed roll-up; or (ii) one of either: (a) remaining as our shareholders and preserving their interests therein on the same terms and conditions as previously existed, or (b) receiving cash in an amount equal to the shareholders' pro rata share of the appraised value of our net assets. We do not intend to participate in a roll-up transaction.

Limitation on Total Operating Expenses

      Our Bylaws provide that, subject to the conditions described in this paragraph, our annual total operating expenses cannot exceed the greater of 2% of our average invested assets or 25% our net income, computed before interest expense. The independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed the foregoing limitations. The independent directors may determine that a higher level of operating expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the independent directors and the reasons in support thereof must be recorded in the minutes of the meeting of the board of directors. We will send a written disclosure to our shareholders within 60 days after the end of any fiscal quarter for which operating expenses (for the 12 months then ended) exceed 2% of the average invested assets or 25% of net income. In the event the operating expenses exceed the limitations described above and if our directors are unable to conclude that such excess was justified then within 60 days after the end of our fiscal year, our advisor must reimburse us for the amount by which the aggregate annual total operating expenses paid or incurred by us exceed the limitation.

Transactions with Affiliates

      Our Bylaws restrict our dealings with our advisor, sponsor and any director or affiliates thereof. In approving any transaction or series of transactions with such persons or entities, a majority of our directors not otherwise interested in such transaction, including a majority of the independent directors must determine that:

      (a) the transaction as contemplated is fair and reasonable to us and our shareholders and its terms and conditions are not less favorable to us than those available from unaffiliated third parties;

      (b) if the transaction involves compensation to any advisor or its affiliates for services rendered in a capacity other than contemplated by the advisory arrangements, such compensation is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons and is not in excess of compensation paid to any advisor and its affiliates for any comparable services;

      (c) if the transaction involves the making of loans (other than in the ordinary course of our business) or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances; and

      (d) if the transaction involves the investment in a joint venture, the transaction is fair and reasonable and no less favorable to us than to other joint venturers.

      If the proposed transaction involves a loan to any advisor, director or any affiliate thereof, or to a wholly-owned subsidiary of ours, a written appraisal of the underlying property must be obtained from an independent expert. The appraisal must be maintained in our records for at least five years and be available for inspection and duplication by any shareholder. Such loan is subject to all requirements of our Financing Policy.

      We cannot borrow money from any advisor, director or any affiliate thereof, unless a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

      We cannot make or invest in any mortgage loans subordinate to any mortgage or equity interest of our advisor, directors, sponsors or any of our affiliates.

Restrictions on Investments

      The investment policies and restrictions set forth in our Bylaws have been approved by a majority of our independent directors. In addition to other investment restrictions imposed by the directors consistent with our objective to qualify as a REIT, we will observe the guidelines and prohibitions on our investments set forth in our Bylaws. These guidelines and prohibitions are discussed at the section headed "Our Business-Prohibited Investments and Activities."

                              PLAN OF DISTRIBUTION

General

      The underwriter is offering the certificates pursuant to the terms and conditions of a distribution agreement (a copy of which is filed as an exhibit to the Registration Statement of which this prospectus is a part). The underwriter is offering $20,000,000 principal amount of certificates on our behalf on a "best efforts" basis. "Best efforts" means that the underwriter is not obligated to purchase any certificates. This is a "no minimum" offering. No minimum principal amount of certificates must be sold, and we will receive the proceeds from the sale of certificates as they are sold. This offering will be conducted on a continuous basis pursuant to applicable rules of the Securities and Exchange Commission and will terminate upon completion of the sale of all certificates. We may terminate this offering at any time.

Compensation

      We will pay to the underwriter a commission based on the principal amount of certificates sold. The amount of this commission is 2.75% for sales of new certificates sold. We will also pay the underwriter a .75% management fee upon the original issuance of each certificate. No commission will be charged for renewals. Because there is sharing of employees with the underwriter, the underwriting compensation described above does not include the salaries or other amounts that such shared employees will receive from their employer, which amounts would be paid to those employees whether or not the offering occurred. This compensation, and all compensation to be received by the underwriter and related persons, will not exceed ten percent (10%) of the total offering proceeds. We will allocate $5,000 of the $50,000 of the total estimated legal fees we expect to pay toward the activities of the underwriter.

      We have agreed to pay the underwriter a non-accountable expense allowance of up to $120,000 to reimburse the underwriter for certain expenses incurred by it in connection with the offer and sale of the shares, $10,000 of which is payable upon the sale of each $1,000,000 of certificates up to $10,000,000 of certificates, and $2,000 for each additional $1,000,000 of certificates offered hereby up to the completion or termination of this offering, whichever occurs first.

      Other Compensation Information. We will not pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice to induce such person to advise the investor to purchase certificates. This provision does not prohibit the normal sales commission payable to a registered broker-dealer or other properly licensed person for selling certificates.

Subscription Process

      Our certificates will be offered to the public through the underwriter and soliciting dealers. The certificates are being sold when, and if we receive and accept account applications. We have the right to accept or reject any application. If we reject your application, your funds will be returned to you, without interest. We will not accept applications for less than $1,000 for each maturity term of certificates.

      The underwriter may offer the certificates through its own registered representatives and broker-dealers who are members of the FINRA ("soliciting dealers"). The underwriter may re-allow to soliciting dealers a portion of its commissions, fees and reimbursable expenses payable to it under the distribution agreement. In no event will the compensation re-allowed by the underwriter to soliciting dealers exceed the total of compensation payable to the underwriter under the distribution agreement.

      Clients of soliciting dealers who wish to purchase certificates must remit payment for the purchase of certificates directly to the underwriter payable to "American Church Mortgage Company" and will receive a confirmation of their purchase directly from the underwriter.

      A sale will be deemed to have been made on the date reflected in the written confirmation. The confirmation will be sent to each purchaser by the underwriter on the first business day following the date upon which we advise the underwriter in writing that an application has been accepted. Generally, payment for certificates should accompany the account application. You may rescind your purchase of certificates for up to five (5) business days after you have received a final prospectus.

      The distribution agreement provides for reciprocal indemnification between us and the underwriter against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933.

      The foregoing discussion of the material terms and provisions of the distribution agreement is qualified in its entirety by reference to the detailed terms and provisions of the distribution agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

Determination of Investor Suitability

      We, the underwriter and each soliciting dealer will make reasonable efforts to determine that those persons being offered or sold the certificates are appropriate in light of the suitability standards set forth herein and are appropriate to such investor's investment objectives and financial situation. The soliciting dealer must ascertain that you can reasonably benefit from an investment in our certificates. The following shall be relevant to such determination: (i) you are capable of understanding the fundamental aspects of our business, which capacity may be evidenced by the following: (a) employment experience; (b) educational level achieved; (c) access to advice from qualified sources, such as attorneys, accountants, tax advisors, etc.; and (d) prior experience with similar investments; (ii) you have apparent understanding of (a) the fundamental risk and possible financial hazards of this type of investment;
(b) the lack of liquidity of this investment; (c) that the investment will be directed and managed by the Advisor; and (d) the tax consequences of the investment; and (iii) you have the financial capability to invest in our certificates.

      By executing your account application, each soliciting dealer acknowledges its determination that the certificates are a suitable investment for you, and will be required to represent and warrant its compliance with the applicable laws requiring the determination of the suitability of the certificates as an investment for you. In addition to the foregoing, we will coordinate the processes and procedures utilized by the underwriter and soliciting dealers and, where necessary, implement additional reviews and procedures deemed necessary to determine that you meet the suitability standards set forth herein. The underwriter and/or the soliciting dealers must maintain for at least six (6) years a record of the information obtained to determine that you meet the suitability standards imposed on the offer and sale of certificates and your representation that you are investing for your own account or, in lieu of such representation, information indicating that you met the suitability standards.

Suitability of the Investment

      Our certificates are suitable only for investment by persons who have adequate financial means and can commit their investment for the full term of the certificates purchased. You will be required to provide us with certain financial information in your account application. You may purchase up to $5,000 of certificates if you meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and a minimum gross income (without regard to investment in the certificates) of at least $45,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000. To purchase in excess of $5,000 of certificates, you must meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and a minimum gross income (without regard to investment in the certificates) of at least $70,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $250,000. In the case of gifts to minors or purchases in trusts, the suitability standards must be met by the custodian or the grantor. By acceptance of the confirmation of purchase or delivery of the certificates, you will represent satisfaction of the applicable suitability standards and acknowledge receipt of this prospectus.

      Suitability standards may be higher in certain states. Potential investors who are residents of Idaho, Iowa, Kansas or Washington should read Exhibit B for suitability requirements particular to their state. You must meet all of the applicable requirements set forth in the account application. Kansas residents will also be required to complete the Subscription Agreement that is part of the account application.

      The account application to be signed by all purchasers of the Series C Secured Investors Certificates contains an arbitration agreement. By this agreement, each purchaser agrees that all controversies relating to the Certificates will be determined by arbitration before the FINRA (formerly NASD). However, the arbitration agreement does not preclude investors from contacting state securities commissioners with respect to compliance with state securities laws or regulations in relation to a dispute or problem with an investment or their account.

     COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to our bylaws, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

                                 LEGAL MATTERS

      Certain legal matters, including the legality of the certificates being offered hereby and certain federal income tax matters, are being passed upon for us by Winthrop & Weinstine, P.A., Minneapolis, Minnesota.

                                    EXPERTS

      Our balance sheets as of December 31, 2008 and 2007 and related statements of operations, stockholder's equity and cash flows for the years ended December 31, 2008 and 2007 included in this prospectus have been audited by Boulay, Heutmaker, Zibell and Company, P.L.L.P., independent registered public accountants, as set forth in the report thereon appearing elsewhere herein, and are included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Certificates to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the Certificates to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

      We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our current and future SEC filings are and will be made publicly available, free of charge, on our website at http://www.church-loans.net under the heading "Regulatory Filings".

                          INDEX TO FINANCIAL STATEMENTS

Financial Statements
   Audited Financial Statements
   Report of Independent Registered Public Accounting Firm ..............    F-2
   Balance Sheets as of December 31, 2008 and 2007 ......................    F-3
   Statements of Operations for the fiscal years ended
     December 31, 2008 and 2007 .........................................    F-5
   Statements of Stockholders' Equity for the fiscal years ended
     December 31, 2008 and 2007 .........................................    F-6
   Statements of Cash Flows for the fiscal years ended
     December 31, 2008 and 2007 .........................................    F-7
   Notes to Financial Statements ........................................    F-9

   Unaudited Interim Financial Statements
   Condensed Balance Sheets as of September 30, 2009 and
     December 31, 2008 ..................................................   F-17
   Condensed Statements of Operations for the nine-month periods ended
     September 30, 2009 and 2008 ........................................   F-18
   Condensed Statements of Cash Flows for the nine-month periods ended
     September 30, 2009 and 2008 ........................................   F-19
   Notes to Unaudited Condensed Financial Statements ....................   F-21

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
American Church Mortgage Company
Minnetonka, Minnesota

We have audited the accompanying balance sheets of American Church Mortgage Company as of December 31, 2008 and 2007 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2008. American Church Mortgage Company management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Church Mortgage Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

                             /s/ Boulay, Heutmaker, Zibell & Co., P.L.L.P. Certified Public Accountants

Minneapolis, Minnesota
March 31, 2009

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet

                                                                 December 31,
-------------------------------------------------------------------------------------
                        ASSETS                                2008           2007
-------------------------------------------------------------------------------------
Current Assets
   Cash and equivalents                                   $    271,373   $    285,118
   Accounts receivable                                         133,638        112,546
   Interest receivable                                         154,466        151,105
   Current maturities of mortgage loans receivable, net
     of allowance of $107,308 and $72,056 and deferred
     origination fees of $32,531 and $30,412 at
     December 31, 2008 and 2007, respectively                  463,841        877,400
   Current maturities of bond portfolio                        342,000         41,000
   Prepaid expenses                                              9,724          7,072
                                                          ------------   ------------
      Total current assets                                   1,375,042      1,474,241

Mortgage Loans Receivable, net of current maturities        32,100,196     32,464,951

Bond Portfolio, net of current maturities                   11,536,937     11,222,713

Real Estate Held for Sale                                    1,261,832      1,566,561

Deferred Secured Investor Certificates Offering Costs,
  net of accumulated amortization of $977,237 and
  $871,437 at December 31, 2008 and 2007, respectively         654,810        700,479

Deferred Line of Credit Costs, net of accumulated
  amortization of $5,835 and $36,652 at December 31,
  2008 and 2007, respectively                                   32,383        227,278
                                                          ------------   ------------

      Total assets                                        $ 46,961,200   $ 47,656,223
                                                          ============   ============

      Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet

                                                                                  December 31
------------------------------------------------------------------------------------------------------
                LIABILITIES AND STOCKHOLDERS' EQUITY                          2008           2007
------------------------------------------------------------------------------------------------------
Current Liabilities
   Current maturities of secured investor certificates                    $   3,969,000   $  2,197,000
   Line of credit                                                             4,500,000      3,350,000
   Accounts payable                                                              23,317         28,941
   Accrued expenses                                                                  --         18,022
   Building funds payable                                                       352,595         50,000
   Dividends payable                                                            123,604        124,680
                                                                          -------------   ------------
         Total current liabilities                                            8,968,516      5,768,643

Secured Investor Certificates, Series A                                       3,151,000      6,008,000
Secured Investor Certificates, Series B                                      14,518,000     14,626,000

Stockholders' Equity
   Common stock, par value $.01 per share
      Authorized, 30,000,000 shares
      Issued and outstanding, 2,472,081 and 2,493,595 At December 31,
      2008 and 2007, respectively                                                24,721         24,936
   Additional paid-in capital                                                22,814,911     22,927,644
   Accumulated deficit                                                       (2,515,948)    (1,699,000)
                                                                          -------------   ------------
         Total stockholders' equity                                          20,323,684     21,253,580
                                                                          -------------   ------------

         Total liabilities and equity                                     $  46,961,200   $ 47,656,223
                                                                          =============   ============

      Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Operations

--------------------------------------------------------------------------------------------
                                                                    Years Ended December 31
                                                                       2008         2007
--------------------------------------------------------------------------------------------
Interest Income and Other Income                                   $ 3,690,434   $ 3,932,815

   Interest Expense                                                  2,066,432     1,988,594
                                                                   -----------   -----------

Net Interest Income                                                  1,624,002     1,944,221

   Provision for losses on mortgage loans receivable                    52,670        33,101
   Provision for losses on bonds                                       300,000       100,000
                                                                   -----------   -----------
Total provision for losses on mortgage loans and bonds                 352,670       133,101
                                                                   -----------   -----------

Net Interest Income after provision for mortgage and bond losses     1,271,332     1,811,120

Operating Expenses
   Other operating expenses                                            781,439       755,443
   Real estate impairment loss                                         460,865       217,362
                                                                   -----------   -----------
      Total operating expenses                                       1,242,304       972,805
                                                                   -----------   -----------

Operating income                                                        29,028       838,315

Other income                                                            21,403        14,875
                                                                   -----------   -----------

Net Income                                                         $    50,431   $   853,190
                                                                   ===========   ===========

Basic and Diluted Income Per Common Share                          $       .02   $       .34
                                                                   ===========   ===========

Weighted Average Common Shares Outstanding                           2,480,392     2,493,595
                                                                   ===========   ===========

                        AMERICAN CHURCH MORTGAGE COMPANY

                        Statement of Stockholders' Equity

                                                     Common Stock         Additional
                                              ------------------------     Paid-In      Accumulated
                                                 Shares       Amount       Capital        Deficit
---------------------------------------------------------------------------------------------------
Balance, December 31, 2006                      2,493,595   $   24,936   $ 22,927,644   ($1,897,618)

   Net income                                                                               853,190

   Dividends declared                                                                      (654,572)
                                              -----------   ----------   ------------   -----------

Balance, December 31, 2007                      2,493,595   $   24,936   $ 22,927,644   ($1,699,000)

   Repurchase of 21,514 shares of
      common stock                                (21,514)        (215)      (112,733)

   Net income                                                                                50,431

   Dividends declared                                                                      (867,379)
                                              -----------------------------------------------------

Balance, December 31, 2008                      2,472,081   $   24,721   $ 22,814,911   ($2,515,948)
                                              =====================================================

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                            Statements of Cash Flows

--------------------------------------------------------------------------------

                                                                   Years ended December 31
                                                                  -------------------------
                                                                     2008          2007
                                                                  -----------   -----------
Cash Flows from Operating Activities
   Net income                                                     $    50,431   $    853,190
   Adjustments to reconcile net income to net cash
      from operating activities:
      Impairment loss on real estate held for sale                    460,865       217,362
      Provision for losses on mortgage loans receivable                52,670        33,101
      Provision for losses on bond portfolio                          300,000       100,000
      Amortization of loan origination discounts                     (102,152)     (123,473)
      Amortization of deferred costs                                  159,972       202,067
      Recognition of loan costs with line of credit refinancing       178,941            --
      Other                                                                --        60,000
      Change in assets and liabilities
         Accounts receivable                                          (55,067)       24,163
         Interest receivable                                           (3.361)       13,818
         Prepaid expenses                                              (2,652)        1,300
         Accounts payable                                              (5,624)        2,630
         Accrued expenses                                             (18,022)       18,022
                                                                  -----------   -----------
         Net cash from operating activities                         1,016,001     1,402,180

Cash Flows from Investing Activities
   Investment in mortgage loans receivable                        (1,954,644)    (6,807,144)
   Proceeds from origination fees                                     73,022         76,135
   Collections of mortgage loans receivable                        2,709,320      9,891,776
   Investments in bonds                                           (1,372,355)    (2,533,620)
   Proceeds from bonds                                               457,131        720,604
   Proceeds from sale of property                                    180,532        130,343
                                                                  -----------   -----------
         Net cash from (used for) investing activities                 93,006     1,478,094

Cash Flows from Financing Activities
   Payments on line of credit, net                                 1,150,000         61,185
   Payments on secured investor certificate maturities            (1,193,000)    (1,851,000)
   Payments for deferred costs                                       (98,349)      (110,289)
   Stock redemptions                                                (112,948)            --
   Dividends paid                                                   (868,455)      (927,310)
                                                                  -----------   -----------
         Net cash (used for) from financing activities            (1,122,752)    (2,827,414)
                                                                  -----------   -----------

Net Increase (Decrease) in Cash and Equivalents                      (13,745)        52,860

Cash and Equivalents - Beginning of Year                             285,118        232,258
                                                                  -----------   -----------

Cash and Equivalents - End of Year                                $  271,373    $   285,118
                                                                  ===========   ===========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

--------------------------------------------------------------------------------

                                                                 Years ended December 31
                                                                 -----------------------
                                                                    2008         2007
                                                                 ----------   ----------
Supplemental Schedule of Noncash Financing and
   Investing Activities

      Dividends payable                                          $  123,604   $  124,680
                                                                 ==========   ==========

      Reclassification of mortgage and accounts receivable to
         real estate held for sale                               $  989,083   $  789,076
                                                                 ==========   ==========

      Mortgage loans closed but not paid                         $  352,595   $   50,000
                                                                 ==========   ==========

      Line of credit borrowings for deferred costs               $       --   $  166,815
                                                                 ==========   ==========

      Line of credit borrowings used for payment of
         secured investor certificates                           $       --   $1,956,000
                                                                 ==========   ==========

Real estate held for sale to mortgage loans                      $  645,000   $       --
                                                                 ==========   ==========

Line of credit refinanced                                        $4,200,000   $       --
                                                                 ==========   ==========

   Cash paid during the year for Interest                        $2,084,454   $1,760,693
                                                                 ==========   ==========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2008 and 2007

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
------------------

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company was organized to engage primarily in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms established for individual organizations.

Accounting Estimates
--------------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. The most sensitive estimates relate to the realizability of mortgage loans receivable, the valuation of the bond portfolio and real estate held for sale. It is at least reasonably possible that these estimates could change in the near term and that the effect of the change, if any, may be material to the financial statements.

Cash and Equivalents
--------------------

The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

The Company maintains accounts primarily at two financial institutions. At times throughout the year, the Company's cash and equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. Cash in money market funds is not Federally insured. The Company has not experienced any losses in such accounts.

Bond Portfolio
--------------

The Company accounts for the bond portfolio under Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company classifies its bond portfolio as "available-for-sale" and measures the portfolio at fair value. While the bonds are generally held until contractual maturity, the Company classifies them as available for sale as the bonds may be used to repay secured investor certificates or provide additional liquidity in the short term. The Company has classified $342,000 in bonds as current assets based on management's estimates for liquidity requirements and contractual maturities of certain bonds maturing in 2009.

Allowance for Mortgage Loans and Accounts Receivable
----------------------------------------------------

The Company records mortgage loans receivable at estimated net realizable value, which is the unpaid principal balances of the mortgage loans receivable and accounts receivable, less the allowance for mortgage loan losses. The Company's loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the current status of the loan portfolio. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan; therefore, the Company recognizes a provision for losses and an allowance for the outstanding principal amount of a loan in the Company's portfolio if the amount is in doubt of collection. Additionally, no interest income is recognized on impaired loans that are in the foreclosure process. At December 31, 2008, the Company reserved $107,308 for eleven mortgage loans, of which five are three or more mortgage payments in arrears. One of the loans is in the foreclosure process. At December 31, 2007, the Company reserved $72,056 for fourteen mortgage loans, of which four were three or more mortgage payments in arrears. Three of the loans were in the foreclosure process, of which one had declared bankruptcy.

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2008 and 2007

A summary of transactions in the allowance for credit losses for the years ended December 31 is as follows:

                                                    2008         2007
                                                 ----------   ----------
        Balance at beginning of year             $   72,056   $   97,262

        Provision for additional losses              52,670       33,101

        Charge-offs                                 (17,418)     (58,307)

                                                 ----------   ----------
        Balance at end of year                   $  107,308   $   72,056
                                                 ==========   ==========

Charge-offs include amounts related to transfers to real estate held for sale. The total impaired loans, which are loans that are in the foreclosure process or are no longer performing, were approximately $640,000 and $1,156,000 at December 31, 2008 and 2007, respectively, which the Company believes is adequately secured by the underlying collateral.

Loans totaling approximately $901,000 and $150,000 exceeded 90 days past due but continued to accrue interest as of December 31, 2008 and 2007, respectively. The Company believes that continued interest accruals are appropriate because the loans are well-secured, not deemed impaired and the Company is actively pursuing collection of past-due payments.

Real Estate Held for Sale
-------------------------

The Company records real estate held for sale as the estimated fair value, which is net of the expected expenses related to the sale of the real estate.

Foreclosure was completed in 2004 on a church located in Battle Creek, Michigan. The church congregation disbanded and the church property is currently unoccupied. The Company owns and took possession of the church and has listed the property for sale through a local realtor.

Foreclosure was also completed on a church located in Tyler, Texas in 2005. The church congregation is now meeting in a different location, and the church property is currently unoccupied. The Company owns and took possession of the church and has listed the property for sale through a local realtor.

Foreclosure was completed in 2006 on a church located in Dayton, Ohio. The church congregation is now meeting in a different location and the church property is currently unoccupied. The Company owns and took possession of the church and listed the property for sale through a local realtor.

Foreclosure was completed in 2008 on a church located in Anderson, Indiana. The Company owns and took possession of the property in May 2008 and listed it for sale.

Foreclosure was completed in 2008 on a church located in Lancaster, Texas. The Company owns and took possession of the property in July 2008 and listed the property for sale. In order to obtain a certificate of occupancy, a new parking lot must be completed, as the previous owner began to replace the parking lot without city approval. The Company has factored the costs of parking lot replacement into its fair value calculation of the property.

A deed in lieu of foreclosure was received in 2008 from a church located in Pine Bluff, Arkansas. The Company owns and took possession of the church while it attempts to obtain financing from another lender. If alternative financing cannot be obtained, the Company will list the church for sale with a local realtor.

A deed in lieu of foreclosure was received from a church located in Cleveland, Ohio. The Company took possession of the church and listed the property for sale through a local realtor. The sale of the property was completed on January 18, 2008.

                         MERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2008 and 2007

The  property  sold  for  approximately   $215,000,  and  the  Company  received
approximately $181,000 from the sale of the property after closing costs and realtor fees.

Foreclosure was also completed on a church located in Dallas, Texas. The Company took possession of the property. The Company received an earnest money deposit from a buyer, the certificate of occupancy was obtained, and the sale of the property was completed on September 30, 2008, for approximately $650,000.

Carrying Value of Long-Lived Assets
-----------------------------------

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that the carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and compared to the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is deemed not recoverable and exceeds fair value as determined through various valuation techniques including, but not limited to, discounted cash flow models, quoted market values, and third party independent appraisals.

Deferred Loan Costs
-------------------

Deferred loan costs are amortized over the respective terms of the secured investor certificates and the line of credit using the straight-line method which approximates the effective interest method.

Revenue Recognition
-------------------

Interest income on mortgage loans receivable and the bond portfolio is recognized as earned. Other income included with interest represents cash received for origination fees, which are recognized over the life of the loan using the straight-line method, which approximates the effective interest method, as an adjustment to the yield on the loan.

Deferred Financing Costs
------------------------

The Company defers the costs related to obtaining financing. These costs are amortized over the life of the financing using the straight-line method, which approximates the effective interest method.

Income Per Common Share
-----------------------

No adjustments were made to income for the purpose of calculating earnings per share, as there were no potential dilutive shares outstanding.

Income Taxes
------------

The Company elected to be taxed as a Real Estate Investment Trust (REIT). Accordingly, the Company is not subject to Federal income tax to the extent of distributions to its stockholders if the Company meets all the requirements under the REIT provisions of the Internal Revenue Code.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (FIN 48)." FIN 48 clarifies the requirements of SFAS 109, "Accounting for Income Taxes," relating to the recognition of income tax benefits. FIN48 provides a two-step approach to recognizing and measuring tax benefits when realization of the benefits is uncertain. The first step is to determine whether the benefit meets the more-likely-than-not condition for recognition, and the second step is to determine the amount to be recognized based on the cumulative probability

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2008 and 2007

that exceeds 50%. Primarily due to the Company's tax status as a REIT, the adoption of FIN 48 on January 1, 2008, had no material effect on the Company's financial condition or results of operations.

Repurchase of Common Stock
--------------------------

Although our common shares are not redeemable by us, we may, at our complete discretion, repurchase shares offered to us from time to time by our shareholders. In such event, we may pay whatever price Church Loan Advisors, Inc. ("Advisor" to the Company), deems appropriate and reasonable, and any such shares repurchased will be re-designated as "unissued," will no longer be entitled to distribution of dividends and will cease to have voting rights. Shares that may be purchased are not part of a publicly announced plan to repurchase shares nor does the Company plan or anticipate any stock repurchase plans.

Reclassifications
-----------------

The Company made certain reclassifications to the balance sheet and statement of operations for the year ended December 31, 2007, to conform to classifications for the year ended December 31, 2008. Deferred income related to origination fees of approximately $627,000 is reclassified to mortgage loans receivable in the balance sheet at December 31, 2007. Amortization of loan costs and other costs of approximately $210,000 are reclassified to interest expense in the statement of operations for the year ended December 31, 2007. Other income of approximately $15,000 was reclassified from interest and other income to other income in the statement of operations for the year ended December 31, 2007. Total stockholders' equity, net income, and cash flows are unchanged due to these reclassifications.

2.  FAIR VALUE MEASUREMENT

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standard No. 157, "Fair Value Measurements" (SFAS 157), as it applies to our financial instruments, and Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (SFAS 159). SFAS 157 defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements. SFAS 159 permits companies to irrevocably choose to measure certain financial instruments and other items at fair value. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities.

Under SFAS 157, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. SFAS 157 establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. SFAS 157 requires the utilization of the lowest possible level of input to determine fair value. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

Except for the bond portfolio, which is required by authoritative accounting guidance to be recorded at fair value in our Balance Sheets, the Company elected not to record any other financial assets or liabilities at fair value, as permitted by SFAS 159. No events occurred during the twelve months ended December 31, 2008 that would require adjustment to the recognized balances of assets or liabilities, which are recorded at fair value on a nonrecurring basis.

The following table summarizes the Company's financial instruments that were measured at fair value on a recurring basis at December 31, 2008.

                                                          Fair Value
                                                          Measurement
                                           Fair Value       Level 3
                                          -----------     -----------

           Bond portfolio                 $11,878,937     $11,878,937
                                          ===========     ===========

We determine the fair value of the bond portfolio shown in the table above by comparing with similar instruments in inactive markets as well as using widely accepted valuation techniques including discounted cash flow analysis on the expected cash

                         MERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2008 and 2007

flows of the bonds. The analysis reflects the contractual terms of the bonds, which are callable by the issuer at any time, including the period to maturity and the anticipated cash flows of the bonds and uses observable and unobservable market-based inputs. Unobservable inputs include our internal credit rating and selection of similar bonds for valuation.

The change in level 3 assets measured at fair value on a recurring basis is summarized as follows:

                                 Bond Portfolio
                                 --------------

      Balance at beginning of the year             $   11,263,713
      Purchases                                         1,372,355
      Proceeds                                           (457,131)
      Provision for losses                               (300,000)
                                                   --------------
      Balance at end of the year                   $   11,878,937
                                                   ==============

3.  MORTGAGE LOANS RECEIVABLE AND BOND PORTFOLIO

At December 31, 2008, the Company had first mortgage loans receivable totaling $33,268,791. The loans bear interest ranging from 5.00% to 12.00% with a weighted average of approximately 8.70% at December 31, 2008. The Company had first mortgage loans receivable totaling $34,040,983 that bore interest ranging from 7.50% to 12.00% with a weighted average of approximately 8.80% at December 31, 2007.

The Company has a portfolio of secured church bonds at December 31, 2008 and 2007, which are carried at fair value. The bonds pay either semi-annual or quarterly interest ranging from 4.50% to 12.00%. The weighted average interest rate on the bonds was approximately 7.94% and 8.14% at December 31, 2008 and 2007, respectively. Eight bond issues comprised 81% and 85% of the Company's bond portfolio at December 31, 2008 and 2007, respectively. The Company has a provision for losses of $400,000 and $100,000 at December 31, 2008 and 2007, respectively, for one bond series that is in default. This bond series is approximately 17% of the bond portfolio at December 31, 2008 and 2007, respectively. The Company had maturities and redemptions of bonds of approximately $457,000 and $721,000 in 2008 and 2007, respectively. The Company purchased approximately $1,372,000 and $2,534,000 of bonds in 2008 and 2007, respectively.

The contractual maturity schedule for mortgage loans receivable and the bond portfolio as of December 31, 2008, is as follows:

                                                Mortgage Loans   Bond Portfolio
                                                --------------   --------------

      2009                                      $      603,680   $       65,000
      2010                                           1,094,057          175,000
      2011                                             736,532          525,000
      2012                                             813,334          351,000
      2013                                           1,492,256          659,000
      Thereafter                                    28,528,932       10,503,937
                                                --------------   --------------
                                                    33,268,791       12,278,937
      Less loan loss and bond loss provisions         (107,308)        (400,000)
      Less deferred origination income                (597,446)              --
                                                --------------   --------------
         Totals                                 $   32,564,037   $   11,878,937
                                                ==============   ==============

The Company currently owns $2,035,000 First Mortgage Bonds issued by St. Agnes Missionary Baptist Church located in Houston, Texas. St. Agnes defaulted on its payment obligations to bondholders. The church subsequently commenced a Chapter 11 bankruptcy reorganization proceeding regarding the three properties that secure the church bonds in November 2007, which was dismissed in September 2008, and the church was subsequently foreclosed upon. The Company, along with all other bondholders, has a superior lien over all other creditors. No accrual for interest receivable from the bonds is recorded by the Company. The Company has a provision for losses of $400,000 and $100,000 for the bonds at December 31, 2008 and 2007, respectively, which effectively reduces the bonds to the fair value amount management believes will be recovered.

                         MERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2008 and 2007

4.  SECURED INVESTOR CERTIFICATES

Secured investor certificates are collateralized by certain mortgage loans receivable or secured church bonds of approximately the same value as the certificates. Interest expense related to these certificates for the years ended December 31, 2008 and 2007, respectively, is approximately $1,518,000 and $1,657,000. The weighted average interest rate on the certificates was 6.86% and 7.34% for 2008 and 2007, respectively. Holders of the secured investor certificates may renew certificates at the current rates and terms upon maturity at the Company's discretion. Renewals upon maturity are considered neither proceeds from nor issuance of secured investor certificates. Renewals total approximately $1,004,000 and $1,318,000 in 2008 and 2007, respectively. The secured investor certificates have certain financial and non-financial covenants.

The estimated maturity schedule for the secured investor certificates at December 31, 2008 is as follows:

                                                               Secured Investor
                                                                 Certificates
                                                               ----------------

      2009                                                     $     3,969,000
      2010                                                           1,151,000
      2011                                                             850,000
      2012                                                           1,167,000
      2013                                                           1,135,000
      Thereafter                                                    13,366,000
                                                               ---------------
         Totals                                                $    21,638,000
                                                               ===============

In October 2008, the Company filed a registration statement with the Securities and Exchange Commission to offer Series "C" secured investors certificates of $20,000,000. Upon being declared effective by the SEC, the certificates will be offered in multiples of $1,000 with interest rates ranging from 6.25% to 7.25%, subject to changing market rates, and maturities from 13 to 20 years. The certificates will be collateralized by certain mortgage loans receivable and church bonds of approximately the same value.

5.  LINE OF CREDIT

The Company obtained an $8,000,000 line of credit with Beacon Bank replacing the $15,000,000 revolving credit facility with KeyBank National Association (KeyBank) until September 2010. Advances on the new line of credit are available up to $4,500,000, subject to borrowing base limitations, until Beacon Bank participates out the remaining portion of the line of credit up to $8,000,000. Interest on the new line of credit is charged monthly at the prime rate with minimum interest of 5.00%. If the prime rate becomes greater than 6.00%, the interest rate will be the prime rate less .50%, subject to a minimum interest rate of 6.00%. The line of credit is secured by a first priority security interest in substantially all of the Company's assets other than collateral pledged to secure the Company's Series "A" and Series "B" secured investor certificates. The line of credit has various financial and non-financial covenants. At December 31, 2008, the interest rate on the facility is 5.00% and we have an outstanding balance of $4,500,000. Additional expense was incurred of approximately $179,000 when unamortized fees related to our terminated Key Bank line of credit were recognized during 2008.

At December 31, 2007, the Company had a $15,000,000 line of credit with KeyBank. This line of credit had carried interest at the LIBOR plus 1.875% with reductions in the premium above LIBOR based on a financial ratio. At December 31, 2007, the outstanding balance on the line of credit was $3,350,000 with interest charged at LIBOR plus 1.50%, which totaled 6.56%.

6.  TRANSACTIONS WITH AFFILIATES

The Company has an Advisory Agreement with the Advisor. The Advisor is responsible for the day-to-day operations of the Company and provides office space, administrative services and personnel. The Advisor and the Company are related through common ownership and common management. The Company paid the Advisor management and origination fees of approximately $452,000 and $487,000 during 2008 and 2007, respectively. The Company repurchased approximately 22,000 common stock shares from American Investors Group, Inc. for approximately $5.25 per share in the twelve months ended

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2008 and 2007

December 31, 2008. American Investors Group, Inc. is related to the Company through common ownership and common management.

7. INCOME TAXES

As discussed in Note 1, a REIT is subject to taxation to the extent that taxable income exceeds dividend distributions to shareholders. In order to maintain status as a REIT, the Company is required to distribute at least 90% of its taxable income. In 2008, the Company had pretax income of $50,431 and distributions to shareholders in the form of dividends during the tax year of $867,379. The expected tax expense to the Company, pre-dividends would have been $17,147. In 2007, the Company had pretax income of $853,190 and distributions to shareholders in the form of dividends during the tax year of $654,572. The expected tax expense to the Company, pre-dividends, would have been $290,085 in 2007. The Company paid out 100% of taxable income in dividends in 2008 and 2007.

The following reconciles the income tax provision with the expected provision obtained by applying statutory rates to pretax income:

                                                    2008         2007
                                                 ----------   ----------

        Expected tax expense                     $   17,147   $  290,085
        Realized tax loss                          (134,666)    (284,427)
        Benefit of REIT distributions              (149,179)    (129,118)
        Valuation allowance                         266,698       63,460
                                                 ----------   ----------
                Total provision included in
                   operating expenses            $       --  ($   60,000)
                                                 ==========   ==========

The components of deferred income taxes are as follows:

                                                    2008         2007
                                                 ----------   ----------
        Loan origination fees                    $  203,132   $  213,036
        Loan loss allowance                         176,527       58,499
        Real-estate impairment                      238,206      215,997
        Valuation allowance                        (617,865)    (487,532)
                                                 ----------   ----------

                Total deferred income tax        $       --   $       --
                                                 ==========   ==========

The total deferred tax assets are as follows:

                                                    2008         2007
                                                 ----------   ----------
        Deferred tax assets                      $  617,865   $  487,532
        Deferred tax asset valuation allowance     (617,865)    (487,532)
                                                 ----------   ----------

                Net deferred tax asset           $       --   $       --
                                                 ==========   ==========

The change in the valuation allowance was approximately $203,000 and $63,000 for 2008 and 2007, respectively.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company's financial instruments, none of which are held for trading purposes, are as follows:

                                          December 31, 2008           December 31, 2007
                                      -------------------------   -------------------------
                                        Carrying       Fair         Carrying       Fair
                                         Amount        Value         Amount        Value
                                      -----------   -----------   -----------   -----------
      Cash and equivalents            $   271,373   $   271,373   $   285,118   $   285,118
      Accounts receivable                 141,821       141,821       112,546       112,546
      Interest receivable                 154,466       154,466       151,105       151,105
      Mortgage loans receivable        32,564,037    33,469,004    33,342,351    33,342,351
      Bond portfolio                   11,878,937    11,878,937    11,263,713    11,263,713
      Secured investor certificates    21,638,000    23,341,297    22,831,000    22,831,000

                        AMERICAN CHURCH MORTGAGE COMPANY
                          Notes to Financial Statements
                           December 31, 2008 and 2007

The fair value of the mortgage loans receivable is currently greater than the carrying value as the portfolio is currently yielding a higher rate than similar mortgages with similar terms for borrowers with similar credit quality. The changes in the credit markets in which we transact has experienced a decrease in interest rates resulting in the fair value of the mortgage loans rising during the twelve months ended December 31, 2008. The carrying value of the bond portfolio is currently at fair value. The bonds were valued by comparing our portfolio to similar instruments with like terms since our bonds are callable at any time by the issuer at par and the bond portfolio yield is currently lower than the interest rates on similar instruments. The fair value of the secured investor certificates is currently greater than the carrying value due to higher interest rates than current market rates.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Condensed Balance Sheet

---------------------------------------------------------------------------------------------------------
                          ASSETS                                  September 30, 2009    December 31, 2008
---------------------------------------------------------------------------------------------------------
                                                                      (Unaudited)
Current Assets
   Cash and equivalents                                           $          156,874    $         271,373
   Accounts receivable                                                       160,679              133,638
   Interest receivable                                                       157,860              154,466
   Current maturities of mortgage loans receivable, net of
      allowance of $434,828 and $107,308 and deferred
      origination fees of $30,053 and $32,531 at September
      30, 2009 and December 31, 2008, respectively                           127,975              463,841
   Current maturities of bond portfolio                                       99,000              342,000
   Prepaid expenses                                                            9,418                9,724
                                                                  ------------------    -----------------
            Total current assets                                             711,806            1,375,042

Mortgage Loans Receivable, net of current maturities                      30,501,037           32,100,196

Bond Portfolio, net of current maturities                                 11,953,544           11,536,937

Real Estate Held for Sale                                                    862,532            1,261,832

Deferred Secured Investor Certificates Offering Costs,
   net of accumulated amortization of $533,613 and $977,237
   at September 30, 2009 and December 31, 2008, respectively                 749,259              654,810

Deferred Financing Costs, net of accumulated
   amortization of $21,370 and $5,835 at September 30,
   2009 and December 31, 2008, respectively                                   16,847               32,383
                                                                  ------------------    -----------------

         Total assets                                             $       44,795,025    $      46,961,200
                                                                  ==================    =================

 Notes to Unaudited Condensed Financial Statements are an integral part of this
                                   Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Condensed Balance Sheet

---------------------------------------------------------------------------------------------------------
           LIABILITIES AND STOCKHOLDERS' EQUITY                   September 30, 2009    December 31, 2008
---------------------------------------------------------------------------------------------------------
                                                                      (Unaudited)
Current Liabilities
   Current maturities of investor saver certificates              $        2,999,000    $       3,969,000
   Line of credit                                                          3,600,000            4,500,000
   Accounts payable                                                           46,238               23,317
   Building funds payable                                                     16,976              352,595
   Dividends payable                                                         247,208              123,604
                                                                  ------------------    -----------------
         Total current liabilities                                         6,909,422            8,968,516

Secured Investor Certificates, Series A                                    3,296,000            3,151,000
Secured Investor Certificates, Series B                                   14,446,000           14,518,000
Secured Investor Certificates, Series C                                      191,000                   --

Stockholders' Equity
   Common stock, par value $.01 per share
      Authorized, 30,000,000 shares
      Issued and outstanding, 2,472,081 at September 30,
      2009 and December 31, 2008                                              24,721               24,721
   Additional paid-in capital                                             22,814,911           22,814,911
   Accumulated deficit                                                    (2,887,029)          (2,515,948)
                                                                  ------------------    -----------------
         Total stockholders' equity                                       19,952,603           20,323,684
                                                                  ------------------    -----------------

         Total liabilities and equity                             $       44,795,025    $      46,961,200
                                                                  ==================    =================

 Notes to Unaudited Condensed Financial Statements are an integral part of this
                                   Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                       Condensed Statements of Operations

-----------------------------------------------------------------------------------------------------------
                                                                                   Nine Months Ended
                                                                                     September 30,
                                                                             ------------------------------
                                                                                 2009              2008
-----------------------------------------------------------------------------------------------------------
                                                                                      (Unaudited)
Interest and Other Income                                                    $  2,782,502      $  2,780,667

Interest Expense                                                                1,344,212         1,600,165
                                                                             ------------      ------------

Net Interest Income                                                             1,438,290         1,180,502

   Provision for losses on mortgage loans receivable                              327,520           231,730
                                                                             ------------      ------------

   Net Interest Income after provision for mortgage and bond losses             1,110,770           948,772

Operating expenses

   Other operating expenses                                                       646,933           603,153
   Real estate impairment                                                          95,000           305,780
                                                                             ------------      ------------
     Total operating expenses                                                     741,933           908,933
                                                                             ------------      ------------

Operating income                                                                  368,837            39,839

Other income                                                                        1,706            20,890
                                                                             ------------      ------------

Net Income                                                                   $    370,543      $     60,729
                                                                             ============      ============

Basic and Diluted Income Per Share                                           $       0.15      $       0.02
                                                                             ============      ============

Dividends Declared Per Share                                                 $       0.30      $       0.30
                                                                             ============      ============

Weighted Average Shares Outstanding - Basic and Diluted                         2,472,081         2,483,231
                                                                             ============      ============

 Notes to Unaudited Condensed Financial Statements are an integral part of this
                                   Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                       Condensed Statements of Cash Flows

-----------------------------------------------------------------------------------------
                                                          Nine Months Ended September 30,
                                                                2009           2008
-----------------------------------------------------------------------------------------
                                                                    (Unaudited)
Cash Flows from Operating Activities
   Net income                                             $      370,543   $       60,729
   Adjustments to reconcile net income to net cash
      from operating activities:
      Impairment on real estate held for sale                     95,000          305,779
      Provision for losses on mortgage loans receivable          327,520           31,730
      Provision for losses on bond portfolio                          --          200,000
      Amortization of loan origination discounts                 (48,684)         (18,797)
      Amortization of deferred costs                              94,015          307,656
      Change in assets and liabilities
         Accounts receivable                                      79,157          (32,435)
         Interest receivable                                      (3,394)          (2,490)
         Prepaid expenses                                            306           (8,286)
         Accounts payable                                         22,921           (6,946)
         Accrued expenses                                             --           (8,689)
                                                          --------------   --------------
         Net cash from operating activities                      937,384          828,251

Cash Flows from Investing Activities
   Investment in mortgage loans                                 (375,619)      (1,309,214)
   Proceeds from origination fees                                  6,425               --
   Collections of mortgage loans                               1,872,816        1,944,605
   Investment in bond portfolio                                 (542,948)      (1,069,655)
   Proceeds from bond portfolio                                  369,341          450,783
   Proceeds from sale of property                                 15,050          180,532
                                                          --------------   --------------
         Net cash provided by investing activities             1,345,065          197,051

Cash Flows from Financing Activities
   Proceeds from/payments on line of credit, net                (900,000)         850,000
   Proceeds from secured investor certificates                   191,000               --
   Payments on secured investor certificate maturities          (897,000)        (878,000)
   Payments for deferred costs                                  (172,928)         (32,035)
   Stock redemptions                                                  --         (112,948)
   Dividends paid                                               (618,020)        (621,247)
                                                          --------------   --------------
         Net cash used for financing activities               (2,396,948)        (794,230)
                                                          --------------   --------------

Net Increase in Cash and Equivalents                            (114,499)         231,072

Cash and Equivalents - Beginning of Year                         271,373          285,118
                                                          --------------   --------------

Cash and Equivalents - End of Year                        $      156,874   $      516,190
                                                          ==============   ==============

        Notes to Unaudited Condensed Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

-----------------------------------------------------------------------------------
                                                    Nine Months Ended September 30,
                                                         2009            2008
-----------------------------------------------------------------------------------
                                                            (Unaudited)
Supplemental Cash Flow Information

   Dividends payable                                $      247,208   $      247,208
                                                    ==============   ==============

   Mortgages and accounts receivable to
      real estate held for sale                     $           --   $      735,990
                                                    ==============   ==============

   Real estate held for sale to mortgage loans      $      303,600   $      645,000
                                                    ==============   ==============

   Line of credit refinanced                        $           --   $    4,200,000
                                                    ==============   ==============

   Interest paid                                    $    1,250,197   $    1,294,807
                                                    ==============   ==============

        Notes to Unaudited Condensed Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2009

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions for interim statements and, therefore, do not include all information and disclosures necessary for fair presentation of results of operations, financial position, and changes in cash flow in conformity with generally accepted accounting principles. However, in the opinion of management, such statements reflect all adjustments (which include only normal recurring adjustments) necessary for fair presentation of financial position, results of operations, and cash flows for the period presented.

The unaudited condensed financial statements of the Company should be read in conjunction with its December 31, 2008 audited financial statements included in the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission for the year ended December 31, 2008. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 2009.

Nature of Business
------------------

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company was organized to engage primarily in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms established for individual organizations.

Accounting Estimates
--------------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. The most sensitive estimates relate to the realizability of the mortgage loans receivable and the valuation of the bond portfolio and real estate held for sale. It is at least reasonably possible that these estimates could change in the near term and that the effect of the change, if any, may be material to the financial statements.

Cash and Equivalents
--------------------

The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

The Company maintains accounts primarily at two financial institutions. At times throughout the year, the Company's cash and equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. Cash in money market funds is not federally insured. The Company has not experienced any losses in such accounts.

Bond Portfolio
--------------

The Company classifies its bond portfolio as "available-for sale" and measures the portfolio at fair value. While the bonds are generally held until contractual maturity, the Company classifies them as available for sale as the bonds may be used to repay the Company's secured investor certificates or provide additional liquidity in the short term.

Allowance for Mortgage Loans Receivable
---------------------------------------

The Company records mortgage loans receivable at estimated net realizable value, which is the unpaid principal balances of the mortgage loans receivable and accounts receivable, less the allowance for mortgage loan losses. The Company's loan policy provides an allowance for estimated uncollectible loans based on an evaluation of the

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2009

current status of the loan portfolio. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan; therefore, the Company recognizes a provision for losses and an allowance for the outstanding principal amount of a loan in the Company's portfolio if the amount is in doubt of collection. Additionally, no additional interest income is recognized on impaired loans that are declared to be in default. At September 30, 2009, the Company reserved $434,828 for sixteen mortgage loans, of which ten are three or more mortgage payments in arrears. Three of the loans are in the foreclosure process. At December 31, 2008, the Company reserved $107,308 for eleven mortgage loans, of which five were three or more mortgage payments in arrears. One of the loans was in the foreclosure process.

A summary of transactions in the allowance for credit losses for the quarter ended September 30, 2009 is as follows:

Balance at December 31, 2008      $107,308
Provision for additional losses    370,879
Charge-offs                        (43,359)
                                  --------
Balance at September 30, 2009     $434,828

The total impaired loans, which are loans that are in the foreclosure process or are declared to be in default, were approximately $3,690,000 and $640,000 at September 30, 2009 and December 31, 2008, respectively, which the Company believes is adequately secured by the underlying collateral.

Loans totaling approximately $699,000 and $901,000 exceeded 90 days past due but continued to accrue interest as of September 30, 2009 and December 31, 2008, respectively. The Company believes that continued interest accruals are appropriate because the loans are well-secured, not deemed to be in default and the Company is actively pursuing collection of past due payments.

Real Estate Held for Sale
-------------------------

The Company records real estate held for sale at the estimated fair value, which is net of the expected expenses related to the sale of the real estate.

Revenue Recognition
-------------------

Interest income on mortgage loans receivable and the bond portfolio is recognized as earned. Other income included with interest represents cash received for loan origination fees, which are recognized over the life of the loan as an adjustment to the yield on the loan.

Subsequent Events
-----------------

The Company has evaluated subsequent events through November 13, 2009, the date which the financial statements were issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the condensed financial statements.

Reclassifications
-----------------

The Company made certain reclassifications to the Condensed Statement of Operations for the nine months ended September 30, 2008, to conform to classifications for the nine months ended September 30, 2009. Amortization of loan costs and other costs of approximately $314,000 are reclassified from operating expenses to interest expense in the Condensed Statements of Operations for the nine months ended September 30, 2008. Other income of approximately $21,000 was reclassified from interest and other income to other income in the Condensed Statements of Operations for the nine months ended September 30, 2008. Total stockholders' equity, net income, and cash flows are unchanged due to these reclassifications.

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2009

2.    FAIR VALUE MEASUREMENTS

The Company measures certain financial instruments at fair value in our balance sheets. The fair value of these instruments is based on valuations that include inputs that can be classified within one of the three levels of a hierarchy. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

The fair value of real estate held for sale was based upon the listed sales price less expected realtor commission, which is a Level 3 input. The resulting impairment charges were $95,000 for the nine months ended September 30, 2009.

The following table summarizes the Company's financial instruments that were measured at fair value on a recurring basis:

                                                                   Fair Value
                                                                  Measurement
               September 30, 2009                    Fair Value     Level 3
                                                    -----------   -----------

               Bond portfolio                       $12,052,544   $12,052,544
                                                    ===========   ===========

We determine the fair value of the bond portfolio shown in the table above by comparing it with similar instruments in inactive markets as well as using widely accepted valuation techniques, including, for example, discounted cash flow analysis on the expected cash flows of the bonds. The analysis reflects the contractual terms of the bonds, which are callable at par by the issuer at any time, including the period to maturity and the anticipated cash flows of the bonds and uses observable market-based inputs. Unobservable inputs include our internal credit rating and selection of similar bonds for valuation.

The change in level 3 assets measured at fair value on a recurring basis is summarized as follows:

                                                 Bond Portfolio
                                                 --------------

             Balance at December 31, 2008        $   11,878,937
             Purchases                                  542,948
             Proceeds                                  (369,341)
             Provision for losses                            --
                                                 --------------
             Ending balance September 30, 2009   $   12,052,544
                                                 ==============

3.    MORTGAGE LOANS RECEIVABLE AND BOND PORTFOLIO

At September 30, 2009, the Company had first mortgage loans receivable totaling $31,619,026. The loans bear interest ranging from 5.00% to 10.25% with a weighted average of approximately 8.37% at September 30, 2009.

The Company also had a portfolio of secured church bonds at September 30, 2009, which are carried at fair value. The bonds pay either semi-annual or quarterly interest ranging from 4.00% to 10.45%. The aggregate par value of secured church bonds equaled approximately $12,453,000 at September 30, 2009 with a weighted average interest rate of 7.71%. These bonds are due at various maturity dates through July 2039.

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2009

The contractual maturity schedule for mortgage loans and the bond portfolio as of September 30, 2009, is as follows:

                                               Mortgage Loans   Bond Portfolio
                                               --------------   --------------

  October 1, 2009 through September 30, 2010    $    592,856     $     99,000
  October 1, 2010 through December 31, 2010          607,053          110,000
  2011                                               723,348          530,000
  2012                                               738,034          357,000
  2013                                             1,429,032          665,000
  Thereafter                                      27,528,703       10,691,544
                                                ------------     ------------
                                                  31,619,026       12,452,544
  Less loan loss and bond loss provisions           (434,828)        (400,000)
  Less deferred origination income                  (555,186)              --
                                                ------------     ------------

     Totals                                     $ 30,629,012     $ 12,052,544
                                                ============     ============

The Company currently owns $2,035,000 First Mortgage Bonds issued by St. Agnes Missionary Baptist Church located in Houston, Texas. The total principal amount of First Mortgage Bonds issued by St. Agnes is $13,375,000. St. Agnes defaulted on its payment obligations to bondholders in September 2007. The church subsequently commenced a Chapter 11 bankruptcy reorganization proceeding regarding the three properties that secure the First Mortgage Bonds in November 2007, which was dismissed in September 2008, and the church was subsequently foreclosed upon. The Company, along with all other bondholders, has a superior lien over all other creditors. No accrual for interest receivable from the First Mortgage Bonds is recorded by the Company. The Company has a provision for losses of $400,000 for the First Mortgage Bonds at September 30, 2009, which effectively reduces the bonds to the fair value amount management believes will be recovered. St. Agnes agreed to rent the three properties securing the bonds back from Herring Bank and has agreed to maintain the properties as it seeks either re-financing or a buyer for the properties. The lease was signed in March 2009. Lease payments began in the second quarter of 2009 and are being remitted to bondholders as partial interest payments. The lease payments represent approximately half of the church's monthly debt obligation under the current trust indenture.

4.    SECURED INVESTOR CERTIFICATES

Secured investor certificates are collateralized by certain mortgage loans receivable or secured church bonds of approximately the same value as the certificates. The weighted average interest rate on the certificates was 6.83% at September 30, 2009. Holders of the secured investor certificates may renew certificates at the current rates and terms upon maturity at the Company's discretion. Renewals upon maturity are considered neither proceeds from nor issuance of secured investor certificates. Renewals total approximately $1,082,000 and $788,000 for the nine months ended September 30, 2009 and 2008, respectively. The secured investor certificates have certain financial and non-financial covenants.

The maturity schedule for the secured investor certificates at September 30, 2009 is as follows:

                                                   Secured
                                                  Investor
                                                Certificates
                                               --------------

  October 1, 2009 through September 30, 2010    $  2,999,000
  October 1, 2010 through December 31, 2010          210,000
  2011                                               870,000
  2012                                             1,271,000
  2013                                             1,148,000
  Thereafter                                      14,434,000
                                                ------------

    Totals                                      $ 20,932,000
                                                ============
                                      F-25

                        AMERICAN CHURCH MORTGAGE COMPANY
                Notes to Unaudited Condensed Financial Statements
                               September 30, 2009

In October 2008, the Company filed a registration statement with the Securities and Exchange Commission to offer $20,000,000 worth of Series C Secured Investor Certificates. The offering was declared effective by the SEC on March 30, 2009, and the certificates are being offered in multiples of $1,000 with interest rates ranging from 6.25% to 7.25%, subject to changing market rates, and maturities from 13 to 20 years. The certificates are collateralized by certain mortgage loans receivable and church bonds of approximately the same value. At September 30, 2009, approximately $191,000 Series C certificates had been issued.

5.    LINE OF CREDIT

The Company has a $4,500,000 line of credit with Beacon Bank until September 2010. Advances on the line of credit are available up to $4,500,000, subject to borrowing base limitations, until Beacon Bank participates out the remaining portion of the line of credit up to $8,000,000. Interest on the line of credit is charged monthly at the prime rate with minimum interest of 5.00%. If the prime rate becomes greater than 6.00%, the interest rate will be the prime rate less .50%, subject to a minimum interest rate of 6.00%. The line of credit is secured by a first priority security interest in substantially all of the Company's assets other than collateral pledged to secure the Company's Series A, Series B and Series C Secured Investor Certificates. The line of credit has various financial and non-financial covenants. At September 30, 2009, the interest rate on the line of credit was 5.00% with an outstanding balance of $3,600,000.

6.    TRANSACTIONS WITH AFFILIATES

The Company has an Advisory Agreement with Church Loan Advisors, Inc. (the "Advisor"). The Advisor is responsible for the day-to-day operations of the Company and provides office space and administrative services. The Advisor and the Company are related through common ownership and common management. The Company paid the Advisor management fees of approximately $289,000 and $300,000 during the periods ended September 30, 2009 and 2008, respectively.

7.    FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company's financial instruments, none of which are held for trading purposes, are as follows:

                                           September 30, 2009         December 31, 2008
                                      -------------------------   -------------------------
                                        Carrying        Fair       Carrying        Fair
                                         Amount        Value        Amount         Value
                                      -----------   -----------   -----------   -----------
      Cash and equivalents            $   156,874   $   156,874   $   271,373   $   271,373
      Accounts receivable                 160,679       160,679       141,821       141,821
      Interest receivable                 157,860       157,860       154,466       154,466
      Mortgage loans receivable        30,629,012    30,618,905    32,564,037    33,469,004
      Bond portfolio                   12,052,544    12,052,544    11,878,937    11,878,937
      Secured investor certificates    20,932,000    21,750,723    21,638,000    23,341,297

The fair value of the mortgage loans receivable is currently less than the carrying value as the portfolio is currently yielding a lower rate than similar mortgages with similar terms for borrowers with similar credit quality. The credit markets in which we conduct business have experienced an increase in interest rates resulting in the fair value of the mortgage loans falling during the nine months ended September 30, 2009. We determine the fair value of the bond portfolio shown in the table above by comparing with similar instruments in inactive markets as well as using widely accepted valuation techniques, including, for example, discounted cash flow analysis on the expected cash flows of the bonds. The analysis reflects the contractual terms of the bonds, which are callable at par by the issuer at any time, including the period to maturity and the anticipated cash flows of the bonds and uses observable and unobservable market-based inputs. Unobservable inputs include our internal credit rating and selection of similar bonds for valuation. The fair value of the secured investor certificates is currently greater than the carrying value due to higher interest rates than current market rates.

                                    Exhibit A
                                    ---------

                                               ---------------------------------------------------------------------------------

[LOGO]     AMERICAN INVESTORS GROUP, INC.      Account Application                                    Account Number:
                                               [ ] New Account (Check One)                            _______________________
             10237 Yellow Circle Drive         [ ] Update                    Years Known:______
               Minnetonka, MN 55343
                                               ---------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
1.    Account Registration: (Check One):
--------------------------------------------------------------------------------------------------------------------------------

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[ ] Individual              [ ] Joint Tenants with Rights of Survivorship       [ ] Corporate*                [ ] Non-Profit*
[ ] Custodial               [ ] Community Property                              [ ] Partnership*              [ ] Trust*
[ ] Investment Club*        [ ] Pension/Profit Sharing Plan*                    [ ] Sole Proprietorship*      [ ] Estate*
[ ] IRA*                    [ ] Joint Tenants in Common (50%/50% unless otherwise noted ____% ____%)          [ ] TOD/POD
* Additional Paperwork May Be Required
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2.    Account Registration:
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________________________________________________________________________________________________________________________________
Full Legal Name: Individual/Corporation/Trust/IRA Trustee                                            Social Security Number

________________________________________________________________________________________________________________________________
Full Legal Name: Co-Applicant/Minor/Trustees                                                         Social Security Number

________________________________________________________________________________________________________________________________
Home Address: (P.O. Box Unacceptable)                         City            State          Zip         Length at Residence

________________________________________________________________________________________________________________________________
Alternate Mailing Address (P.O. Box Acceptable)               City            State          Zip

_____________________         ____________________________      _______________________      ___________________________________
Date of Birth                 Date of Birth (Co-Applicant)      Daytime Phone                Evening Phone

______________________________       __________________________________________________      ___________________________________
Fax Number                           E-mail Address                                          Name of your Bank

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3.    Customer Identification Program (CIP)
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To help the United States fight the funding of terrorism  and money  laundering  activities,  Federal law requires us to obtain, verify and record information that identifies each person who opens an account with us.

Individuals:  [ ] Driver's License [ ] Govt. or State Issued I.D. [ ] Passport   Entities:  [ ] Trust Agreement Dated: _______

Issuer: ______________________________________________________________________              [ ] Articles of Incorporation

I.D. Number: _________________________________________________________________              [ ] Partnership Agreement

Date of Issuance: _______________  Date of Expiration ________________________   Other: _____________________________________

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4.    Investor Information
--------------------------------------------------------------------------------------------------------------------------------

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Marital Status: [ ] Single [ ] Married [ ] Divorced [ ] Widowed Number of Dependents: __________ U.S. Citizen? [ ] Yes [ ] No*

Employment Information:  (Please specify if unemployed,  retired, homemaker or student. If unemployed or retired please indicate your former occupation)

________________________________________________________________________________________________________________________________
Employer (If self-employed, please specify name of business.)                             Occupation or former Occupation

____________________________
Length of current Employment

Co-Applicant's Employment Information:  (Please specify if unemployed,  retired,  homemaker or student. If unemployed or retired please indicate your former occupation)

________________________________________________________________________________________________________________________________
Employer (If self-employed, please specify name of business.)                            Occupation or former Occupation

____________________________
Length of Current Employment

Office Use Only: ACCT.#: _______ CONS. ACCT #: ________ LAST NAME: _____________
FIRST NAME: ___________ REP NO. ________ REP. LAST NAME: ________________

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                                                                                       American Investors Group, Inc. (10/07/03)

                                                   -----------------------------------------------------------------------------

[LOGO]        AMERICAN INVESTORS GROUP, INC.         Account Application                              Account Number:
                                                     [Continued]                                      ___________________

                10237 Yellow Circle Drive          -----------------------------------------------------------------------------
                  Minnetonka, MN 55343

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4.    Investor Information (Continued):
--------------------------------------------------------------------------------------------------------------------------------

Investment Objectives  [Check all that apply]:

[ ] Capital Preservation: Preserving the value of your existing assets by investing in securities with a smaller degree of risk of loss of principal.

[ ] Income: Generating current income rather than generating capital appreciation.

[ ] Growth: Generating capital appreciation by investing in securities with a higher degree of volatility and risk of loss of principal, which will generate little if any current income.

[ ] Speculation: Trading volatile securities with a higher than average possibility of loss of principal with the hope of achieving significant capital appreciation.

Financial Information - Primary Applicant:  [ ] Check Here If You Are Combining Financial Information
--------------------------------------------------------------------------------------------------------------------------------
                                                                                       Estimated Liquid Net Worth
   Investment Experience                                                                   (Cash, Bank C.D.'S,
      (# of Years)               Estimated Annual Income     Estimated Net Worth           Liquid Securities)       Tax Bracket
--------------------------------------------------------------------------------------------------------------------------------
[ ] Stocks               _____   [ ] Under $25,000         [ ] Under $50,000           [ ] Under $50,000            [ ] 10%
[ ] Bonds                _____   [ ] $25,001 - $50,000     [ ] $50,000 - $100,000      [ ] $50,000 - $100,000       [ ] 15%
[ ] Mutual Funds         _____   [ ] $50,001 - $75,000     [ ] $100,001 - $150,000     [ ] $100,001 - $150,000      [ ] 25%
[ ] Municipal Bonds      _____   [ ] $75,001 - $100,000    [ ] $150,001 - $250,000     [ ] $150,001 - $250,000      [ ] 28%
[ ] Limited Partnerships _____   [ ] $100,001 - $175,000   [ ] $250,001 - $500,000     [ ] $250,001 - $500,000      [ ] 33%
                                 [ ] $175,001 - $250,000   [ ] $500,001 - $1,000,000   [ ] $500,001 - $1,000,000    [ ] 35%
                                 [ ] $250,001 - $500,000   [ ] Over $1,000,000         [ ] Over $1,000,000
                                 [ ] Over $500,001
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Financial Information - Co-Applicant (If Applicable):

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       Estimated Liquid Net Worth
   Investment Experience                                                                   (Cash, Bank C.D.'S,
      (# of Years)               Estimated Annual Income     Estimated Net Worth           Liquid Securities)       Tax Bracket
--------------------------------------------------------------------------------------------------------------------------------
[ ] Stocks               _____   [ ] Under $25,000         [ ] Under $50,000           [ ] Under $50,000            [ ] 10%
[ ] Bonds                _____   [ ] $25,001 - $50,000     [ ] $50,000 - $100,000      [ ] $50,000 - $100,000       [ ] 15%
[ ] Mutual Funds         _____   [ ] $50,001 - $75,000     [ ] $100,001 - $150,000     [ ] $100,001 - $150,000      [ ] 25%
[ ] Municipal Bonds      _____   [ ] $75,001 - $100,000    [ ] $150,001 - $250,000     [ ] $150,001 - $250,000      [ ] 28%
[ ] Limited Partnerships _____   [ ] $100,001 - $150,000   [ ] $250,001 - $500,000     [ ] $250,001 - $500,000      [ ] 33%
                                 [ ] $150,001 - $250,000   [ ] $500,001 - $1,000,000   [ ] $500,001 - $1,000,000    [ ] 35%
                                 [ ] $250,001 - $500,000   [ ] Over $1,000,000         [ ] Over $1,000,000
                                 [ ] Over $500,001
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5.    Account Agreement (Please read and sign)
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Certification of Taxpayer ID Number  (Substitute  W-9): Under penalty of perjury,  you certify that (1) the number shown on this form is your correct taxpayer identification number and (2) you are not subject to backup withholding because (i) you are exempt from backup withholding, or (ii) you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding  as a result of a failure to report all  interest and  dividends,  or (iii) the IRS has notified you that you are no longer subject to backup withholding and (3) you are a U.S. person (including a U.S. resident alien).

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Arbitration Agreement:  The customer agrees, and by carrying an account for the customer,  American Investors Group, Inc. agrees that all controversies which may arise between us concerning any transaction or the construction, performance, or breach of this or any other  agreement  between us pertaining to securities,  whether  entered into prior, on or subsequent to the date hereof, shall be determined by arbitration.  Any arbitration under this agreement shall be conducted pursuant to the federal arbitration act before  the  National  Association  of  Securities  Dealers,  Inc.  in  accordance  with the rules  then  prevailing  at the organization.  Both parties agree that (i)  arbitration is final and binding on the parties.  (ii) The parties are waiving their right to seek remedies in court,  including the right to jury trial. (iii)  Pre-arbitration  discovery is generally more limited than and different from court

Proceedings. (iv) The arbitrators' award is not required to include factual findings or legal reasoning and the party's right to appeal or seek  modification  of rulings by the  arbitrators is strictly  limited.  (v) The panel of arbitrators  will typically include a minority of arbitrators who were or are affiliated with the securities industry.

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x ____________________________________________________________   x _____________________________________________________________
  Applicant's Signature                        (Date)              Co-Applicant's Signature                      (Date)

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                                                       FOR BROKER USE ONLY

Rep Last Name: _________________   Rep #: __________________

x ____________________________________________________________   x _____________________________________________________________
  Registered Representative Signature          (Date)              Principal's Signature                         (Date)

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Office Use Only: ACCT.#: ____________________ CONS. ACCT #: _______________  LAST NAME: ___________________________
FIRST NAME: _______________________ REP NO. ____________ REP. LAST NAME: __________________________

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                                                                                       American Investors Group, Inc. (10/07/03)

                        American Church Mortgage Company
                   Subscription Agreement for Kansas Residents

      To purchase Series C Secured Investor Certificates, and you are a Kansas resident, please complete this Subscription Agreement, which is a part of the Account Application, and write a check made payable to "American Church Mortgage Company" or to "American Investors Group, Inc." as applicable. Send the entire Account Application, including this Subscription Agreement, with your check along with any other documents in the envelope provided. We will return your copy to you once your Account Application has been reviewed and accepted.

      You should purchase certificates only if you are prepared to hold the certificates until maturity, only if you have significant financial means and only if you have no immediate need for liquidity of your investment. We have established financial suitability standards for investors desiring to purchase certificates. You must purchase at least $1,000 worth of certificates. Please also note that the Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in our Certificates and other similar investments to not more than 10% of your liquid net worth. Liquid net worth is defined as that portion of your total net worth (total assets minus totally liabilities) that is comprised of cash, cash equivalents and readily marketable securities. If you have any questions regarding this form, please contact your account representative or our customer service department at 1-800-815-1175.

-----------------------------------------------------------
Investor Name(s)/Entity Name(s) (print)

-----------------------------------------------------------

      THE UNDERSIGNED acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:

  [ ]   (A)   Acknowledges  receipt,  not less than five (5) business days prior
Initial       to the signing of this Subscription  Agreement,  of the Prospectus of the Company relating to the Certificates, wherein the terms and conditions  of the  offering of the  Certificates  are  described, including  among other things,  the  restrictions on ownership and
              transfer   of   Certificates,   which   require,   under   certain
              circumstances, that a holder of Certificates shall give written notice and provide certain information to the Company.

  [ ]   (B)   The arbitration agreement included in the Account Application does
Initial       not  preclude  investors  from  contacting  the Kansas  Securities
              Commissioner with respect to compliance with Kansas securities laws or regulations in relation to a dispute or problem with an investment or their account.

  [ ]   (C)   Represents  that I (we)  either:  (i) have a net worth  (excluding
Initial       home, home  furnishings  and  automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or
              (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; and have considered the recommendation of the Office of the Kansas Securities Commissioner above with respect to limiting my (our) aggregate investment to not more than 10% of my (our) liquid net worth; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

  [ ]   (D)   Represents  that the investor is purchasing the  Certificates  for
Initial       his  or  her  own  account  and  if  I  am  (we  are)   purchasing
              Certificates  on behalf  of a trust or other  entity of which I am
              (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

  [ ]   (E)   Acknowledges  that the  Certificates  are not liquid,  there is no
Initial       current market for the  Certificates  and the investors may not be able to sell the securities.

  [ ]   (F)   If an employee or affiliate of the  Company,  represents  that the
Initial       Certificates are being purchased for investment  purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

----------------------------------------   -------------------------------------
Signature -- Investor                      Date

----------------------------------------   -------------------------------------
Signature -- Co-Investor (If Applicable)   Authorized Signature (Custodian or
                                           Trustee If Applicable)

If a subscription is rejected, the Company will promptly refund to the investor the consideration paid for the certificates without deduction or interest. You may rescind your purchase of certificates for up to five (5) business days after you receive a final prospectus.

                                    Exhibit B
                                    ---------

                         STATE SUITABILITY REQUIREMENTS

If you are a resident of one of the states listed below, you must be able to represent that you meet the financial suitability requirements for the state in which you live to invest in the Series C Secured Investor Certificates being offered by American Church Mortgage Company. The investment firms that solicit purchases are required by law to ask you whether you meet these requirements to determine whether a purchase of the certificates is suitable for you. Kansas residents will also be required to complete the Subscription Agreement that is part of the Account Application.

IF YOU ARE A RESIDENT OF ONE OF THE STATES BELOW, YOU MUST SATISFY THE NET WORTH REQUIREMENT OR THE COMBINED NET WORTH- NET INCOME REQUIREMENT SET FORTH OPPOSITE THE STATE. When considering the net worth standards, you cannot include the value of your home, furnishings and automobiles.

--------------------------------------------------------------------------------
                                ALTERNATIVE 2
             ALTERNATIVE 1    NET INCOME + NET      MINIMUM        MAXIMUM
  STATE        NET WORTH           WORTH          INVESTMENT      INVESTMENT
--------------------------------------------------------------------------------
Idaho        $     250,000   $70,000 net income   N/A          N/A
                             PLUS $70,000 net
                             worth

--------------------------------------------------------------------------------
Iowa         $     250,000   $70,000 net income   N/A          10% of Net Worth
                             PLUS $70,000 net
                             worth

--------------------------------------------------------------------------------
Kansas       $     250,000   $70,000 net income   N/A          It is recommended
                             PLUS $70,000 net                  that Kansas
                             worth                             investors limit
                                                               their investment
                                                               to no more than
                                                               10% of their
                                                               liquid net worth.

--------------------------------------------------------------------------------
Washington   $     250,000   $70,000 net income   N/A          N/A
                             PLUS $70,000 net
                             worth
--------------------------------------------------------------------------------

================================================================================

Prospective investors may rely only on the information contained in this prospectus. Neither American Church Mortgage Company nor the Underwriter has authorized anyone to provide any other information. This prospectus is not an offer to sell to - nor is it seeking an offer to buy securities from - any person in any jurisdiction in which it is illegal to make an offer or solicitation. The information here is correct only on the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

                                TABLE OF CONTENTS

Prospectus Summary .......................................................     3
Risk Factors .............................................................     9
Who May Invest ...........................................................    16
Use of Proceeds ..........................................................    17
Compensation to Advisor and Affiliates ...................................    18
Conflicts of Interest ....................................................    20
Distributions ............................................................    22
Capitalization ...........................................................    24
Selected Financial Data ..................................................    25
Management's Discussion and Analysis of Financial Condition and Results of
   Operations ............................................................    26
Our Business .............................................................    32
Management ...............................................................    48
Executive Compensation and Equity Compensation Plans; Director
   Compensation ..........................................................    51
Security Ownership of Certain Beneficial Owners and Management and Related
   Stockholder Matters ...................................................    52
Certain Relationships and Related Transactions and Director
   Independence ..........................................................    53
The Advisor and Our Advisory Agreement ...................................    54
Material Federal Income Tax Consequences Associated with the
   Certificates ..........................................................    56
Qualification as a REIT for Federal Income Tax Purposes ..................    57
ERISA Considerations .....................................................    58
Description of Capital Stock .............................................    59
Description of the Certificates ..........................................    60
Summary of the Organizational Documents ..................................    67
Plan of Distribution .....................................................    70
Commission Position on Indemnification for Securities Act Liabilities ....    71
Legal Matters ............................................................    72
Experts ..................................................................    72
Additional Information ...................................................    72
Index to Financial Statements ............................................   F-1

All dealers effecting transactions in the securities offered by this prospectus, whether or not participating in the offering, may be required to deliver a prospectus. Dealers may also be required to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.

================================================================================

================================================================================

                               [LOGO]     American Church
                                         Mortgage Company

                  $20,000,000 of Series C Investor Certificates

                                ----------------

                                   PROSPECTUS

                                ----------------

                         American Investors Group, Inc.

                                 January 7, 2010

================================================================================